As filed with the Securities and Exchange Commission on October 17, 2014

Registration No. 333-193058

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PRINCIPAL SOLAR, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	4911 (Primary Standard Industrial Classification Code)	27-3096175 (I.R.S. Employer Identification No.)

2700 Fairmount

Dallas, Texas 75201

(855) 774-7799

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Michael Gorton

Chief Executive Officer

2700 Fairmount

Dallas, Texas 75201

(855) 774-7799

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Copies to:

Grant Seabolt, Esq.	David M. Loev
5307 E. Mockingbird Lane	John S. Gillies
5th Floor	The Loev Law Firm, PC
Dallas, Texas 75206	6300 West Loop South, Suite 280
Phone: (214) 871-5079	Bellaire, Texas 77401
Fax: (214) 347-0578	Phone: (713) 524-4110
Fax: (713) 524-4122

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large Accelerated filer ☐	Accelerated Filer ☐
Non-Accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Per Share Offering Price (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common stock, $0.001 par value per share (3)	3,217,870	$1.15	$3,700,551	$476.63	(4)
Total	3,217,870	$1.15	$3,700,551	$476.63	(4)

(1)

In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the last reported sale price for the common stock as reported on the OTC Pink® market on April 30, 2014.

(3)

This Registration Statement covers the resale (the “Resale”) of an aggregate of 3,217,870 shares of our common stock owned by 104 selling stockholders identified below. The Company will not receive any proceeds from the Resale.

(4)	Previously paid in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission on December 23, 2013.

The Registrant hereby amends its Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 20, 2014

PROSPECTUS

Principal Solar, Inc.

RESALE OF

3,217,870 SHARES OF COMMON STOCK

Initial Public Offering

The selling stockholders listed beginning on page 90 may offer and sell up to 3,217,870 shares of the common stock of Principal Solar, Inc. (the “Company”, “we” and “us”) under this Prospectus for their own account.

Our common stock is currently quoted on the OTC Pink® market maintained by OTC Markets Group, Inc. under the symbol “PSWW”; however, our securities are currently highly illiquid, and subject to large swings in trading price, and are only traded on a sporadic and limited basis. As a result, you should not expect to be able to resell your common stock regardless of how we perform and, if you are able to sell your common stock, you may receive less than your purchase price.  As a result of these factors, an investment in our common stock is not suitable for investors who require short or medium term liquidity.

The Selling Stockholders will sell at a fixed price of $1.50 per share until our common stock is quoted on the Over-the-Counter Bulletin Board, OTCQB or traded on a national securities exchange and thereafter at prevailing market prices, or privately negotiated prices. We intend to arrange for a registered broker-dealer to apply to have our common stock listed on a national securities exchange or to quote our common stock on the OTCQB market maintained by OTC Markets Group, Inc., depending upon our qualifications at the time, in the future. There is no assurance, however, that our common stock will ever be listed on a national securities exchange or quoted on the OTCQB. As a reporting company subsequent to the effectiveness of the registration statement of which this Prospectus is a part, we will file annual, quarterly, and current reports and other information about us with the SEC, as required.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended.  “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 11 to read about the risks you should consider before buying shares of our common stock.  An investment in our common stock is not suitable for all investors.  We intend to continue to issue common stock after this offering and, as a result, your ownership in us is subject to dilution.

This Prospectus contains important information that a prospective investor should know before investing in our common stock.  Please read this Prospectus before investing and keep it for future reference.  As a reporting company subsequent to the effectiveness of the registration statement of which this Prospectus is a part, we file annual, quarterly and current reports and other information about us with the SEC, as required. This information will be available free of charge by contacting us at 2700 Fairmount, Dallas, Texas 75201 or by telephone at (855) 774-7799.  The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire Prospectus and any amendments or supplements we provide carefully.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, information contained in this Prospectus concerning our industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management. Management estimates are derived from publicly-available information released by independent industry analysts and third party sources, as well as data from our internal research, and are based on assumptions made by us using data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this Prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors.”

For investors outside the United States: we have not taken any action to permit a public offering of the shares of our common stock or the possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this Prospectus.

FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning. Forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially.

You should read the matters described in “Risk Factors” beginning on page 11 and the other cautionary statements made in this Prospectus as being applicable to all related forward-looking statements wherever they appear in this Prospectus. We cannot assure you that the forward-looking statements in this Prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Prospectus completely.

Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

With respect to any forward-looking statement that includes a statement of its underlying assumptions or basis, we caution that, while we believe such assumptions or basis to be reasonable and have formed them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material depending on the circumstances. When, in any forward-looking statement, we or our management express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by applicable law, including the securities laws of the United States and/or if the existing disclosure fundamentally or materially changes, we do not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect unanticipated events that may occur.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. You should carefully read all information in the Prospectus, including the financial statements and their explanatory notes, under the Financial Statements and the risks of investing in our common stock as discussed under "Risk Factors" prior to making an investment decision. In this Prospectus, the terms "we," "us," "our," "Company," “PSWW”, “PSI”, and “Principal Solar” refer to Principal Solar, Inc., a Delaware corporation and its subsidiaries.

Organization

Principal Solar, Inc. is the successor company to Kupper Parker Communications, Inc. (“KPCG”), having been created in March 2011 through a reverse merger undertaken pursuant to an Exchange Agreement dated as of March 15, 2011 between Principal Solar, Inc. (a Texas corporation, “Principal Solar Texas”) and KPCG. Upon completion of the transactions contemplated by the Exchange Agreement as described in more detail below, KPCG’s name was changed to “Principal Solar, Inc.” (see also “Description of Business” – “Organizational History”, below for a more detailed description of the Company’s organizational history).

Principal Solar Texas was incorporated in Texas in July 2010 (“Principal Solar Texas”). Effective as of March 7, 2011, the Company, Principal Solar Texas, the shareholders of Principal Solar Texas who included certain of our officers and directors (as described in greater detail below under “Certain Relationships and Related Transactions”), and Pegasus Funds LLC (the then holder of certain shares or our preferred stock) entered into an Exchange Agreement.  Pursuant to the Exchange Agreement, the shareholders of Principal Solar Texas exchanged all 10,595,389 shares of that company’s outstanding common stock for 10,595,389 newly issued shares of the Company, constituting approximately 82% of the Company’s post-exchange outstanding shares and Pegasus Funds LLC exchanged its preferred stock for 2,138,617 shares of the Company’s common stock (the “Preferred Stock Exchange”). Immediately subsequent to the consummation of the transactions contemplated by the Exchange Agreement, including, but not limited to a 1:40 reverse stock split (the “Reverse Split”, effective with FINRA on May 25, 2011), the stockholders of the Company prior to the Exchange Agreement held 157,322 shares of our common stock, representing approximately 1.25% of our outstanding common stock.  Subsequent to the closing of the Exchange in April 2011, we merged Principal Solar Texas into the Company with the Company surviving the merger.  Unless otherwise stated or the context would require otherwise, all share amounts disclosed throughout this Prospectus retroactively take into account the Reverse Split.

The Exchange is described in greater detail below under “Description of Business” – “Organizational History” – “Exchange Agreement”.

Business

The Company is in a fast growing segment of the global energy industry and, as of June 30, 2014, had approximately $66,000 of cash on hand, and has generated only approximately $820,000 of total revenues since the Company’s change in business focus in connection with the Exchange Agreement, and there remain questions about the Company’s ability to continue as a going concern.

Based on the knowledge, expertise and operational experience of our technical and management team, as well as our focus on photovoltaic ("PV") generation facilities, we believe we have a team in place that can grow our operations and to potentially become one of the most significant players in the renewable energy sector.

Our primary objective is to build a significant, innovative and valuable solar company. We are currently employing our business expertise, our Board of Directors, advisory team and employee expertise with the goal of accelerating growth in an industry that we believe is ripe for consolidation today based upon our management’s observation that the solar industry has many unrelated participants (i.e., that it is "fragmented"), our observation of the industry's rapid expansion and growing acceptance of solar generation, and the observable declining costs for solar panels and inverters. These observations have caused us to believe the solar industry is on the brink of building very large-scale projects in the next two to three years due to the number of projects currently proposed. Each of these observations is described in greater detail below under "Industry". Already underway, the Company plans to:

1.	Aggregate the large community of fragmented solar entities in an accelerating acquisition strategy with the goal of creating a large balance sheet of solar electricity generation.
2.

Establish thought leadership by networking with, in the view of our management, some of the best-known and highly regarded individuals in the sector, who author white papers, define standards and host webinars at www.PrincipalSolarInstitute.org.

3.

Develop new commercial utility-scale solar projects leveraging our existing partnerships and relationships and those of our Board members and advisors, many of whom have spent decades in management roles within the traditional utility or energy industries, to make introductions to solar project developers, financiers, and utility industry executives with whom we hope to negotiate power purchase agreements, interconnection agreements, and other agreements.

4.

Build an entity capable of creating innovative large-scale solar projects by hiring capable and experienced engineers and engaging developers experienced in the design and construction of large-scale solar projects, both domestically and abroad; by hiring capable executives in accounting, legal, real estate, etc., necessary to manage such an endeavor; and by obtaining financing from commercial banks, non-bank lenders (assuming such financing is available), and one or more public or private offerings of our equity securities in combination sufficient to fund the project. We expect such financing needs could fall within the range of $1.5 to $2.0 billion, which funding may not be available on favorable terms, if at all.

To date, we have completed the acquisition of four entities (including three solar power production companies).  We have begun to create what we call the “world’s first distributed solar utility” - although there are many individual solar projects in operation throughout the world, we don’t believe that anyone has previously attempted to bring together multiple, disparate, geographically diverse solar projects under common ownership thereby building a complete utility-scale solar power generation company. Our business plan begins with a rollup strategy.  We are in the process of acquiring cash flow positive solar assets from around the country with the goal of consolidating those assets into a distributed generation business. We utilize a partnership strategy that leverages creative deal making expertise and our team of energy industry personnel with significant experience in the industry.

Our strategy is to couple fifty years of electric utility expertise with business expertise, entrepreneurial innovation, financial know-how and solar engineering to create a new era in electricity generation. The Company hopes to become the recognized leader in solar energy delivery by consolidating a significant share of the fragmented solar market to gain significant momentum and, when grid parity (i.e., solar power being as expensive if not cheaper than traditionally generated energy) has arrived, building large scale projects with an ultimate goal of generating gigawatts (billions of watts or "GW") of cost effective, clean electricity with the goal of stabilizing electrical prices and preserving natural resources.

Acquisitions

As of the date of this Prospectus, the Company has completed the acquisition of three solar power production facilities amounting to just under 3,200 kilowatts ("KW").  Moving forward, management plans to negotiate with entities that manage and own projects in the 10 megawatt (ten million watts or "MW") range up to 100 MW. As the assets under Company management increase, the Company hopes that its resources and market momentum, as well as its access to additional capital once public, will enable the acquisition of larger entities.

White Papers, Standards and Thought Leadership

Over the past two years, via the acquisition and expansion of the Principal Solar Institute (www.PrincipalSolarInstitute.org)(the Company’s industry website), the Company has become one of the most prolific authors in the solar industry. The Company has produced multiple white papers and dozens of articles on solar and solar-related topics. The Institute also regularly hosts industry experts to conduct valuable and relevant webinars. The long-term goal is to publish an authoritative library of papers and webinars, which will represent a single source and resource for understanding the solar industry. In the fall of 2012, the Company launched the Principal Solar Ratings System, an industry-first ratings system that allows easy, unbiased, comprehensive analysis and comparison of photovoltaic modules and solar power generation systems. The Institute built the Ratings system by bringing together a standards committee consisting in the view of our management, of some of the best-known and highly regarded individuals in the sector.

Construction of Commercial Distributed Generation ("DG") Facilities.

Contemporaneous with the on-going acquisition phase of the Company’s growth plan, the Company hopes to selectively and opportunistically build, own and operate solar photovoltaic production facilities based on management’s contacts as well as via the relationships and pipeline of partners.

The Company plans to target large commercial enterprises whose facilities can accommodate at least 1 MW of solar on their property and/or offer significant promotional impact for the Company through the target’s well-known brand in its community.

Gigawatt Scale Projects.

Solar energy does not become a serious contender in the industry until power plants can be built which compete with traditional power generation.  In order to compete, electricity produced must be priced so that larger plants makes sense, and, just as important, there must be demonstrable evidence from an engineering perspective, that larger plants which can withstand the forces of mother nature for extended periods. Construction on a gigawatt scale must be an engineering project with the ultimate goal of saving critical natural resources and more importantly, dollars.  The Company will promote solar energy’s inherent, long-term strategic advantage to generate electricity in a more reliable and redundant distributed mode with the goal of fundamentally mitigating electricity disruptions (brown outs, black outs) that often plague a highly centralized mode of generation (such as we have today in the US).  The Company anticipates that each GW scale project will cost approximately $1.70 to $1.80 per watt to construct or approximately $1.70 to $1.80 billion per GW.

The Company has built its management team and Board around the belief that grid parity will happen within the next few years. Pursuant to a report published by GBI Research report, “Solar Photovoltaics Power Market to 2020” (October 2012), grid parity in the United States (on average) will occur between 2014 and 2017. We believe that the desert southwest will become a major resource for the supply of affordable energy to the United States.  Company engineering and management has already begun working with its Board of Directors, advisors and legal team to design its very large-scale projects. The desert southwest has the highest number of days with sunshine in the U.S. It is important to note that a 10 megawatt facility (for example) would cost roughly the same amount in New York as it would in the desert southwest, but the facility in the desert would be exposed to more sunshine and would thus generate more electricity and more revenue.

How a Solar Energy System Works:

1.

Solar photovoltaic panels are installed (sometimes mounted on a commercial building’s roof and sometimes at a standalone location chosen to be a power generation plant), where the panels collect energy from the sun in the form of direct current ("DC") electricity.

2.	The direct current electricity is then converted by an inverter into alternating current ("AC") electricity and sold back to the local or regional power utility.

3.

The AC electricity can be fed directly into the commercial building itself, for use by the tenant and/or owner of the building, similar to its use by the local electricity provider or in the case of a power generation plan, fed directly into the power grid. Since the solar energy system works in tandem with the electricity provider, the commercial user will continue to get electricity from the provider when the user needs more than the solar energy system can provide (e.g. during overcast weather and at night, when the PV panel cannot collect energy from the sun).

Summary Business Plan

As described above (and in greater detail below under “Description of Business”), our business plan is to acquire, build, own and operate profitable, large-scale solar generation facilities while also creating a website which is a focal point for solar vendors and buyers.  Implementation of the final development and construction phase of our business plan depends on the cost of solar continuing to drop to the point where PV is cost competitive with traditional power generation and the 20 year economic model favors solar.

We need to raise approximately $5,000,000 of additional funding to satisfy our cash requirements for the next 24 months (as described in greater detail below under “Management's Discussion and Analysis of Financial Condition and Results of Operations” – “Plan of Operations”.  Because we do not develop new products, no new cash will be required for product development. Accomplishing this four-pronged approach will require significant capital.  From time-to-time, the Company enters into discussions with various parties regarding non-binding letters of intent; however, each non-binding letter of intent remains subject to significant uncertainties including, among other things, completion of due diligence and arranging both debt and equity financing with third-parties and we have not entered into any definitive agreements in connection with any such letters of intent and we can provide no assurances that the transactions contemplated thereby will be completed, nor are any such transactions currently ‘probable’. We hope to acquire these assets with a combination of debt from banking institutions and equity from investors.

Moving forward, after the registration of which this Prospectus is a part is declared effective by the Securities and Exchange Commission, we plan to seek out debt and/or equity financing to pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission and to affect our plan of operations, however, we do not currently have any specific plans to raise such additional financing at this time.  The sale of additional securities, if undertaken by the Company and if accomplished, may result in dilution to our stockholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

Penny Stock Rules

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended.  “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Emerging Growth Company

We are and we will remain an "emerging growth company" as defined under The Jumpstart Our Business Startups Act (the “JOBS Act”), until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

As an "emerging growth company", we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

Risks Relating to Our Business and Our Industry

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this Prospectus Summary. Some of these risks include risks associated with:

•     Our need for additional funding;

•     The inability to obtain additional funding;

•     Our ability to grow and compete;

•     Our ability to continue as a going concern;

•     The fact that we are a former “shell company”;

•     Risks associated with the JOBS Act;

•     Our lack of operating history;

•     Risks associated with future acquisitions;

•     Our dependence on key executives;

•     Severance pay provided under employment agreements;

•     The voting control of our officers and directors;

•     Our ability to manage our growth;

•     Required indemnification of officers and directors;

•     Failure to respond to change in our industry;

•     Delays, cost overruns and difficulties in connection with our facilities;

•     General risks associated with the solar energy industry;

•     Dependence on third-party suppliers;

•     Reductions or eliminations of government subsidiaries;

•     Changes in government regulations affecting our operations;

•     The high cost of financing;

•     Competition in our industry;

•     Costs associated with environmental obligations and liabilities;

•     Our ability to obtain and maintain long-term contracts;

•     The illiquid, sporadic and volatile market for our common stock;

•     Penny stock rules and regulations;

•     Dilution to stockholders in connection with our issuance of additional shares;

•     Risks associated with secondary trading of our stock;

•     Costs associated with being a fully-reporting company; and

•     Our ability to issue blank check preferred stock.

Glossary

Incorporated by reference as Exhibit 99.1 to the Registration Statement of which this Prospectus is a part, is a glossary of certain terms, abbreviations and definitions used throughout this Prospectus.

Summary of the Offering

Common Stock Offered:	3,217,870 shares

Common Stock Outstanding Before the Offering:	20,373,227 shares

Common Stock Outstanding After the Offering:

20,373,227 shares

All of the common stock to be sold under this Prospectus will be sold by existing stockholders and represents already outstanding shares of our common stock.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders in this offering.

Need for Additional Financing:

The Company anticipates the need for approximately $5,000,000 of additional funding over the next 24 months (as described in greater detail below under “Management's Discussion and Analysis of Financial Condition And Results of Operations”, below), which includes $800,000 and funds required to pay its expenses associated with being a fully reporting company over the next 24 months.  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of our Registration Statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.

Risk Factors:	See “Risk Factors” and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Trading Symbol:	Our common stock is quoted on the OTC Pink® market under the symbol "PSWW."

Limited Market:

The market for our common stock is highly volatile, sporadic and illiquid as discussed in more detail below, under the heading "Risk Factors." We can provide no assurance that there will be a market for our securities in the future. If in the future market does exist for our securities, it is likely to be highly illiquid and sporadic.

Address:	2700 Fairmount, Dallas, Texas 75201

Telephone Number:	(855) 774-7799

Principal Websites:

www.PrincipalSolar.com and www.PrincipalSolarInstitute.org. The information on, or that may be accessed through, our websites is not incorporated by reference into this Prospectus and should not be considered a part hereof.

General Information About This Prospectus

Unless otherwise noted, throughout this Prospectus the number of shares of our common stock to be outstanding following this offering is based on 20,373,227 shares of our common stock outstanding as of October 17, 2014. It does not include:

•	2,843,341 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.16 per share;

•	warrants to purchase 2,350,368 shares of our common stock at an exercise price of $1.00 per share; or

•	21,018 shares of common stock reserved for future issuance under a pool of options approved by the Board of Directors.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this Prospectus, including the financial statements and their explanatory notes before making an investment decision.

Summary of Financial Data

The following summary financial information includes balance sheet and statement of operations data derived from our audited financial statements and data from our unaudited quarterly statements contained herein. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and are derived from the financial statements and accompanying notes included in this Prospectus.

SUMMARY FINANCIAL DATA

The following tables set forth, for the periods and dates indicated, our summary financial data.. The results included here are not necessarily indicative of future performance.

	Six Months Ended June 30
	2014	2013

Revenues	$500,606	$102,603
Cost of revenues	282,122	53,253
Gross profit (loss)	218,484	49,350
Operating expenses:
General and administrative expenses	999,588	1,227,535
Operating loss	(781,104)	(1,178,185)
Other expense	220,440	158,135
Loss before provision for income tax	(1,001,544)	(1,336,320)
Provision for state income taxes	300	926
Less: Income attributable to noncontrolling interest in subsidiary	20,422	-
Net loss attributable to common stockholders	$(1,022,226)	$(1,337,246)
Net loss per share - basic and diluted	$(0.05)	$(0.09)
Weighted average shares outstanding - basic and diluted	19,298,171	15,157,022

	As of
	June 30, 2014	December 31, 2013
Balance Sheet Data:
Cash and equivalents	$85,703	$122,533
Solar arrays at cost, net	6,829,563	6,984,936
Total assets	7,840,342	7,433,979
Total debt (1)	6,247,761	5,831,560
Total liabilities	8,293,657	7,604,806
Total stockholders’ deficit	$(453,315)	$(170,827)

(1) Includes liabilities arising from reverse merger; current portion of acquisition note payable, net; note payable for insurance premiums; convertible notes payable, related parties; and acquisition note payable, net.

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

General Risks

We will require additional financing to continue our business operations and continue our business plan.

The Company anticipates the need for approximately $5,000,000 of additional funding over the next 24 months (as described in greater detail below under “Management's Discussion and Analysis of Financial Condition And Results of Operations”), which includes $800,000 required for the Company to pay its expenses associated with being a fully reporting company over the next 24 months.  We anticipate raising this funding through the sale of debt or equity securities (subsequent to the effectiveness of our Registration Statement) and/or through traditional bank funding. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.

We may have difficulty obtaining future funding sources, and we may have to accept terms that would adversely affect stockholders.

We will need to raise funds from additional financing. We have no commitments for any financing and any financing commitments may result in dilution to our existing stockholders. We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Additionally, we may raise funding by issuing convertible notes, which if converted into shares of our common stock would dilute our then stockholders’ interests. Lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Our auditor has expressed uncertainty about our ability to continue as a going concern.

The Company has consistently generated significant negative cash flows from operating activities, negative working capital and has an accumulated deficit. Because of the above, we have been issued an opinion by our auditors that substantial concern exists as to whether we can continue as a going concern. As such, it may be more difficult to attract investors.

Stockholders who hold unregistered “restricted securities” will be subject to resale restrictions pursuant to rule 144, due to the fact that we are deemed to be a former “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because we are deemed to be a former “shell company”, none of our non-registered “restricted securities” will be eligible to be sold pursuant to Rule 144, until at least a year after the date that our Registration Statement is filed with the Commission, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

The recently enacted JOBS Act will allow us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are and we will remain an "emerging growth company" until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, as is currently our plan, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

As an "emerging growth company", we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide stockholders may be different from what you might receive from other public companies in which you hold shares.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We lack a significant operating history focusing on our current business strategy which you can use to evaluate us, making share ownership in our company risky.

Our Company lacks a long standing operating history focusing on our current business strategy which investors can use to evaluate our Company’s previous results. Therefore, ownership in our Company is risky because we have no significant business history and it is hard to predict what the outcome of our business operations will be in the future.

If we make any acquisitions in the future, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, of which there can be no assurance, we could have difficulty integrating the acquired companies' personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company.  In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

▪	the difficulty of integrating acquired companies, concepts and operations;

▪	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

▪	difficulties in maintaining uniform standards, controls, procedures and policies;

▪	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

▪	the potential inability to manage an increased number of locations and employees;

▪	our ability to successfully manage the companies and/or concepts acquired;

▪	the failure to realize efficiencies, synergies and cost savings; or

▪	the effect of any government regulations which relate to the business acquired.

Additionally, any properties or facilities that we acquire may be subject to unknown liabilities, such as undisclosed environmental contamination, for which we would have no recourse, or only limited recourse, to the former owners of such properties. As a result, if a liability were asserted against us based upon ownership of an acquired property, we might be required to pay significant sums to settle it, which could adversely affect our financial results and cash flow.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We depend on our executive officers and if we were to lose any of such individuals, we will be forced to expend significant resources to locate replacements, and the loss of such individuals could have a material adverse effect on our operations.

Our performance is substantially dependent upon the performance of Michael Gorton, our Chairman and Chief Executive Officer, David N. Pilotte, our Chief Financial Officer, Kenneth G. Allen our Chief Operations Officer, R. Michael Martin, our Executive Vice President of Business Development, and Dan Bedell, our Executive Vice President of Corporate Development (the “Executives”).  We rely on the Executives’ and especially Mr. Gorton’s discretion in the direction of our business and guidance regarding the agreements we enter into. The loss of the services of any of the Executives, but in particular, Mr. Gorton will have a material adverse effect on our business, results of operations, and financial condition.  In addition, the absence of any one of the Executives, but especially Mr. Gorton, will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement.  Without the expertise of any of the Executives, or an immediate and qualified successor, we may be forced to curtail or scale back our operations thereby decreasing the value of our securities.  The Company has employment agreements with, our Chief Executive Officer and Chairman, Mr. Gorton; our Executive Vice President Business Development, Mr. Martin; and our Chief Financial Officer, Mr. Pilotte, each as described below under “Executive and Director Compensation” – “Employment Agreements”). The agreements with Mr. Gorton and Mr. Martin provide that either can resign at any time, and our agreement with Mr. Pilotte provides that he can resign upon 60 days written notice. The Company does not maintain “key man” life insurance on any Executives.

In the event Mr. Gorton’s or Mr. Martin’s employment agreements are terminated by the Company without cause or Mr. Gorton or Mr. Martin resign for any reason or die, we owe them (or their heirs or estates as applicable) significant amounts of severance pay.

As described below under “Executive and Director Compensation” – “Employment Agreements”, effective January 1, 2012, the Company entered into an Employment Agreement with Michael Gorton to serve as the Company’s Chief Executive Officer and effective January 1, 2011, the Company entered into an Employment Agreement with R. Michael Martin to serve as the Company’s Executive Vice President Business Development (collectively Mr. Gorton and Mr. Martin, the “Key Executives”).  The agreements remain in effect until the Board of Directors terminates the employment of the Key Executives with the Company or the Key Executives resign with 30 days’ notice.  Pursuant to the agreements, the Company agreed to pay Mr. Gorton $22,000 per month ($264,000 per year, as adjusted from time-to-time) during the term of the agreement and an additional $2,000 per month for the first 18 months of the agreement to repay accrued compensation due to Mr. Gorton and Mr. Martin $16,000 per month ($192,000 per year, as adjusted from time-to-time) during the term of the agreement and reimburse him for up to $170 of monthly cell phone expenses and up to $1,000 in health insurance premiums.  The Company can terminate either agreement at any time with or without cause, provided that if the Company terminates an agreement without cause, it is required to pay the Key Executive, all salary due as of the date of such termination, plus either one year of severance pay (Mr. Gorton) or six months of severance pay (Mr. Martin) (at his then applicable salary) and all unvested options held by the Key Executive, if any, vest immediately. Termination for cause under the agreements include the Key Executive’s willful misconduct or habitual neglect in the performance of his duties, conviction for any felony involving fraud, dishonesty or moral turpitude, a material breach of the agreement which remains uncured for 10 days after written notice of such breach by the Company, the material violation of the Company’s policies, or the material dishonesty, moral turpitude, fraud or misrepresentation with respect to the Key Executive’s duties under the applicable agreement.  In the event an Key Executive resigns from the Company for any reason, or upon the Key Executive’s death, the Company is required to pay the Key Executive (or as applicable his heirs or estate), all salary due as of the date of such termination, plus one year of severance pay (Mr. Gorton) or six months of severance pay (Mr. Martin) (at his then applicable salary) and all unvested options held by the Key Executive, if any, vest immediately.  In the event of the termination of a Key Executive’s employment agreement for cause or disability, the Company is only required to pay him any salary and other benefits earned as of the date of termination.  The requirement to pay the Key Executives’ severance pay required under this Employment Agreements could prevent a change of control, even if in the best interests of the Company, provide incentives for the Company not to terminate Mr. Gorton and/or Mr. Martin, and could, if we are forced to pay such severance pay, have an adverse effect on our liquidity and cash flows.

Our executive officers and directors, and our largest stockholder possess significant voting control over the Company.

Our executive officers and directors own in aggregate 5,327,937 shares of common stock (not including shares issuable upon exercise of outstanding options) or approximately 28% of our outstanding common stock as of the date of this Prospectus.

Additionally, our largest stockholder, Steuben Investment Company II, L.P. (“Steuben”), beneficially owns 4,210,027 shares of our common stock (of which 1,300,936 shares are being registered herein) and warrants to purchase 2,181,818 shares of our common stock with an exercise price of $1.00 per share, which expire on June 13, 2023. As such, taking into account the exercise of the warrants, Steuben beneficially owns 28.6% of our voting stock prior to the offering of shares described in this Prospectus and notwithstanding the fact that Steuben is a Selling Stockholder in the offering.

Accordingly, such executive officers and directors, and separately, Steuben, possess significant influence over the matters submitted to the stockholders for approval.  These matters include the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  This level of control by the executive officers and directors, and separately, Steuben, gives them substantial ability to determine our future as a business.  These changes may not be in the best interests of the Company’s stockholders and/or may eventually make the value of any investment in us worthless. Any investor who purchases shares in the Company will be a minority stockholder and as such will have little say in the direction of the Company and the election of directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special stockholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

A significant portion of our revenues comes from only one solar installation.

In fiscal 2013, 96% of our consolidated power generation revenue arose from our Powerhouse One solar installation under an index-priced Power Purchase Agreement ("PPA") having a fixed premium of $0.12 per kilowatt-hour (“kWh”) over the GSA-1 scheduled rate (currently approximately $0.10 per kWh) through 2021, and a market rate based upon the then current GSA-1 scheduled rate for the remaining 10 years of the initial 20 year term ending in 2031. The buyer and counterparty of the PPA is Fayetteville Public Utility of Lincoln County Tennessee. A similar percentage of the accounts receivable also stems from this single relationship. As a result, if the installation were unable to generate power for any reason, our revenues would be significantly adversely effected. Additionally, once such PPA expires, if we are unable to enter into similar PPA’s or otherwise generate revenues from other sources our results of operations will be materially adversely affected and the value of our common stock may decline in value.

Our growth will place significant strains on our resources.

Our growth is expected to place a significant strain on our managerial, operational and financial resources.  Further, in connection with our planned growth, we will be required to manage multiple relationships with various suppliers, partners and third parties.  These requirements will be exacerbated in the event of our further growth or increases in the number of our contracts. Our systems, procedures or controls may not be adequate to support our operations or able to achieve the rapid execution necessary to successfully offer our services and implement our business plan in the event of future growth.  Our future operating results will also depend on our ability to add additional personnel commensurate with the growth of our business.  If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

We believe that certain prior corporate actions undertaken by us pursuant to the purported authority and approval of our preferred stock holders, including our March 2011 reverse stock split, were completed without effective stockholder approval and in violation of state statutes.

In March 2011, the Company paid approximately $89,007 to Pegasus Funds LLC (“Pegasus”) and issued two shares of Series A Super Voting Preferred Stock (the “Series A Preferred Stock”) for finding a public shell company and for structuring the Principal Solar Exchange Agreement and as compensation for monies paid by Pegasus in connection with the renewal of the Company’s charter.  Among other powers provided to the Series A Preferred Stock by the Board of Directors was that each share of Series A Preferred Stock provided the holder thereof the right to vote a number of voting shares equal to the total number of shares of authorized common stock of the Company on any and all stockholder matters (effectively providing such Series A Preferred Stock stockholders majority voting control over the Company). Subsequently in March 2011, we, with the approval of our Board of Directors and the Series A Preferred Stock stockholders (purporting to vote a majority of our outstanding voting shares) affected a 1 for 40 reverse split of our outstanding shares such that, each share of common stock then outstanding, par value $0.01 of the Company was exchanged for one-fortieth (0.025) of a share of common stock, which reverse stock split became effective with FINRA on May 25, 2011.

In connection with the due diligence associated with the preparation and filing of the registration statement of which this Prospectus is a part, it came to attention of our current management (who were appointed subsequent to the purported approval of the reverse stock split by the Series A Preferred Stock stockholders as described above), that no preferred stock designation setting the preferences and rights (including the voting rights) of the Series A Preferred Stock was ever filed with the Secretary of State of New York (where the Company was then domiciled) and as such Pegasus, as the holder of the Series A Preferred Stock, did not obtain any valid voting rights associated with such Series A Preferred Stock or have any rights in connection therewith. Consequently, the purported approval by Pegasus of the reverse split in March 2011 was not valid and such corporate action was in effect taken without valid stockholder approval in contravention of New York law.

Notwithstanding the above, the documentation relating to the reverse split was filed with and accepted by the Secretary of State of New York and approved by FINRA. Additionally, in October 2012 the Company re-domiciled to Delaware and adopted a new Certificate of Incorporation in connection with re-domiciling and as such, we believe that the reverse stock split was effectively retroactively approved by stockholders of the Company in connection with such re-domiciling (due to the approval by the Company’s stockholders of a new Certificate of Incorporation retroactively reflecting such reverse stock split). We could face liability and claims and could be forced to pay damages, take remedial actions, or further ratify the reverse stock split in the future, which costs and expenses could have a material adverse effect on our results of operations and liquidity. Furthermore, the fact that certain of our corporate actions were not affected properly, the perception in the marketplace that such corporate actions were not affected properly, or uncertainties associated therewith, could raise questions about our corporate governance and controls and procedures and result in the trading value of our common stock, if any, being lower than companies without similar issues.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

Risks Relating To the Company’s Operations and Planned Operations

Our failure to respond to rapid change in the market for solar and alternative energy products could have an adverse effect on our results of operations.

Our future success will depend significantly on our ability to acquire, develop, license and build solar energy facilities that keep pace with technological developments and evolving industry standards. Our delay or failure to develop or acquire technological improvements, adapt the facilities we own to technological changes or provide technology that appeals to our customers may result in us not being able to successfully compete in the marketplace or the loss of customers which could ultimately cause us to cease operations.

If we experience significant delays, cost overruns or technical difficulties associated with the construction or operation of our facilities, our business plans, prospects, results of operations and financial condition will suffer.

Completing the construction of and maintaining solar photovoltaic production facilities are and will be subject to significant risks, including risks of delays, equipment failure, cost overruns and installation issues. In the future, we may experience delivery and installation delays of key pieces of equipment, which may make it impossible for us to complete construction in a timely fashion, if at all.  Significant future construction delays or technical difficulties due to our operations or those of our future partners may hurt our reputation and/or force us to scale back and/or abandon our business plans.

Solar energy products have never been sold on a mass market commercial basis, and we do not know whether they will be accepted by the market.

The solar energy market is at a relatively early stage of development and the extent to which the generation of electricity on a utility scale using solar modules will be widely adopted is uncertain. If the products and services we hope to sell are not accepted by the market, our business plans, prospects, results of operations and financial condition will suffer. The development of a successful market for our proposed products and our ability to market and sell our products and services at an attractive price to potential customers may be affected by a number of factors, many of which are beyond our control, including, but not limited to:

▪	Demand for solar power and alternative energy sources in general;

▪	The efficiency, size, complexity and power output of current and future solar power technologies;

▪	Competition from conventional energy sources and alternative distributed generation technologies, such as wind energy;

▪	Our failure to develop and maintain successful relationships with suppliers, distributors, systems integrators and other resellers, as well as strategic partners; and

▪	Customer acceptance of our products and offerings.

We will depend on a limited number of third-party suppliers for our key materials, and any disruptions from such suppliers could prevent us from selling cost-effective products.

We plan to purchase the photovoltaic components that we plan to install and use from a limited number of third-party suppliers. We do not currently have in place any supply contracts with any suppliers. If we fail to maintain our relationships with our suppliers, or fail to secure additional supply sources from other PV component suppliers that meet our quality, quantity and cost requirements in a timely manner, we may be unable to obtain the parts that we will require and/or such parts may be available only at a higher cost or after a long delay. We may be unable to identify new suppliers in a timely manner and materials and components from new suppliers may also be less suited for our installations and/or have higher failure rates. Any of these factors could cause delays which could result in lost revenue.

Technological changes in the solar power industry could render our products and facilities obsolete.

Technological changes in the solar power industry could cause our operations to become uncompetitive or obsolete, which could have a material adverse effect on our operations and planned operations. The solar power industry is rapidly evolving and highly competitive. Our efforts may be rendered obsolete by the technological advances of other technology, and other technologies may prove more advantageous for the commercialization of solar power products. If this occurs, our future sales and profits, if any, could be diminished.

The reduction or elimination of government subsidies and economic incentives for solar electricity applications could reduce demand for future products.

The reduction, elimination or expiration of government subsidies and economic incentives for solar electricity could result in the diminished competitiveness of solar energy relative to conventional and non-solar renewable sources of energy, which would negatively affect the growth of the solar energy industry overall and our future revenues. We believe that the near-term growth of the market for solar energy applications depends significantly on the availability and size of government and economic incentives. As a result, federal, state and local governmental bodies, have provided subsidies in the form of tariffs, rebates, tax write-offs and other incentives to end-users, distributors, systems integrators and manufacturers of PV products. For example, certain markets in the United States have been strong supporters of PV products and systems, and political changes could result in significant reductions or the elimination of incentives. Many of these government incentives could expire, phase-out over time, exhaust the allocated funding or require renewal by the applicable authority. A reduction, elimination or expiration of government subsidies and economic incentives for solar electricity could result in the diminished competitiveness of solar energy, which would in turn hurt our revenues and financial condition.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of photovoltaic products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged fees for putting distributed power generation on the electric utility grid. These fees could increase and make solar power less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by photovoltaic systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate pricing, would require photovoltaic systems to achieve lower prices in order to compete with the price of electricity from other sources.

We anticipate that our solar arrays and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar arrays may result in significant additional expenses to us, our partners and our customers and, as a result, could cause a significant reduction in demand for our products and services.

We may be vulnerable to the efforts of electric utility companies lobbying to protect their revenue streams and from competition from such electric utility companies.

Electric utility companies could lobby for a change in the relevant legislation in their markets to protect their current revenue streams. Any adverse changes to the regulations and policies of the solar energy industry could deter end-user purchases of PV products and investment in the research and development of PV technology. In addition, electricity generated by PV systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as flat rate pricing, would require PV systems to achieve lower prices in order to compete with the price of electricity. Any changes to government regulations or utility policies that favors electric utility companies could reduce our competitiveness and cause a significant reduction in demand for our products and services.

Our operating results are likely to fluctuate significantly quarter to quarter and year to year.

As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results, if any, are likely to fluctuate from period-to-period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

▪	how and when we introduce new products, facilities and services and enhance our then existing products, facilities and services;

▪	our ability to attract and retain new customers and satisfy our customers' demands;

▪	our ability to establish and maintain strategic relationships;

▪	our ability to attract, train and retain key personnel;

▪	the emergence and success of new and existing competition;

▪	varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, including the hiring of new employees; and

▪	changes in the mix of products and services that we offer to our customers.

In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results, if any, could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

The high cost or inaccessibility of financing for solar energy projects may adversely affect demand for our products.

If financing for solar energy projects becomes more costly or becomes inaccessible in the future, the growth of the market for solar energy applications may be materially and adversely affected which could adversely affect demand for our products and services and materially reduce our future revenue. In addition, rising interest rates could render existing financings more expensive, as well as present an obstacle for potential financings that would otherwise spur the growth of the PV industry. We believe that the availability of financing could have a significant effect on the level of the demand and cost of solar energy projects.

Our failure to make timely principal and interest payments on our debt could have an adverse effect on our results of operations.

Our primary revenue-generating asset is Powerhouse One, LLC, acquired in 2013. As described elsewhere in this Prospectus, the acquisition was financed with debt having a balance outstanding of $4,827,944 at June 30, 2014, which debt is secured by a pledge of all of the assets of Powerhouse One, and further guaranteed by the Company. For the six months ended June 30, 2014, we generated total revenues of $500,606, generated a net loss of $1,001,844, and used cash of $1,009,436 in operating activities. As such, we may not be able to generate sufficient cash flow moving forward to repay our outstanding debt. Our failure to make timely payments of principal and interest could result in adverse proceedings by our lender including, but not limited to, foreclosure of the assets securing such debt leaving the Company with no ability to continue operations or generate revenues. Further, as described elsewhere in this Prospectus, in June 2014 the Company sold $500,000 in convertible secured notes to two of our Board members which come due in December 2014 and, at the option of the holders, can be settled in either cash or shares of our Common Stock. If one or both of the note holders choose to settle such debts in cash, and the Company does not then have cash sufficient to settle the notes, one or both of the note holders could seize the Company's interest in the excess cash flow of the Powerhouse One, LLC, if any, which is pledged to secure the repayment of the notes thereby further impairing the Company's cash flow. Our failure to generate sufficient cash to repay our debts or obtain funding to satisfy such obligations, through the sale of equity or additional debt securities or the sale of assets, would result in our failure to repay our debts as they become due, could result in the foreclosure of our assets and our securities becoming worthless.

Competition in the PV industry can be intense, thereby potentially exerting downward pressure on systems level profit margins industry-wide, which could reduce our revenues, profitability and adversely affect our results of operations.

The PV market is intensely competitive and rapidly evolving. The number of PV product manufacturers, suppliers and installers has rapidly increased due to the growth of actual and forecasted demand for PV products and the relatively low barriers to entry. The weakened demand for PV modules due to weakened macroeconomic conditions, combined with the increased supply of PV modules due to production capacity expansion by PV module manufacturers worldwide in recent years, has caused the price of PV modules to decline. Aided by such lower module prices, competitors have in many cases been willing and able to bid aggressively for new solar projects, using low cost assumptions as the basis for such bids. Intense competition can result in an environment in which pricing falls rapidly, thereby further increasing demand for solar solutions but constraining the ability for project developers and/or vertically-integrated solar companies to sustain meaningful and consistent profitability. Accordingly, while we believe our systems offerings and experience are positively differentiated in many cases from that of our competitors, we may be unable to develop or maintain a sufficient magnitude of new systems projects worldwide at economically attractive rates of return, and may not be able to achieve meaningful profitability. We expect that the prices of PV products, including PV modules, may continue to decline over time due to increased supply of PV products, reduced manufacturing costs from economies of scale, and the advancement of manufacturing technologies. If we fail to attract and retain customers in our target markets for our future planned products and services, our results of operations, if any, will be adversely affected.

Additionally, we may also face competition from new entrants to the PV market, including those that offer more advanced technological solutions or that have greater financial resources than us. In addition, our competitors may also enter into the PV manufacturing business, which may provide them with cost advantages. Furthermore, the entire PV industry also faces competition from conventional energy and non-solar renewable energy providers.

Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. The greater size of many of our competitors provides them with cost advantages as a result of their economies of scale and their ability to obtain volume discounts and purchase raw materials at lower prices. As a result, such competitors may have stronger bargaining power with their suppliers and have an advantage over us in pricing as well as securing a sufficient supply of PV components during times of shortage. Many of our competitors also have better brand name recognition, more established distribution networks, larger customer bases or more in-depth knowledge of the target markets. As a result, they may be able to devote greater resources to the research and development, promotion and sale of their products and respond more quickly to evolving industry standards and changes in market conditions as compared to us. Our failure to adapt to changing market conditions and to compete successfully with existing or future competitors would have a material adverse effect on our business, prospects and results of operations.

The photovoltaic industry may not be able to compete successfully with conventional power generation or other sources of renewable energy.

Although the PV industry has experienced advances in recent years, it still comprises a relatively small component of the total power generation market and competes with other sources of renewable energy, as well as conventional power generation. Many factors may affect the viability of widespread adoption of PV technology, including the following:

•	cost-effectiveness of solar energy compared to conventional power generation and other renewable energy sources;

•	performance and reliability of solar modules compared to conventional power generation and other renewable energy sources and products;

•	availability and size of government subsidies and incentives to support the development of the solar energy industry;

•	success of other renewable energy generation technologies such as hydroelectric, wind, geothermal and biomass; and

•

fluctuations in economic and market conditions that affect the viability of conventional power generation and other renewable energy sources, such as increases or decreases in the prices of oil, natural gas and other fossil fuels.

As a result of any of the foregoing factors, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

Installed components, parts and equipment associated with the Company’s solar facilities may fail.

Components, parts and other equipment associated with the Company’s solar generation facilities may fail in the future.  Such components, parts and equipment may not be covered by insurance and may require the Company to take such affected facilities offline for a period of time.  Such failed components, parts and equipment may be cost prohibitive to replace and could cause the Company to be forced to abandon and shut down applicable affected facilities. If any one of the above were to occur it could have a material adverse effect on the Company’s revenues, operations, cash flow and could in turn cause the value of the Company’s common stock to decline in value or become worthless.

If PV technology is not suitable for widespread adoption at economically attractive rates of return, or if sufficient additional demand for solar power generation does not develop or takes longer to develop than we anticipate our results of operations may be adversely affected.

The solar energy market is at a relatively early stage of development, in comparison to fossil fuel-based electricity generation. If PV technology proves unsuitable for widespread adoption at economically attractive rates of return or if additional demand for solar power generation systems fails to develop sufficiently or takes longer to develop than we anticipate, we may be unable to grow our business or generate sufficient net revenues to sustain profitability. Many factors may affect the viability and widespread adoption of PV technology and demand for solar power generation systems, including the following:

•	cost-effectiveness of the electricity generated by PV power systems compared to conventional energy sources, such as natural gas and coal, and other non-solar renewable energy sources, such as wind;

•	performance, reliability and availability of energy generated by PV systems compared to conventional and other non-solar renewable energy sources and products;

•	success of other renewable energy generation technologies, such as hydroelectric, tidal, wind, geothermal, solar thermal, concentrated PV, and biomass;

•

fluctuations in economic and market conditions that affect the price of, and demand for, conventional and non-solar renewable energy sources, such as increases or decreases in the price of natural gas, coal, oil, and other fossil fuels;

•	fluctuations in capital expenditures by end-users of solar power and systems which tend to decrease when the economy slows and when interest rates increase; and

•

availability, substance, and magnitude of support programs including government targets, subsidies, incentives, and renewable portfolio standards to accelerate the development of the solar energy industry.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the generation of solar power, which may significantly reduce demand for our solar services.

The market for electricity generation products is heavily influenced by foreign, federal, state, and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of solar generated electricity and investment in the research and development of PV technology. For example, without a mandated regulatory exception for PV systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. If these interconnection standby fees were applicable to PV systems, it is likely that they would increase the cost of using PV systems to our end-users, which could make them less desirable, thereby adversely affecting our business, prospects, results of operations, and financial condition. In addition, with respect to utilities that utilize a peak hour pricing policy or time-of-use pricing methods whereby the price of electricity is adjusted based on electricity supply and demand, electricity generated by PV systems currently benefits from competing primarily with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate pricing for all times of the day, would require PV systems to achieve lower prices in order to compete with the price of electricity from other sources.

We anticipate that our solar power generation systems will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering, and other matters. It is a complex task to track the requirements of individual jurisdictions and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power generation systems may result in significant additional expenses to us or our customers and, as a result, could cause a significant reduction in demand for our solar power generation systems.

Environmental obligations and liabilities could have a substantial negative impact on our financial condition, cash flows, and profitability.

Our operations involve the use, handling, generation, processing, storage, transportation, and disposal of hazardous materials and are subject to extensive environmental laws and regulations at the national, state, local, and international levels. These environmental laws and regulations include those governing the discharge of pollutants into the air and water, the use, management, and disposal of hazardous materials and wastes, the cleanup of contaminated sites, and occupational health and safety. As we expand our business our environmental compliance burden will continue to increase both in terms of magnitude and complexity. We will incur significant costs and capital expenditures in complying with these laws and regulations. In addition, violations of, or liabilities under, environmental laws or permits may result in restrictions being imposed on our operating activities or in our being subjected to substantial fines, penalties, criminal proceedings, third party property damage or personal injury claims, cleanup costs, or other costs. Such solutions could also result in substantial delay or termination of projects under construction within our systems business, which could adversely impact our results of operations. While we believe we are currently in substantial compliance with applicable environmental requirements, future developments such as more aggressive enforcement policies, the implementation of new, more stringent laws and regulations, or the discovery of presently unknown environmental conditions may require expenditures that could have a material adverse effect on our business, results of operations, and financial condition.

We may be unable to acquire or lease land, obtain necessary interconnection and transmission rights, and/or obtain the approvals, licenses, permits and electric transmission grid interconnection and transmission rights necessary to build and operate our planned PV power plants in a timely and cost effective manner, and regulatory agencies, local communities, labor unions or other third parties may delay, prevent, or increase the cost of construction and operation of the PV plants we intend to build.

In order to construct and operate our planned PV plants, we need to acquire or lease land and rights of way, obtain interconnection rights, and obtain all necessary local, county, state, federal, and foreign approvals, licenses, and permits as well as rights to interconnect the plants to the transmission grid and transmit energy generated from the plant. We may be unable to acquire the land or lease interests needed, may not obtain satisfactory interconnection rights, may not receive or retain the requisite approvals, permits, licenses and interconnection and transmission rights, or may encounter other problems which could delay or prevent us from successfully constructing and operating PV plants.

Our proposed PV plants may be located on or require access through public lands administered by federal and state agencies pursuant to competitive public leasing and right-of-way procedures and processes. The authorization for the use, construction, and operation of PV plants and associated transmission facilities on federal, state, and private lands will also require the assessment and evaluation of mineral rights, private rights-of-way, and other easements; environmental, agricultural, cultural, recreational, and aesthetic impacts; and the likely mitigation of adverse impacts to these and other resources and uses. The inability to obtain the required permits and, potentially, excessive delay in obtaining such permits due, for example, to litigation or third party appeals, could prevent us from successfully constructing and operating PV plants in a timely manner. Moreover, project approvals subject to project modifications and conditions, including mitigation requirements and costs, could affect the financial success of a given project.

Lack of transmission capacity availability, potential upgrade costs to the transmission grid, and other systems constraints could significantly impact our ability to build PV plants and generate solar electricity power sales.

In order to deliver electricity from our PV plants to our customers, our projects generally need to connect to the transmission grid. The lack of available capacity on the transmission grid could substantially impact our projects and cause reductions in project size, delays in project implementation, increases in costs from transmission upgrades, and potential forfeitures of any deposit we have made with respect to a given project. These transmission issues, as well as issues relating to the availability of large systems such as transformers and switch gear, could significantly impact our ability to build PV plants and generate solar electricity sales.

Our operations and planned operations are largely dependent on us and third parties arranging financing from various sources, which may not be available or may only be available on unfavorable terms or in insufficient amounts.

The construction of the small, medium and large utility-scale solar power projects is expected in many cases to require project financing, including non-recourse project debt financing in the bank loan market and institutional debt capital markets. Uncertainties exist as to whether such future projects will be able to access the debt markets in a magnitude sufficient to finance their construction. If we are unable to arrange such financing or if it is only available on unfavorable terms, we may be unable to fully execute our business plan. In addition, we generally expect to fund projects by raising project capital from third parties. Such funding sources may not be available or may only be available in insufficient amounts, in which case our ability to fund our projects may be delayed or limited and our business, financial condition, or results of operations may be adversely affected.

Developing solar power projects may require significant upfront investment prior to commencing construction, which could adversely affect our business and results of operations.

The length of time between the identification of land and the commercial operation of a PV power plant project, vary substantially and can take many months or years. As a result of these long project cycles, we may need to make significant upfront investments of resources (including, for example, payments for land rights, large transmission and other deposits or other payments, which may be non-refundable) in advance of commencing construction and the receipt of any revenue, much of which will not recognized for several additional months or years following contract signing. Our liquidity may be adversely affected to the extent the project sale market weakens and we are unable to sell our future solar projects on pricing, terms and timing commercially acceptable to us.

We may not be able to obtain long-term contracts for the sale of power produced by our projects at prices and on other terms favorable to attract financing and other investments.

Obtaining long-term contracts for the sale of power produced by the solar projects Power Purchase Agreements at prices and on other terms favorable to us is essential for us to grow our operations and complete our business plan. We must compete for PPAs against other developers of solar and renewable energy projects. Further, other sources of power, such as natural gas-fired power plants, have historically been cheaper than the cost of solar power and power from certain types of projects, such as natural gas-fired power plants, can be delivered on a firm basis. The inability to compete successfully against other power producers or otherwise enter into PPAs favorable to us would negatively affect our ability to develop and finance our projects and negatively impact our revenue. In addition, the availability of power purchase agreements is a function of a number of economic, regulatory, tax and public policy factors.

Our estimates and business plan are built around the assumption that grid parity will occur within the next few years.

The Company has built its management team and Board of Directors, and has constructed its business plan around the belief that grid parity (i.e., solar power being the same cost, if not cheaper than traditionally generated energy) will happen within the U.S. in the next few years.  In the event that grid parity does not occur within the US in the next few years, the Company’s business plan, results of operations and cash flow could be adversely effected and we could be forced to curtail, scale back or abandon our business plan.

If our customers delay or cancel equipment purchases, we may be required to modify or cancel contractual arrangements with our suppliers which may result in the loss of deposits or pre-paid advances.

As a result of our customer delays or contract terminations, we reschedule or cancel, from time to time, purchase orders with our vendors to procure materials and, in certain cases, we are required to forfeit deposits and/or reimburse the vendor for costs incurred to the date of termination. In cases where we are not able to cancel or modify vendor purchase orders due to customer delays or terminations, our purchase commitments may exceed our order backlog requirements and we may be unable to redeploy the undelivered equipment. In addition, we expect that we may be required to pay advances to vendors in the future without being able to recover that advance if the vendor is placed in bankruptcy, becomes insolvent or otherwise experiences financial distress.

Delays in deliveries, or cancellations of orders, for products of all of our segments could cause us to have inventories in excess of our short-term needs and may delay our ability to recognize, or prevent us from recognizing, revenue on contracts in our order backlog. Alternatively, we may be required to sell products below our historical selling prices. Contract breaches or cancellation of orders may require us to reschedule and/or cancel additional commitments to vendors in the future and require that we write-down any inventory purchased that we are unable to deploy or require that we sell products at prices that are below our historical prices, which would also have a negative impact on our gross margins.

Risks Relating To Our Securities

The market for our common stock is volatile, sporadic and illiquid.

Our common stock is currently quoted on the OTC Pink® market maintained by OTC Markets Group, Inc. under the symbol “PSWW”.  The market for our common stock is currently volatile, sporadic and illiquid.  Subsequent to the effectiveness of our Registration Statement, of which this Prospectus is a part, we intend to arrange for a registered broker-dealer to apply to have our common stock listed on a national securities exchange or to quote our common stock on the OTCQB market maintained by OTC Markets Group, Inc., depending upon our qualifications at the time, in the future. There is no assurance, however, that our common stock will ever be listed on a national securities exchange or quoted on the OTCQB. If we are successful in quoting our common stock on a national securities exchange or the OTCQB and/or if we are unsuccessful and continue instead to quote our common stock on the OTC Pink® market , the market for our common stock will likely continue to be volatile, sporadic and illiquid.  Additionally, we anticipate that the market for our common stock will be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	increased competition; and
(4)	conditions and trends in the market for energy and renewable energy, including solar power, in general.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Investors may face significant restrictions on the resale of our common stock due to federal regulations of penny stocks.

Our common stock will be subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended, as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, may dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Because We Are Not Subject To Compliance With Rules Requiring The Adoption Of Certain Corporate Governance Measures, Our Stockholders Have Limited Protections Against Interested Director Transactions, Conflicts Of Interest And Similar Matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Exchanges and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We currently have seven directors, six of whom we consider independent.  We do not currently have an independent audit or compensation committee. As a result, our directors have the ability to, among other things, determine their own level of compensation. Historically, we have used the Ernst & Young Compensation study to define both director and officer compensation. Nevertheless, until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We Will Incur Significant Increased Costs As A Result Of Operating As A Fully Reporting Company As Well As In Connection With Section 404 Of The Sarbanes Oxley Act.

We will incur legal, accounting and other expenses in connection with our expected future status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and rules subsequently implemented by the SEC have imposed various requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly. The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 and our future status as a publicly reporting company will require that we incur substantial accounting, legal and filing expenses and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock, if any, could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Delaware law and our Certificate of Incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing stockholders.

We have authorized capital stock consisting of 300,000,000 shares of common stock, $0.01 par value per share and 100,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this Prospectus, we have  20,373,227 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding (“Preferred Stock”).  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without stockholder approval, which if issued could cause substantial dilution to our then stockholders.  Additionally, shares of Preferred Stock may be issued by our Board of Directors without stockholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock stockholders and/or have other rights and preferences greater than those of our common stock stockholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing stockholders.  Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred stockholders with voting control over us subsequent to this Offering and/or give those holders the power to prevent or cause a change in control.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

We have established preferred stock, which our Board of Directors can designate and issue without stockholder approval.

The Company has 100,000,000 shares of preferred stock authorized and no shares of preferred stock issued or outstanding. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s stockholders, stockholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. As a result of this, the Company’s stockholders may have less control over the designations and preferences of the preferred stock and as a result the operations of the Company.

We may face substantial penalties under a Registration Rights Agreement and Letter Agreement relating to the registration of certain shares of our common stock and our requirement to make information available to allow our largest stockholder the ability to sell under Rule 144.

Effective June 14, 2013, the Company entered into a Subscription Agreement with Steuben Investment Company II, L.P. (“Steuben”).  Pursuant to the subscription agreement, Steuben purchased 2,909,091 shares of the Company’s common stock for an aggregate of $1,600,000 or $0.55 per share.   As additional consideration in connection with the subscription, the Company granted Steuben warrants to purchase 2,181,818 shares of the Company’s common stock with an exercise price of $1.00 per share and a term of 10 years.  The Company also provided Steuben registration rights pursuant to a Registration Rights Agreement entered into with Steuben in connection with the shares sold and shares of common stock issuable upon exercise of the warrants (collectively, the “Registrable Securities”).  Pursuant to the registration rights agreement, the Company was required to file a registration statement to register the Registrable Securities within 90 days after the date of the subscription and to obtain effectiveness of the registration statement within 180 days after the date of the subscription (which deadlines were not met); provided that the Company does not incur fees as a consequence of such delay under the registration rights agreement unless it fails to file the registration statement within 120 days of the subscription (which date was October 12, 2013) or fails to obtain effectiveness of the registration statement within 210 days of the subscription (which date was January 10, 2014). The registration rights agreement required certain penalties to be paid in the event the above filing deadlines were not met.

In a letter agreement dated February 5, 2014, and made effective March 27, 2014 (the "Letter Agreement"), the Company and Steuben set a new deadline for making effective the registration statement, and provided a waiver of penalties if the new deadline was met. The new deadline was not met.

Subsequent to the Letter Agreement, email and verbal agreements were made by the Company and Steuben to provide an additional extension for an effective date of the registration statement to not later than July 1, 2015, and to fix the penalty at $216,000 for failing to a) meet the extended effectiveness date of July 1, 2015, and b) take all necessary actions to maintain the availability of Rule 144 for a period of two years following the effective date of the registration statement pursuant to which Steuben could sell shares. Also, subsequent to the Letter Agreement, the Company and Steuben verbally agreed that the Company is required to initially register only 1,300,936 of the shares of common stock held by Steuben pursuant to the Registration Statement of which this Prospectus is a part.

On October 7, 2014, the Company and Steuben entered into "Amendment No. 1 to Registration Rights Agreement" memorializing our earlier email and verbal agreements regarding 1) the extension of the effectiveness deadline to July 1, 2015, 2) fixing at $216,000 the penalty for failing to meet that extended deadline of July 1, 2015, and maintaining the availability of Rule 144, 3) reconfirming the request to register 1,300,936 shares of Steuben's current holdings in the registration statement of which the prospectus is a part, and 4) nullifying in its entirety the earlier Letter Agreement.

In the event we are unable to obtain effectiveness of this registration statement of which this prospectus is a party by July 1, 2015, or fail to make timely filings to enable Steuben to sell shares pursuant to Rule 144, we may have to pay substantial penalties to Steuben, which could have a material adverse effect on our available cash, our ability to raise capital and ultimately our results of operations.

Certain of our outstanding warrants to purchase shares of common stock have anti-dilution rights.

As described in the risk factor above entitled “We may face substantial penalties under a Registration Rights Agreement and Letter Agreement relating to the registration of certain shares of our common stock and our requirement to make information available to allow our largest stockholder the ability to sell under Rule 144”, we granted Steuben warrants in June 2013 to purchase 2,181,818 shares of the Company’s common stock with an exercise price of $1.00 per share and a term of 10 years (the “Steuben Warrants”).  The Steuben Warrants include cashless exercise rights, and anti-dilution rights, resulting in a decrease of the exercise price in the event the Company issues or is deemed to issue (e.g., in the event it grants options with an exercise price lower than $1.00 per share) securities for less than $1.00 per share, subject to certain exempted issuances/grants including up to an aggregate of 1,385,026 shares issued directly or upon exercise of options granted to directors, officers, employees or consultants and in connection with the issuance of shares of common stock upon the exercise or conversion of convertible securities outstanding on the date of the subscription, provided that the terms of such securities are not amended to a lower exercise or conversion price thereafter.  As such, in the event we issue or deemed to have issued shares of common stock at a price per share less than the exercise price of the Steuben Warrants, the exercise price of such warrants will decrease to such lower value, which could make it more likely that Steuben exercise the warrants, which exercise could cause substantial dilution to existing stockholders.

This Prospectus permits selling stockholders to resell their shares. If they do so, the market price for our shares may fall and purchasers of our shares may be unable to resell them.

This Prospectus includes 3,217,870 shares being offered for sale by existing stockholders. To the extent that these shares are sold into the market, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all.

We may have contingent liability arising out of possible violations of the Securities Act of 1933, as amended, in connection with the presentation which we furnished as Exhibit 99.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2014.

On May 5, 2014, we furnished, as Exhibit 99.1 to a Current Report on Form 8-K, a copy of a presentation provided by our Chief Executive Officer, Michael Gorton, to a small gathering of current investors and bankers designed to educate them about the Company. The furnishing of the presentation publicly may have constituted the communication of an “offer to sell” as described in Section 5(c) of the Securities Act of 1933, as amended (the “Securities Act”). As such, the public communication of the information set forth in the presentation may have constituted a violation of Section 5 of the Securities Act. We could have a contingent liability arising out of the possible violation of the Securities Act in connection with such presentation. Any liability would depend upon the number of shares purchased by the ‘recipients’ of such presentation that may have constituted a violation of Section 5 of the Securities Act. If a claim were brought by any such ‘recipients’ of such presentation and a court were to conclude that the public dissemination of such presentation constituted a violation of Section 5 of the Securities Act, we could be required to repurchase the shares sold to investors who reviewed such presentation, at the original purchase price, plus statutory interest from the date of purchase, for claims brought during a period of one year from the date of their purchase of common stock. We could also incur considerable expense in contesting any such claims. Such payments and expenses, if required, could significantly reduce the amount of working capital we have available for our operations and business plan, delay or prevent us from completing our plan of operations, or force us to raise additional funding, which funding may not be available on favorable terms, if at all. Additionally, the value of our securities will likely decline in value in the event we are deemed to have liability, or are required to make payments or pay expenses in connection with the above.

You should not rely on any information set forth in the presentation attached as Exhibit 99.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2014 in making an investment decision. You should rely only on statements made in this prospectus in determining whether to purchase our shares.

The Company furnished a presentation as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 5, 2014, which was presented by our Chief Executive Officer, Michael Gorton, to a small gathering of current investors and bankers designed to educate them about the Company. As described in the risk factor above, such presentation may have constituted the communication of an “offer to sell” in violation of Section 5 of the Securities Act. The presentation did not contain complete information regarding the Company, including a discussion of various risks and uncertainties regarding an investment in the Company, described in this prospectus. As a result, the presentation should not be considered in connection with your investment decision in this offering and you should instead make your investment decision only after reading this entire prospectus carefully. The information in this prospectus clarifies, supersedes and replaces the information set forth in the presentation. Furthermore, and notwithstanding the above, investors should not rely on the information describing “Pipeline 2014 Acquisitions” as set forth in page 11 of the presentation as being accurate. As described elsewhere herein, the Company has not entered into any definitive agreements or understandings in connection with any such acquisitions described in the presentation or otherwise, and no acquisitions are currently ‘probable’ at this time.

Please read this Prospectus carefully.  You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information provided by the Prospectus is accurate as of any date other than the date on the front of this Prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the resale of already issued and outstanding shares of common stock by the selling stockholders which are offered in this Prospectus.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

DESCRIPTION OF BUSINESS

Organizational History

Principal Solar, Inc. is the successor company to Kupper Parker Communications, Inc. (“KPCG”), having been created in March 2011 through a reverse merger undertaken pursuant to an Exchange Agreement dated as of March 15, 2011 between Principal Solar, Inc. (a Texas corporation, “Principal Solar Texas”) and KPCG. Upon completion of the transactions contemplated by the Exchange Agreement as described in more detail below, KPCG’s name was changed to Principal Solar, Inc.

The Company was originally incorporated under the laws of the State of New York on February 25, 1972 under the name Greenstone Ad Agency, Inc. and subsequently changed its name to Greenstone & Rabasca Advertising, Inc. On December 16, 1988, the Company changed its name to Greenstone Rabasca Roberts, Inc. In April 1991, the then stockholders of the Company approved a name change to Greenstone Roberts Advertising, Inc.

In September 2000, KPCG completed a reverse merger with Greenstone Roberts Advertising, Inc. (which we refer to as "GRAI"), a publicly traded company based in Melville, New York that operated as a traditional advertising agency without offering additional "below the line" marketing communications services, such as public relations services, direct marketing and database marketing services, and sales promotion services. Under the terms of the merger agreement, KPCG management assumed management of the merged operations, and the resulting merged operations were renamed Kupper Parker Communications, Incorporated.

The Company previously filed reports with the Securities and Exchange Commission pursuant to Section 13 and 15(d) of the Exchange Act of 1934, as amended; provided that in May 2005, the Company (then known as Kupper Parker Communications, Incorporated) filed a Form 15 with the Securities and Exchange Commission which suspended the Company’s requirement to file such reports.  Subsequent to the effectiveness of the Registration Statement of which this Prospectus forms a part, the Company will once again be subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act of 1934, as amended.

In March 2011, the Company paid approximately $89,007 to Pegasus Funds LLC (“Pegasus”) and issued two shares of Series A Super Voting Preferred Stock (the “Series A Preferred Stock”) for finding a public shell company and for structuring the Principal Solar Exchange Agreement and as compensation for monies paid by Pegasus in connection with the renewal of the Company’s charter.  The designation of the Series A Preferred Stock was never filed with the Secretary of State of New York and as such, the Series A Preferred Stock never became effective with New York.  The Board of Directors approved the following rights and privileges for the Series A Preferred Stock:

●	The total number of Series A Preferred Stock was two (2) shares;

●	The Series A Preferred Stock was not entitled to receive any special dividends;

●	The Series A Preferred Stock ranked senior to all other preferred or common stock outstanding of the Company;

●	The Series A Preferred Stock had a par value of $1.00 per share;

●	Each share of Series A Preferred Stock was redeemable by the Company at any time for $110,000;

●	The Series A Preferred Stock had no liquidation preference; and

●

Each share of Series A Preferred Stock provided the holder thereof the right to vote a number of voting shares equal to the total number of shares of authorized common stock of the Company on any and all stockholder matters.

In March of 2011, KPCG management and Pegasus, as the holder of our Series A Preferred Stock, agreed to a 1 for 40 reverse split of the outstanding shares such that, each share of common stock then outstanding, par value $0.01 of the Company was exchanged for one-fortieth (0.025) of a share of common stock, which became effective with FINRA on May 25, 2011. In lieu of the issuance of any fractional shares that would otherwise result from the reverse stock split, the Company rounded any resulting fractional shares up to the nearest whole share.  As described above, no Series A Preferred Stock designation was ever filed with New York, and as such, the rights and privileges described above as approved by the Board of Directors in connection with the Series A Preferred Stock were never valid or effective and the Series A Preferred Stock never had any valid voting rights. Consequently, we face risks, including risks associated with the fact that the reverse split was not validly approved by our stockholders, as described in greater detail above under “Risk Factors” – “We believe that certain prior corporate actions undertaken by us pursuant to the purported authority and approval of our preferred stock holders, including our March 2011 reverse stock split, were completed without effective stockholder approval and in violation of state statutes.”

Effective in October 2012, the Company redomiciled by way of the merger of the Company into its wholly-owned Delaware subsidiary, Principal Solar, Inc., into a Delaware corporation. In connection with the redomiciling, the Company increased its authorized common stock to 300,000,000 shares of common stock, $0.01 par value per share and authorized 100,000,000 shares of Class A Preferred Stock, par value $0.01 per share.  Unless otherwise stated or the context would require otherwise, all share amounts disclosed throughout this Prospectus retroactively take into account the reverse split.

Exchange Agreement

Principal Solar Texas was incorporated in Texas in July 2010 (“Principal Solar Texas”). Effective as of March 7, 2011, the Company, Principal Solar Texas, the stockholders of Principal Solar Texas who included certain of our officers and directors (as described in greater detail below under “Certain Relationships and Related Transactions”), and Pegasus entered into an Exchange Agreement (the “Exchange Agreement”).  Pursuant to the Exchange Agreement, the stockholders of Principal Solar Texas exchanged all 10,430,734 shares of that company’s outstanding common stock for 10,430,734 newly issued shares of the Company, constituting approximately 82% of the Company’s post-exchange outstanding shares, when factoring in the Preferred Stock Exchange (defined below).

Additionally, a required term and condition of the Exchange Agreement was the exchange by Pegasus of the two shares of Series A Preferred Stock which it held for 2,138,617 shares of the Company’s common stock (the “Preferred Stock Exchange”). As of the date of this Prospectus, Pegasus is not a greater than 5% shareholder of the Company.

Immediately subsequent to the consummation of the transactions contemplated by the Exchange Agreement, including, but not limited to the reverse stock split, the stockholders of the Company prior to the Exchange Agreement held 157,322 shares of our common stock, representing approximately 1.25% of our outstanding common stock.

 Subsequent to the closing of the Exchange in April 2011, we merged Principal Solar Texas into the Company with the Company surviving the merger.

Business Strategies

Our Primary objective is to build a significant, innovative and valuable solar company. We are currently employing our business expertise, our Board of Directors, advisory team and employee expertise with the goal of accelerating growth in an industry that we believe is ripe for consolidation today based upon our management’s observation that the solar industry has many unrelated participants (i.e., that it is "fragmented"), our observation of the industry's rapid expansion and growing acceptance of solar generation, and the observable declining costs for solar panels and inverters. These observations have caused us to believe the solar industry is on the brink of building very large scale projects in the next two to three years due to the number of projects currently proposed. Each of these observations is described in greater detail below under "Industry". The Company plans to:

1.	Aggregate the large community of fragmented solar entities in an accelerating acquisition strategy with the goal of creating a large balance sheet of solar electricity generation.
2.

Establish thought leadership by networking with, in the view of our management, some of the best-known and highly regarded individuals in the sector, who author white papers, define standards and host webinars at www.PrincipalSolarInstitute.org.

3.

Develop new commercial utility-scale solar projects leveraging our existing partnerships and relationships and those of our Board members and advisors, many of whom have spent decades in management roles within the traditional utility or energy industries, to make introductions to solar project developers, financiers, and utility industry executives with whom we hope to negotiate power purchase agreements, interconnection agreements, and other agreements.

4.

Build an entity capable of creating innovative large-scale solar projects by hiring capable and experienced engineers and engaging developers experienced in the design and construction of large-scale solar projects, both domestically and abroad; by hiring capable executives in accounting, legal, real estate, etc., necessary to manage such an endeavor; and by obtaining financing from commercial banks, non-bank lenders (assuming such financing is available), and one or more public or private offerings of our equity securities in combination sufficient to fund the project. We expect such financing needs could fall within the range of $1.5 to $2.0 billion, which funding may not be available on favorable terms, if it all.

To date, we have completed the acquisition of four entities.  We have begun to create what we call the “world’s first distributed solar utility” - although there are many individual solar projects in operation throughout the world, we don’t believe that anyone has previously attempted to bring together multiple, disparate, geographically diverse solar projects under common ownership thereby building a complete utility-scale solar power generation company. Our business plan begins with a rollup strategy.  We are in the process of acquiring cash flow positive solar assets from around the country with the goal of consolidating those assets into a distributed generation business. We utilize a partnership strategy that leverages creative deal making expertise and our energy industry team, which in the view of our management, consists of some of the best-known and highly regarded individuals in the sector.

Our strategy is to couple fifty years of electric utility expertise with business expertise, entrepreneurial innovation, financial know-how and solar engineering to create a new era in electricity generation. The Company hopes to become the recognized leader in solar energy delivery by consolidating a significant share of the fragmented solar market to gain significant momentum and, when grid parity (i.e., solar power being as expensive if not cheaper than traditionally generated energy) has arrived, building large scale projects with an ultimate goal of generating gigawatts of cost effective, clean electricity with the goal of stabilizing electrical prices and preserving natural resources.

In states where insolation (sunshine) is high, land is relatively inexpensive or unproductive and electricity rates are high, solar facilities are being built today – supported by local and federal incentives.  These plants produce electricity at rates that compete with and in many cases, beat local utility rates.  For comparative analysis, a 1 megawatt facility will power 10 to 20 homes under full load conditions

As described in this Prospectus, the Company is actively seeking financing for both its administrative needs (meeting ongoing financial and administrative obligations, hiring experts in each of the functional areas necessary to support our business plan, and funding acquisition and due diligence efforts necessary to find and evaluate individual projects) and to build large-scale projects. Regarding a timeline over which each of these will occur, nothing can happen until the Company obtains additional financing. Said otherwise, all of the Company's activities and development work, both from an administrative perspective and in order to build individual large-scale projects, is 100% dependent upon first securing sufficient financing, and the timeframe of obtaining additional financing in sufficient amounts cannot be determined.

The final development and construction of an individual project is complex and involves multiple parties including engineering firms, consulting firms, due diligence firms, construction firms, financiers, and the Company itself, to name a few. A potential timetable necessary to find, secure, construct, and make operational an individual large-scale project is situation dependent based upon aspects including, but not limited to:

●	the project's stage of development at the time we find it
●	the project's scale, expected to fall generally between 15MW and 100MW (larger projects take longer)
●	the project's purchaser of electricity and their pipeline of projects under development
●	the geographic location of the project (other solar development activity in the region impacts the financiers acceptance of the project)
●	specific characteristics of the land upon which the project is built including topography, current groundcover (wooded, agricultural production, or other), environmental aspects, etc.
●	proximity of transmission lines impacts infrastructure needed to be developed as a part of the project
●	lead times existing at that point in time on key component materials
●	the availability and timing of financing for the project
●	the availability of construction firms experienced in the region and their current workload
●	our own management's available bandwidth at that particular point in time to acquire and oversee multiple projects

The timing of each of the above aspects can take anywhere from several weeks to several months to complete; is based upon a thorough evaluation of the aspects above, taken individually and as a whole; and can be estimated on a project-by-project basis only after a specific project is identified and evaluated. Therefore, no specific timeline can be provided at this time. As specific projects are identified and evaluated and financing is obtained, the Company will provide more detailed timelines in its future filings. In general, from the point in time a specific project is identified and evaluated by the Company and the decision is made to proceed, it can take between five and twelve months to arrange financing, complete construction, perform testing, and begin to generate revenue. But even that general timeframe varies depending upon the factors listed above.

Acquisitions

As of the date of this Prospectus, the Company has completed the acquisition of three solar power production facilities amounting to just under 3.2 MW.  Moving forward, management plans to negotiate with entities that manage and own projects generally in the range of 10 MW to 100 MW. As the assets under Company management increase, the Company hopes that its resources and market momentum, as well as its access to additional capital once public, will enable a series of significant acquisitions.

The Company is continually seeking and evaluating solar projects for acquisition and, at any point in time, it has a pipeline of potential acquisitions in stages of development ranging from "prospect" to "shovel ready." As each project is evaluated, some will be discarded and others will move along in the evaluation process to due diligence. As such, the pipeline itself is dynamic and can be expected to change frequently.

The Company's current pipeline of projects includes seven projects totaling more than 450 MW (DC) of power located across the southern U.S. and one in the Dominican Republic. In each case, the power purchase agreements run for periods of 15 to 20 years and are with counterparties we consider to be among those having the highest credit ratings in the region.

No definitive agreements have been signed, no definitive understandings have been reached, no acquisitions are currently “probable”, and there continues to be significant uncertainty as to the ultimate acquisition of all or any of the individual projects in the current pipeline. In order to complete the acquisition of any of the projects in the current pipeline, the Company must arrange financing, and to acquire all seven projects would require the Company to arrange more than $400 million in project financing. There can be no assurance that any projects in the Company's current pipeline will ultimately be acquired or, if acquired, that such projects will be successful.

Construction of Commercial Distributed Generation Facilities.

Contemporaneous with the on-going acquisition phase of the Company’s growth plan, the Company hopes to selectively and opportunistically build, own and operate solar photovoltaic production facilities based on management’s contacts as well as via the relationships and pipeline of partners.

The Company plans to target large commercial enterprises whose facilities can accommodate at least 1 MW of solar on their property and/or offer significant promotional impact for the Company through the target’s well-known brand in its community.

Gigawatt Scale Projects.

Solar energy does not become a serious contender in the industry until power plants can be built which compete with traditional power generation.  In order to compete, electricity produced must be priced so that larger plants makes sense, and, just as important, there must be demonstrable evidence from an engineering perspective, that larger plants which can withstand the forces of mother nature for extended periods. Construction on a gigawatt scale must be an engineering project with the ultimate goal of saving critical natural resources and more importantly: dollars.  The Company will promote solar energy’s inherent, long-term strategic advantage to generate electricity in a more reliable and redundant distributed mode with the goal of fundamentally mitigating electricity disruptions (brown outs, black outs) that often plague a highly centralized mode of generation (such as we have today in the US).  The Company anticipates that each utility scale project will cost approximately $1.70 to $1.80 per watt to construct or approximately $1.70 to $1.80 billion per GW.

The Company has built its management team and Board around the belief that grid parity will happen within the next few years.  We believe that the desert southwest will become a major resource for the supply of affordable energy to the United States.  Company engineering and management has already begun working with its Board of Directors, Advisors, and legal team to design its own large GW scale projects. The desert southwest has the highest number of days with sunshine in the U.S. It is important to note that a 10 megawatt facility (for example) would cost roughly the same amount in New York as it would in the desert southwest, but the facility in the desert would be exposed to more sunshine and would thus generate more electricity and more revenue.

How a Solar Energy System Works:

1.

Solar photovoltaic panels are installed (sometimes mounted on a commercial building’s roof and sometimes at a standalone location chosen to be a power generation plant), where the panels collect energy from the sun in the form of DC electricity.

2.	The direct current electricity is then converted by an inverter into AC electricity and sold back to the local or regional power utility.

3.

The AC electricity can be fed directly into the commercial building itself, for use by the tenant and/or owner of the building, similar to its use by the local electricity provider or in the case of a power generation plan, fed directly into the power grid. Since the solar energy system works in tandem with the electricity provider, the commercial user will  continue to get electricity from the provider when the user needs more than the solar energy system can provide (e.g. during overcast weather and at night, when the PV panel cannot collect energy from the sun).

Power Generation

The power generated by a power station is measured in multiples of the watt, typically megawatts (million of watts) or gigawatts (billions of watts). Power stations vary greatly in capacity depending on the type of power plant and on historical, geographical and economic factors. The rated capacity of a power station is nearly the maximum electrical power that that power station can produce. Some power plants are run at almost exactly their rated capacity all the time, as a non-load-following base load power plant, except at times of scheduled or unscheduled maintenance. However, many power plants usually produce much less power than their rated capacity.

In some cases a power plant produces much less power than its rated capacity because it uses an intermittent energy source (such as solar power). Operators try to pull maximum available power from such power plants, because their marginal cost is practically zero, but the available power varies widely—in particular, it may be zero during heavy storms or at night.

Industry

According to the U.S. Energy Information Administration’s Annual Energy Outlook for 2013, retail electricity sales are projected to grow by 24 percent (0.7 percent per year) from 3,725 billion kilowatt hours in 2011 to 4,608 billion kWh in 2040. Residential electricity sales are also projected to grow by 24 percent, to 1,767 billion kWh in 2040, spurred by population growth and continued population shifts to warmer regions with greater cooling requirements. With an aging population of generation facilities world-wide, steps will need to be taken to meet the projected energy demand.  Because of new uses for electricity and growth in developing nations, the world has demanded more electricity year after year.  This trend is expected to accelerate in the near future.  According to a March 11, 2011 article posted on Energy & Capital, an energy think tank website, energy demand will increase by 50% in the next 25 years.  The supply of fossil fuels and uranium (used for nuclear power generation) will likely be depleted at an alarming rate as generation facilities step up to meet the demand.  Bloomberg  in a March 13, 2012 article posted on its website, projected that solar generation is poised to not only compete with traditional generation methods, but in many cases, will produce less expensive electricity. We believe this creates the perfect situation for solar to become a part of the existing infrastructure and extend the longevity of traditional generation fuels.

The chart below shows total energy production worldwide in terms of an energy unit known as the British Thermal Unit ("BTU").  Most scientists work in BTUs.  The conversion from BTUs to kilowatt hours is 10,000 BTU to 2.9 KWh.

First described in Albert Einstein’s Nobel Prize winning paper on the photoelectric effect, solar power has now been around for over one hundred years.  In the last 30 years, we have seen exponential drops in the cost of solar electricity production.  These drops are quickly driving the technology to a point where solar will be cost competitive with traditional generation, on the grid. Stated another way, we believe that solar may be cost competitive with nuclear, coal and natural gas within three years – without subsidies.  The term of art for this event is “Grid Parity.” Using today’s technology, and simple math, one can calculate that a single west Texas County (Brewster County for example) could supply several times the needs for today’s electricity demand in the US.  (Brewster County = 6,182 square miles; solar density is 160 MW per square mile; 6,182 x 160 = 989 GW of potential electricity).  Similarly, a small portion of the Sahara could produce enough solar electricity to meet the demands of Africa, Europe and parts of Asia.

The chart above shows the startling drop in the cost of producing crystalline solar PV panels from 1977 through 2012.  Our analysis suggests that grid parity will occur when the cost of photovoltaic panels reaches $0.52 per watt. As of September 2014, the price is averaging approximately $.70 per watt, comparable to the forecasted amount in the chart above.  The chart below shows how the price of solar has dropped in the last three years.  If the trend line shown below continues, solar will be cost competitive with natural gas fired generation in 2015.

Beginning in 2009 (and ending in 2012) PVXchange (a PV distributor and industry monitoring company) monitored the average cost of solar modules (spot price) from manufacturers in China, Germany and Japan. We have published several white papers based on the analysis of the long term 1980 – 2012 data and the shorter term data provided by PVXchange’s research for 2009 – 2012 as shown in the graph above.  During the 1980 – 2010 period shown in the charts above, the cost of electricity has seen annual escalations in price.  The chart below uses U.S. Energy Information Administration (“EIA”) data to depict the retail cost of electricity during the period beginning in 1980 and ending in 2010.

What these charts show is startling.  The cost of electricity has escalated 250% while the cost of solar has decreased by 2,800%.  The Company does not believe that solar generation will replace traditional fossil fuel electricity production, but instead that solar power will become an important part of the equation.

The US power generation sector is at the convergence of several crossroads. According to a March 22, 2013 Frequently Asked Question published by the U.S. Energy Information Administration, about 540 gigawatts, nearly 51% of all generating capacity in the United States, were at least 30 years old at the end of 2012.  Fossil fuels, especially coal and oil, are increasingly unpopular due to pollution, availability and national security issues associated with country of origin.  Although cleaner and relatively reliable, nuclear has never caught on as a primary resource.  Prior to the Fukushima accident in Japan, nuclear appeared to be entering a period of resurgence.  It is currently unclear how this incident will impact the American plans for nuclear, though one can expect the already high expense of bringing nuclear online to be impacted. Because the fuel for solar energy will last as long as the sun continues to shine, solar can be considered a permanent source of electricity.  Clearly renewable generation will extend existing resources while the world’s engineers work on nuclear fusion and other long-term technologies that have much more limitless fuel supplies.

Solar Power

Except in US states where legislatures have required renewable energy, most utilities have not embraced renewables, which represents both an opportunity and a challenge.  Opportunities clearly come from being able to fill a demand for power, while the challenge comes from the resistance to new technology. A quick look at how generation has changed over time clarifies an important trend leading to the value of renewable energy and its role in the future.

Natural gas, coal and nuclear have grown, while oil has almost been completely eliminated.  Using data from the EIA, these charts show resources for electricity generation.

A quick glance at the data below, from the EIA shows that currently, solar makes up the smallest part of the renewable sector.  This is largely because solar has been significantly more expensive than traditional generation, a weakness that is quickly being remedied as costs drop and efficiency increases.

GTM Research gathers a complete account of industry trends in the U.S. PV industry and produces a quarterly report.  In their report for the second quarter of 2013, they show the following findings:

●	PV installations totaled 832 megawatts in the second quarter of 2013, up 15 percent over the first quarter;
●	Cumulative operating PV capacity in the U.S. now stands at 8,858 megawatts;
●	4,372 megawatts of PV are forecasted to be installed in 2013, up from 3,366 megawatts in 2012, a 30 percent growth rate;
●	The utility market completed 38 projects totaling 452 megawatts; and
●	There are currently 4.1 gigawatts of utility-scale projects in construction.

Governmental incentives

Largely due to the an increasing concern for and desire to curb industrial pollution in the US, the past few years have seen significant policies aimed to increase the use of renewable energy.  Included in these are 30% Federal Grant money for capital costs (expired in December 2013), Investment Tax Credits and accelerated depreciation schedules.  Local incentives are also encouraging growth in many states around the country.  It is important to note that our business plan does not rely on subsidies, but we do recognize the impact those subsidies have had on improving solar economics.  Currently, there are three kinds of policies which governments use to increase the use of renewable energy:

1.           Tax credits: A federal Investment Tax Credit ("ITC") of 30% is in effect for solar power until the end of 2016.  Management expects this to expire, or be reduced at that time; however, we believe solar will have reached grid parity before December 2016.  Some states like North Carolina also offer an in-state tax credit that is further encouraging solar development.

2.           Power Production: Many states have Renewable Portfolio Standards ("RPS"), which require electricity providers to generate or acquire a percentage of generation from renewable sources. However, many RPS programs have “escape clauses” if renewable generation exceeds a cost threshold. California, for example, has aggressive goals of achieving 33% renewable generation before 2020.  Some states have delayed compliance and others lack enforcement procedures. Still, many states continue to announce RPS standards.  Because of the favorable projections for solar PV efficiency improvement, and lowered costs, most analysts currently forecast that nearly all states will meet RPS mandates.

3.           Trading Markets:  A number of states have built a Renewable Energy Certificate program ("REC")* into their Renewable Portfolio Standards.  This allows electricity providers to sell renewable energy credits and use their proceeds for construction.  Some states have made REC markets mandatory, requiring electricity providers to produce or acquire renewable generation to reduce reliance on fossil fuels to generate electricity.  The REC market has become quite hot over the past few years, and the Company intends to capitalize on REC market inefficiency wherever possible.

*Renewable Electricity Certificates / Renewable Energy Certificates are tradable energy commodities that represent proof that 1 megawatt-hour of electricity was generated from an eligible source such as a Photovoltaic Power Plant.  These can be purchased to replace Renewable Portfolio Standard requirements to generate power with renewable energy.

Further Business Strategies

As previously described, the Company has a four-pronged strategy with the goal of becoming one of the world’s leading solar generation companies.  More narrative on these key elements of the business plan:

1.

Continually author and co-author white papers and contemporaneous articles on solar energy while simultaneously developing and promoting webinars which educate the energy sector and general public on the solar industry.  The white papers focus on technical and market issues and are being published on the web as well as through traditional engineering and technical publications.  Management is using these papers and webinars to bring PSI to the forefront as a recognized expert in the sector.  All published papers are hosted on www.PrincipalSolarInstitute.org.  Webinars are regularly promoted and archived on the same Institute site.

2.

The Company’s primary business model today is the acquisition of existing solar power generation assets nationwide.  Because of federal, state and local subsidies, we believe that hundreds of assets exist that are cash flow positive.  Management believes the company can achieve significant growth through proper due diligence and the acquisition of available assets.

3.

Acquired assets or companies will provide access to additional qualified projects. This will allow the Company to opportunistically build its own solar projects.  The primary goal of these type projects is to further build the Company balance sheet, increase revenue and further extend and expand valuable relationships.

4.

As grid parity moves closer, the Company is utilizing its unique resources to begin plans and strategic discussions to build a large GW scale project.  Through its management team, Board members, and advisors, many of whom have spent decades in management roles within some of the largest and best known traditional utilities (TXU Corp., Oncor), energy companies (Hunt Consolidated Energy), and others (Electronic Data Systems, Luminant Worldwide Corporation, McKinsey & Company and 7-Eleven) management believes it has strong enough contacts in some of the world’s largest companies and in the decision making segments of utilities and governments that give us the opportunities to build gigawatt scale projects in key global locations.

Project Pipeline

According to a November 1, 2013 listing from the Solar Energy Industry Association, there are over 550 major solar projects of 1 MW and above that are either operating, under construction or under development in the United States, representing over 31 GW of total capacity.  The Company is continuously evaluating prospective developer partners and acquisition targets.

The Company’s strategic acquisition plan revolves around an understanding of how the solar market has developed in the last 10 years.  In the earlier years, installations were built almost exclusively by members of the early solar movement that believed in the dream of renewable power.  The economics of these installations were almost always negative.  This was somewhat helped by state and federal incentives, but for the most part, no installations made sense from a capitalist perspective.  In the last 10 years, the manufacturing costs have dramatically fallen, while efficiencies have increased.  Simultaneous with the trends in solar, the cost of electricity has steadily climbed.  The question of solar being able to compete with traditional power generation (“grid parity”) has become a viable debate in recent years.  SolarBuzz (a market research and analysis group) reports (as of July 9, 2013) that an amazing 10 gigawatts of solar photovoltaic installations have been made since 2010.

Non-Residential Projects by System Size* (2010-2015)

Source: Solarbuzz April 2011.  US Deal Tracker

This data from industry analysts supports our own experience in the market that there are more than enough solar projects ripe for acquisition and quality partnerships to build.  The Company has worked to develop its due diligence process while simultaneously also building financial relationships and credibility in the industry.  The Company considerations for evaluating acquisitions are shown below.

Key Project Assessment Criteria

●

Power Purchase Agreement.  The Power Purchase Agreement is a legal agreement between the project builder-owner-operator, and the purchaser of electricity.  Power Purchase Agreements have been around as long as utilities have been selling electricity.  They represent the source of revenue in the acquisition.  It is important to evaluate not only the legal quality of the document, but the credit quality and stability of the buyer of electricity that is party to that PPA.

●

Location. Location is important for several factors.  The Company will evaluate location for local regulatory factors that could impact our projects and for local environmental factors that impact the amount of electricity a project may produce.  SolarBuzz lists the 10 states (as of January 14, 2014) where non-residential projects are most prevalent:

● California	● Utah
● Nevada	● New Jersey
● Arizona	● New Mexico
● North Carolina	● Colorado
● Texas	● Florida

●

Solar Renewable Energy Certificates.  Solar Renewable Energy Certificates ("SREC") vary from state to state and are constantly changing.  They represent fees paid for generation of electricity from a renewable source.  There is considerable market uncertainty concerning the value of SRECs.  Principal Solar intends to take a conservative approach concerning SRECs and limit our risk exposure through pre-sales and forward contracts where available. A SREC is a certificate, issued by that state in which the solar system is operating, representing the “green attributes” of one megawatt-hour ("MWh") of electricity generated from a solar energy system.  SREC’s are bought and sold in each state’s SREC market like a commodity and can even be sold from certain state-to-state markets.   The sale of SRECs is intended to promote the growth of distributed solar by shortening the time it takes to earn a return on investment.  The SREC is sold separately from the electricity and represents the "solar" aspect of the electricity that was produced. The value of an SREC is determined by the market subject to supply and demand constraints.  SRECs can be sold to electricity suppliers needing to meet their solar Renewable Portfolio Standards requirement. The market is typically capped by a fine or solar alternative compliance payment ("SACP") paid by any electricity suppliers for every SREC they fall short of in connection with applicable requirements.

●	Hardware.

o

Panels. While many manufacturers are producing panels, we will only undertake acquisitions with builder owner operators that have built utilizing panels from larger more financially stable manufacturers like Yingli, Trina, Canadian Solar, Sharp, Sunpower and First Solar. Currently, the Company does not have a primary supplier, but has strong relationships with major players in the industry including GCL, the world’s leading solar cell manufacturer. Along with doing business with the largest manufacturers, it is important to evaluate the quality of the warranty provided.  Principal Solar will seek hardware backed by financially strong manufacturers who have minimized warranty financial risk through investment grade reinsurance partners.

o

Inverters.  Inverters are a critical component in solar installation; they also tend to be the weak link because they fail in 10 to 15 years while the panels, with no moving parts tend to last 30 to 40 years.  For this reason, it is preferable to have extended service contracts which cover failure during the term of the PPA.

●

Operations and Maintenance.  Our engineering team is tasked with inspection of projects and evaluation of existing maintenance contracts. Ongoing maintenance will be conducted through third party operations and maintenance organizations to minimize costs.  This has been done in each of the three solar generation acquisitions the Company has completed to date.  Because of the nature of the existing assets, no maintenance contracts are currently in place.

●

Insurance.  Panel manufacturers typically include warranties covering hail damage, but not wind and flooding, nor do they cover injuries from electric shock.  The acquisition criterion includes an evaluation of the current insurance policy in place.

●

Deal structure.  We plan for acquisitions to be funded with third party financing through non-dilutive special purpose vehicles (i.e. a 5 year partnership flip, sale leaseback, and inverted lease – we have included a brief description of these vehicles below).  Additionally, as a publicly listed company, the Company will have access to various capital market strategies to help support acquisitions through the issuance of debt and equity securities.

●

Tax strategies.  Our finance model assumes various tax benefits and strategies to include bonus depreciation, accelerated depreciation schedules and investment tax credits.  For example, Modified Accelerated Cost Recovery System "MACRS") allows tangible property to be depreciated on an accelerated basis. Solar projects qualify for MACRS treatment and are depreciated, for tax purposes, over the course of six years. In recent years, Congressional legislation has amplified the tax benefits related to accelerated depreciation to include a 50% first-year ‘bonus depreciation’ provision for qualified renewable energy systems. The bonus depreciation incentive expired at the end of 2013 yet, provided that, as in prior years, it may yet be extended and applied retroactively to January 1, 2014.

The 50% first-year bonus depreciation provision, first enacted in 2008, was extended in February 2009 (retroactively for the entire 2009 tax year) under the same terms as originally enacted by the American Recovery and Reinvestment Act of 2009 (House of Representatives Resolution ("H.R.1"). It was renewed again in September 2010 (retroactively for the entire 2010 tax year) by the Small Business Jobs Act of 2010 (H.R. 5297). In December 2010 the provision for bonus depreciation was amended and extended yet again by the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (H.R. 4853). Under these amendments, eligible property placed in service after September 8, 2010 and before January 1, 2012 was permitted to qualify for 100% first-year bonus depreciation. The December 2010 amendments also permitted bonus depreciation to be claimed for property placed in service during 2012, but reduced the allowable amount from 100% to 50% of the eligible basis. The 50% first-year bonus depreciation allowance was further extended for property placed in service during 2013 by the American Taxpayer Relief Act of 2012 (H.R. 8, Sec. 331) in January 2013. As of May 21, 2014, an extension of the 50% bonus depreciation through 2016 is being considered by the U.S. Congress as a part of the "Expiring Provisions Improvement Reform and Efficiency (EXPIRE) Act", though no assurance can be made as to its ultimate passage or final terms.

●

Valuation.  All acquisitions will be made at fair valuations based on discounting the value of the PPA revenue and overall project cash flows.  Additionally, we focus on assets that are accretive to cash flow.  This is possible because of economies of scale, prudent transaction structuring, and understanding market dislocations in the pricing of electricity and renewable energy credits.

●

Leverage. Many times, builder owner operators utilize loans to fund construction of facilities, which are guaranteed by the owner and, sometimes, their financial partners.  We plan to finance projects through subsidiary special purpose vehicles. Utilizing these common project finance structures we believe that we will be able to finance projects on a limited or no recourse basis.

White Papers, Standards and Thought Leadership

Over the past two years via the acquisition of and expansion of the Principal Solar Institute (www.principalsolarinstitute.org) (the Company’s solar industry website), the Company has become one of the most prolific authors in the solar industry.  The Company has produced multiple white papers and dozens of articles on solar and solar-related topics.  The Institute also regularly hosts industry experts to conduct valuable and relevant webinars.  The long-term goal is to publish an authoritative library of papers and webinars that will represent a single source and resource for understanding the solar industry.  In the fall of 2012, the Company launched the Principal Solar Ratings System, an industry-first ratings system that allows easy, unbiased, comprehensive analysis and comparison of photovoltaic modules and solar power generation systems. The Institute built the Ratings system by bringing together a standards committee consisting in the view of our management, of some of the best-known and highly regarded individuals in the sector.

The list of papers currently published (✔) and pending (●) on www.PrincipalSolarInstitute.org:

✔	Turning Green Into Greener: Solar 101
✔	Shining Light on Renewable Energy in Developing Countries
✔	Navigating Environmental and Regulatory Issues to Reduce Risk
✔	Interfacing with the Electrical Grid
✔	Next Generation Vehicles: Addressing Air Quality, Fuel and Efficiency
✔	Energy Efficiency and Sustainability in the Organic Food Supply
✔	DOD Takes Aggressive Lead / Early Adopter
✔	The Capitalist Case for Solar Energy.
✔	Solutions for the Texas Energy Shortage.
✔	Feed-In Tariffs: The Proven Road Not Taken.
✔	Investing in the Power of the Sun
✔	Solar Goes Mainstream Why Distributed Solar Makes Sense Today for Large Electricity Buyers.

●	Electricity Transmission using microwave and Laser Technology.
●	How Will Solar Reach Grid Parity?
●	Best Locations for Building Solar
●	Regulatory environment for Solar
●	Solar and natural gas – the perfect complimentary pair
●	Solar in the Future – Geosynchronous Based Generation
●	Evaluation of Future U.S. Electricity Needs
●	Solar as a tool for Metropolitan Water Districts
●	Storage of Electricity
●	Building an International Network of Solar Generation Plants
●	Advantages of Solar Over: Coal / Nuclear / Natural Gas
●	Advantages of PV over Thin Film and Solar Thermal.
●	Solar for Land Reclamation Areas
●	Desalination of the World’s Water Supplies
●	Off-Grid Solar
●	PV Efficiency Projections
●	DC Transmission Lines and Other technologies for the National Grid
●	Solar power and recharged vehicles.

      The Company regularly evaluates and seeks out well-known and highly regarded individuals and think tanks for collaboration as co-authors for white papers.  Final editing and publishing is done by us through our Principal Solar Institute website (www.PrincipalSolarInstitute.org).  The authoring process takes approximately six weeks.

Along with the publication of papers and webinars, the Company plans to become an industry focal point for solar vendors and buyers.  In January 2011, the Company acquired Capstone Solar, an entity focused on bringing together vendors and buyers in an online webinar environment.  Capstone Solar has been integrated into the Company’s marketing and business development operations and is a component of the Principal Solar Institute (the Company’s solar industry website).

Our goal is to operate the Principal Solar Institute as an unbiased standalone division. Due to the fact that we do not produce nor sell photovoltaic modules, we believe that developing a scientifically based objective rating system designed to analyze and compare products manufactured by others, promotes competition, transparency, and integrity within the industry.

Principal Solar Institute PV Module Rating

As the solar industry has grown, individuals and installers have developed an assortment of disparate methods for selecting PV modules. Many of these methods rely upon product specification sheets or marketing brochures provided by the manufacturers. We believe that analysis of such an inconsistent dataset is ineffective because it does not typically include details about the relative productivity and non-uniform availability of key specifications for comparison. We believe that this variety of criteria makes it difficult to adequately identify an optimal PV module and often leads to inconsistent or arbitrary selection of PV modules.

The Principal Solar Institute PV Module Ratings are designed to allow large-scale solar consumers to make informed, intelligent comparisons and decisions when selecting PV modules. The goal of the Principal Solar Institute PV Module Rating is to define the standard for comparing critical characteristics of PV modules between different manufacturers, as well as across individual product lines.

Our Rating is a tabular shortcut that we believe can be used to quickly scan thousands of PV modules to find the most productive, and allow a quick and simple cost-benefit analysis, and it has been used by residential installers to explain to customers why more expensive PV modules may actually be better in a cost benefit analysis. We have used our energy production metric in our own project analysis and due diligence, and it can be used by commercial installers in both residential and commercial situations, those requesting construction proposals ("RFPs"), municipalities in order to establish efficiency guidelines, and by literally thousands of companies and entities worldwide of all sizes and description.

An individual Rating is a number, for example "9.2". As a relative measure, it means nothing except in comparison to the Rating of another PV module, for example "8.7". Furthermore, only when considering the price of the two PV modules being compared can a buyer determine which module has a higher value in their project. A PV module with a slightly lower Rating but with a significantly lower price could produce a higher value for the buyer over the life of the project.

Like a barrel of oil, a PV module also represents a consumable quantity of energy over its lifetime. Unlike a barrel of oil, the power generated by a solar module is further dependent upon a wide-range of design characteristics, manufacturing variables, and installation and location specific aspects. Day and night cycles, installation latitude, and seasonal variation in sunlight and temperature predictably influence the module's power generation output. Additionally, the varying effects of weather—primarily cloud cover, dust, and rain, are location specific and all reduce the module's output. Beyond these location specific influencers, there are manufacturing and design characteristics of the module itself that will differentiate modules within a manufacturer’s offerings and between manufacturers, even under identical environmental conditions. Examples of these design characteristics are the individual solar cell's efficiency that, when placed together, form a module; the productive area of the module (i.e., influenced by the shape and spacing of individual cells); how the module reacts to temperature and humidity, how the module degrades and over what period of time, and its expected failure rate.

The Rating Process

Principal Solar Institute does no independent testing of its own. Instead, it takes the plethora of data published by a PV module's manufacturer including those items we consider significant contributing factors in estimating the lifetime energy production of a PV module which include the module's 1) maximum power, 2) manufacturing tolerances, 3) temperature coefficient, 4) nominal operating cell temperature, 5) low light efficiency, 6) degradation rate, and 7) total area efficiency. Each of these significant contributing factors is described further in items 1-7 below, respectively.

To apply the Company's proprietary collection of standard engineering algorithms, our analyst inserts that data made available by the manufacturer into the appropriate engineering algorithm reflecting that particular energy production significant contributing factor (much like inputting a numerical value into a mathematical formula), sums the output from algorithms covering all of significant contributing factors, and thereby determines the calculated 25-year expected Lifetime Energy Production ("LEP") of that individual model of PV module. The resulting LEP is then divided by the LEP of an idealized PV module created by the Company to create a relative Rating number for the PV module being reviewed.

Loca tion and installation specific aspects conspire to reduce the accuracy of the calculated LEP, but such would affect all modules situated in the same environment similarly. Thus, it is possible to divide the LEP by the energy produced by a theoretical ideal PV module and create a numerical value –the "Rating"– that specifies a relative performance measure across a large number of modules offered by manufacturers around the world. The Rating does not attempt to measure the actual influence of the location and installation specific aspects of module performance but, instead, uses its proprietary collection of standard engineering algorithms, including a standard model of sunlight intensity and temperature applied against the manufacturer's published data, to calculate their relative effects on individual PV modules.

Beyond the simple "power value" specified by the module's manufacturer (for example, "300W"), the additional aspects of the module's design and performance characteristics are generally all published by the module's manufacturer, but they cannot be directly referenced to calculate energy production because of the expected range of sunlight and temperature possibilities. However, using the Rating established by Principal Solar Institute, it is a simple process to compare modules on a relative basis. One example of a useful comparison is a cost-benefit analysis based on dollars per energy units produced. A PV module buyer can simply divide the cost of a module by its Rating to obtain a relative cost proportional to the energy production.

Our PV Module ranking ("Ranking") is simply the ordinal sort of our Ratings. A higher Rated PV module will have a greater Ranking than a lower Rated PV module.  Our Ratings have not yet gained widespread acceptance.

The significant contributing factors in estimating the LEP of a PV module are described in the sections below, along with an explanation of how each affects the Rating. There is no weighting of the factors. Instead, each factor has an identifiable effect, power reduction or power increase, and that effect is used with our proprietary collection of standard engineering algorithms to estimate the energy produced over the PV module's lifetime. These algorithms use a standard model of daily sunlight intensity which varies from dawn to dusk, and temperatures that are characteristic of the time of day and seasons.

1— ACTUAL TESTED MAXIMUM POWER VS. ADVERTISED POWER

Generally, PV module manufacturers advertise a power value for each of their products, for example, "300W", and that power value is a primary factor in the design of any solar power system. The advertised value is useful for marketing and buyer convenience but, by multiplying the module's voltage and current at maximum power, both published by the module's manufacturer, a module advertised as 300W might have an actual tested maximum power of 299.83W. While the difference may be small in a residential project or a small solar array, in a utility scale project deploying tens-of-thousands or hundreds-of-thousands of modules, that small difference can be meaningful. Modules with higher tested maximum power values produce more energy than those with lower maximum power values.

2— NEGATIVE POWER TOLERANCE  (manufacturing tolerances)

In all manufacturing processes, products exhibit a deviation from their design target. In PV module production, this is called the "power tolerance" and is published by the module manufacturer most usually as a variation such as ± 3 percent. Higher quality production lines control this variation better and manufacture products with less variances (i.e., a smaller or "tighter" tolerance). A smaller tolerance is better for the customer since PV systems assembled from arrays of such PV modules are more likely to meet the overall system design specifications. The PV module Rating takes this characteristic into account by subtracting the negative end of the power tolerance range (i.e. the negative 3%) from the manufacturers published power value, and then calculating the energy produced and its input to determining the Rating. By subtracting the negative end of the power tolerance in our calculation, we assume, for purposes of our calculations, that the modules may all produce at the bottom end of the power tolerance level; and we thereby provide a more conservative measure in the Rating. We believe it is better for consumers and easier for designers to engineer a system if the power tolerances are narrower. We further believe a conservative Rating will result in the overall system performing better when compared to its design, and that the system will have a greater LEP because some of the PV modules will actually perform better than their negative power tolerance.

The Negative Power Tolerance value is used to calculate the impact on energy production by using daily varying sunlight intensity and time in order to convert power (W) to energy (kWh). A zero negative power tolerance results in no loss of energy production, while increasingly larger negative power tolerance will result in an increasingly greater loss of energy production.

3— TEMPERATURE COEFFICIENT AT MAXIMUM POWER

Solar cells produce less power at higher temperatures due, in part, to 1) thermal heating from ambient conditions and 2) local heating resulting from the module's nominal operating cell temperatures (described below). Temperature coefficients, a measure of the panel's sensitivity to temperature changes, are empirically determined and used to describe the negative effect of increased temperature on PV module power. A higher temperature coefficient has more impact on energy production in warmer climates or where the PV modules are mounted in high-temperature locations, such as a dark roof. For the manufacturer to determine and publish the temperature coefficient of its modules, a sampling of PV modules from each product line must be tested by an independent lab at a specific illumination over a prescribed range of temperatures. Products with a higher (absolute) temperature coefficient will have a lower LEP. All information used in the PV module Rating relating to temperature coefficient comes directly from manufacturer supplied information.

4— NOMINAL OPERATING CELL TEMPERATURE

In addition to the influence of ambient temperature, PV modules themselves generate heat when operating and that heat also reduces the energy the modules produce. Generally, as a PV module collects more solar energy at times when more sunlight is available, the temperature of the solar cells increases because of the increased current flow. At standard conditions, this characteristic operating temperature is called the nominal operating cell temperature NOCT. A higher NOCT amplifies the negative effect caused by the temperature coefficient. Module manufacturers determine and publish the module's NOCT by employing an independent testing lab applying standard test conditions.

Like all parameters used in calculating the Rating, the module's manufacturer employs an independent laboratory to test and publish the NOCT of various panels by introducing a PV cell into an isolated environment having a stabilized temperature of 25°C (77°F), and measuring the rise in temperature of the cell itself over a standard period of time in the standard test condition. All information used in the PV module Rating relating to nominal operating cell temperature comes directly from manufacturer supplied information.

5— LOW LIGHT EFFICIENCY (POWER AT LOW ILLUMINATION / POWER AT HIGH ILLUMINATION RATIO)

Most of the time, PV modules do not operate under optimum insolation (i.e., with maximum exposure to the sun). Peak sunlight is available for a limited time each day, and much of the power produced by PV modules is produced under off-peak conditions. Cloud cover also creates non-ideal operating conditions. Some PV modules perform better than others in off-peak conditions. Recognizing the significance of this characteristic is important in selecting a superior PV module—one with higher Lifetime Energy Production. In order to calculate the impact on LEP, power must be measured at two different illumination levels; and we have included the power at low illumination and power at high illumination ratio characteristic in the Principal Solar Institute PV Module Rating. In order to determine and publish the power at low illumination and power at high illumination ratio, the module manufacturer employs an independent testing lab using a calibrated solar spectral equivalent light source of low illumination (200W per meter squared) and high illumination (1000 watts per meter squared). Temperature and other test conditions are held constant during this test. Because of module manufacturing differences, the ratio of power produced at these two test conditions differs from the expected of 0.2 (calculated as 200W/1000W). Results from these measurements are used to determine a characteristic called the insolation response function of the PV module. The insolation response combined with the daily insolation is a key component of the LEP. All information used in the PV module Rating relating to low light efficiency comes directly from manufacturer supplied information.

To incorporate the ratio in the calculation of energy, the Institute uses a standard model of insolation that includes a full daily range of intensities. In this way, modules with superior Low Light Efficiency (i.e. efficiencies greater than the expected 0.2) will have a greater energy production during times of low light and a greater LEP.

6— ANNUAL POWER REDUCTION

Solar cells comprising PV modules and the protective materials covering them degrade over time, resulting in a reduction in yearly power production. As maximum power decreases, so does the amount of energy that is produced at specific conditions. Some manufacturers provide a numerical value for annual power loss in their datasheets, but generally the significant metric for consumers is the warrantied power. Warrantied power performance is used to calculate LEP and contributes to a PV module’s rating.

To convert this to an impact on energy production, the Institute, in computing the Rating, reduces energy production in accordance with the manufacturers’ performance warranty. The annual power reduction is used with time and our model of insolation and temperature to covert power (W) to energy (kWh). The annual energy reductions are added linearly over the 25-year expected lifetime of a PV module. All information used in the PV module Rating relating to annual power reduction comes directly from manufacturer supplied information.

7— TOTAL AREA EFFICIENCY

PV modules are assembled from arrays of solar cells, and it is not always possible for the manufacturer to cover the entire surface of a module with solar cells. The degree of coverage is called Total Area Efficiency and is calculated by dividing the module power by its total surface area. Since more concentrated wattage in a PV module improves design flexibility and efficient use of space—especially on rooftops—a higher total area efficiency increases a PV module’s rating. The area of PV modules is published by the module's manufacturer. The LEP, as calculated by the combined energy impacts of characteristics 1-6 above, is divided by this area to create the Area Efficiency. Modules with higher Area Efficiency will harvest more energy from a specific area than those with lower Area Efficiencies. All information used in the PV module Rating relating to total area efficiency comes directly from manufacturer supplied information.

8— FAILURE RATE

Several PV module tests done by the module's manufacturers do not have a direct impact upon the average cost of electricity but, instead, measure the expected durability of the PV module in long term operation and can indicate whether the PV module is less reliable and is likely to fail or have reduced power during normal use, causing a loss of production. The manufacturer also gathers reliability data through customer's field reports. Though a manufacturer’s warranty can reduce the cost of a PV module failure, it cannot eliminate the risk or the associated loss of electricity production and loss of revenue. Manufacturers generally do not publish their reliability data, and we do not attempt to measure or consider reliability aspects in our Rating system.

Integrity of the Approach

We believe the Principal Solar Institute PV Module Ratings are unbiased in the sense that we run all PV modules through the same algorithms, with no bias toward results. Since all modules are rated based initially on information supplied by the manufacturer, we believe that by using the same criteria for each module evaluated we eliminate our ability to effect the results of the review process. It is our opinion that by being consistent in the application of a standard and uniform algorithm to all modules we evaluate, and by using data supplied by manufacturers, we are being consistent and unbiased in our evaluation of any individual PV module.

Ratings Acceptance

The acceptance level of the ratings is a rather subjective concept. We are encouraging adoption of our PV module Ratings by taking advantage of frequent educational opportunities including presentations at trade shows, webinars, white papers, etc., and we have commentary from our Internet community that indicate their appreciation of and interest in using our PV module Ratings. We do not, however, have any goals or milestones for acceptance or a timeline during which we plan to attempt to increase the adoption of the Ratings.

While only one municipality has formally adopted the ratings (Solarize Frederick County, Maryland) and requires solar installers to submit a Principal Solar Institute PV Module Rating along with new installation requests, reference to the ratings has also appeared in trade journals, technical publications, and blogs. Additionally, we receive regular inquiries from consumers looking for ratings, our website, www.principalsolarinstitute.org, is receiving more than 11,000 views per month representing more than 2,000 unique visitors, and we have approximately 2,600 subscribers to our periodic distributions . Additionally, we have had some inquiries from manufacturers regarding the ratings and no specific complaints or concerns about the resulting ratings.

Sales and Marketing

The Company’s business development team is focused on analyzing the solar market and companies, pursuing relevant acquisition discussions and expanding the Company’s network of advisors and partners. The Company has developed relationships with trainers, solar vendors and financing entities to broaden access to builder owner operators that meet the criteria in each stage of the acquisition plan.  We currently have strong relationships with several such entities that are providing a robust pipeline of targets as well as utilizing our data sources for partner identification.

The Company has deployed version 1.0 of its website (www.PrincipalSolar.com).  The key feature of the site is the tie in to the Principal Solar Institute (www.PrincipalSolarInstitute.org) which presents the library of Company-developed white papers, and other relevant resources and news in the solar and renewable energy fields.

The Company is also aligning itself with strategic partners who are actively promoting the expansion and adoption of renewable energy.  These partners include think tanks, policy organizations, major energy companies, commercial developers and local community leaders. The Company believes that collaboration with other stakeholders in the transforming energy business will accelerate its visibility and success.

Acquisition and Financing Structures

Financial Structure Overview

We plan to use a variety of legal and financial structures in the development and acquisition of solar power production capacity. The most common structures currently used in the industry are direct equity, a partnership flip, a sale leaseback, and an inverted lease.  Each structure will be tailored to maximize each individual project and to achieve the highest probably of risk adjusted returns above our investment threshold.

Direct Equity: With direct equity, the project will be structured much like a traditional leveraged buy-out acquisition.  At the simplest level, this will utilize a senior lender with an amortizing loan, preferably with a 10 to 20 year amortization schedule and an equity partner and/or equity provided directly by the Company.  Cash flows will be divided based on a pro-rata split after debt service.

Partnership Flip: With the partnership flip, the Company will utilize a partner that co-invests in a project typically motivated by tax credits to drive their returns. One partner will receive the majority of tax benefits from the project until a certain trigger point. On the trigger, ownership flips and the Company will receive the majority of project cash flows.  This flip can be time contingent (usually a minimum period of 5 years per IRS regulations) or yield contingent (usually approximately an 8 or 9% internal rate of return).

Sale-Leaseback: Used frequently in corporate real estate transactions, there is a sale of the asset by one party to another.  A sale leaseback is the disposal of a building, land, or other property to a buyer under special arrangements for simultaneously leasing it on a long-term basis to the original seller, usually with an option to renew the lease.

Inverted Lease or Lease Pass-through: The inverted lease is almost the opposite of the sale-leaseback structure.  The buyer directs lease payments to the seller. The Investment Tax Credit ("ITC") is then passed-through from lessor to lessee.  Typically the lessee will retain a preferred return and a percentage of project cash flows. This is a highly complex structure with a very important feature: there are multiple 'levers' available to the various parties.  There can be a negotiated ITC split, a different split on up-front investment, and yet another split on any potential loss allocations. A lessee may own up to 49% of the lessor.  In cases where the lessee may have tax liability for gains outside of the transaction, the lessee may be able to capture a loss allocation on its investment.  This loss allocation means that it may be in the investors’ interest to have a severely underperforming project. Inverted lease structures are much more complicated than provided for here.

Competition

There are currently five types of competitors for the Company:

1.

Traditional power generation companies – this group represents the largest power generation in the energy sector.  They typically generate electricity using fossil fuels (e.g. coal and natural gas), nuclear, and hydro. The Company views these companies as potential partners.   The Company plans to bring solar expertise to an industry that is historically slow to move.   With 30+ year life expectancies for their fossil-based energy generation facilities, traditional power companies are far more deliberate in allocating new funding to power plants.  Power generators need to be able to sell their generation to utilities to justify the capital expense of building a new plant.  By demonstrating the ability to own and operate solar facilities, the Company believes that it can become an attractive partner for traditional power generators looking to expand into renewable energy, but reluctant to independently commit to a new power source.

2.

Solar Thermal – has been deployed on a limited scale to-date around the country.  More efficient than PV, it has moving parts, which can cause efficiency and cost issues in the long term.  Over the last few years, less and less solar thermal is being commissioned due primarily to the decrease in cost of solar PV.

3.

PV Installers – The Company is aware of regional solar installers in various markets in the US.  Most actually represent partners more than competitors due to our generally complementary business strategies.

4.

Independent Power Producers ("IPPs") and Large Solar PPA Developers  – Independent Power Producers are owners and operators of power plants, including solar power plants, who sell electricity via power purchase agreements to local utilities.  A small number of IPP’s have begun adding solar to their portfolios (Recurrent and Sun Edison for example).  While these firms represent a source of competition for the Company, their presence in the marketplace actually legitimizes the goals of the Company.  The large solar developers who own PPA’s and sell the resulting electricity have become de facto IPP’s.

5.

Wind Farms –Wind generation had a phase of popularity that has slowed considerably.  Because of problems with gearing and maintenance, many wind farms have closed. Gearing problems and maintenance continue to plague wind turbines, yet new technologies make this form of generation profitable in many locations and wind development does continue.   In contrast to solar, wind tends to be more dependable at night and this is not when additional generating capacity is needed.   Peak demand across America’s population growth areas (South and West) occurs during hot summer days which favors solar.  During these times, many utilities must buy peak power from inefficient, older power plants at higher prices.   Overnight, only the most efficient, cost-effective power plants are needed in order to provide the base load of electricity generation demanded by customers.   Solar PV and wind provide the majority of their power output at very different times and therefore don’t really compete.

As described above, there are several competitive technologies.  Below we will focus on companies that fall under “Independent Power Producers ("IPPs") and Large Solar PPA Developers” above.  There are several notable players in this space which is just now beginning to grow in the U.S.  The American Solar Energy Society ("ASES") is the national trade association for all solar related companies.  Market research suggests that there are few companies with pure solar business models similar to that of the Company.  The company has recently re-evaluated the competitive landscape of the market and each of the competitors mentioned below is helping to grow this business sector, and may in fact become viable strategic partners and/or acquisition targets for the Company as we grow.

●

Canadian Solar (NASDAQ: CSIQ). Canadian Solar is a major solar module manufacturer with manufacturing facilities in Canada and China. The company’s primary revenue source is the sale of solar modules, but it has recently begun to develop solar projects as well. As of August 2014, roughly 30% of the company’s revenue was being generated by its Total Solutions business, which includes project development and project construction. Canadian Solar has built a pipeline of over 1 GW DC worth of solar projects. The primary business model is to develop or co-develop projects, deploy Canadian Solar modules and sell the operating project to an Independent Power Producer or other investor.

Canadian Solar is more likely a partner to Principal Solar than a competitor, but their desire to deploy their modules via their project development business matches well with Principal Solar’s desire to finance, own and operate solar projects.

●

Solar City (NASDAQ SCTY). Among its primary services, the company designs, finances and installs solar energy systems, performs energy efficiency audits, and retrofits and builds charging stations for electric vehicles. Solar City’s primary business model is the solar lease. Solar City installs solar systems on residential and commercial buildings, which they own, and they sell the resulting power to the homeowner/business owner. Solar City generated almost $125 Million in revenue in the first six months of 2014 on solar leases and the sale of solar systems.

Solar City is a reasonable comparison for Principal Solar in that Solar City owns solar systems and sells electricity via power purchase agreements. Solar City targets residential and commercial customers, creating a high volume, transaction-based model, where Principal Solar targets utility scale solar projects, utilizing a low-volume, high-value business model.

●

TerraForm Power (NASDAQ: TERP). TerraForm is a solar "yieldco" (a publicly traded company that is formed to own operating assets that produce a predictable cash flow), spun off from SunEdison. In effect, SunEdison, a solar project developer, places its solar projects in the TerraForm yieldco. The yieldco went public in July,and has a current market cap of over $3 Billion. TerraForm’s initial portfolio was just over 800 MW, which included 322 MW of operating projects, 270 MW of acquisitions, and approximately 190 MW of projects under construction.

TerraForm is a very accurate comparison of Principal Solar’s business model. TerraForm, like Principal Solar, bases its valuation on the value of its booked solar assets. As a yieldco, TerraForm demonstrates the valuation of large solar porjects in a publicly-traded company.

●

First Solar (NASDAQ FSLR). From First Solar’s SEC Filings: First Solar, Inc. manufactures and sells photovoltaic (PV) solar modules with an advanced thin-film semiconductor technology, and it designs, constructs, and sells PV solar power systems. The Company is a thin-film PV solar module manufacturer and a PV solar module manufacturer. It operates its business in two segments: components segment and systems segment. Its components segment involves the design, manufacture, and sale of solar modules, which convert sunlight into electricity. Its systems business involves the sale of its solar modules coupled with the engineering, procurement and construction of the solar PV power plant.

First Solar, like Canadian Solar, is a solar module manufacturer that uses its project business as a means to generate additional revenue and as a vehicle for placing their solar modules into the market place. First Solar has a market cap of over $7 billion, making them the largest solar company in the United States. Like Canadian solar, first Solar is more likely a partner for Principal Solar than a competitor, but comparisons are still meaningful.

While the Company clearly recognizes the competition, ultimately we believe there are several things that differentiate the Company from the competition as discussed previously.  Like the utility industry (which according to the American Power Association’s 2010-11 Annual Directory & Statistical Report, includes 3,269 electricity providers nationwide serving 143,265,021 customers in the United States), we do not anticipate one big winner or even one big provider.  Instead, our management believes that the solar industry will be controlled by companies in and persons familiar with the existing traditional power industry. On that assumption, we have built a management team of Board members and executives, who come from the traditional energy industry. We believe that gives us a significant advantage.

The solar energy industry is intensely competitive and rapidly evolving. The number of PV product manufacturers, suppliers, and installers has rapidly increased due to the growth of actual and forecasted demand for PV products and the relatively low barriers to entry. We expect that the prices of PV products, including PV modules, may continue to decline over time due to increased supply of PV products, reduced manufacturing costs from economies of scale, and the advancement of manufacturing technologies.

Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. The greater size of many of our competitors provides them with cost advantages as a result of their economies of scale and their ability to obtain volume discounts and purchase raw materials at lower prices. As a result, such competitors may have stronger bargaining power with their suppliers and have an advantage over us in pricing as well as securing sufficient supply of PV components during times of shortage. Many of our competitors also have better brand name recognition, more established distribution networks, larger customer bases or more in-depth knowledge of the target markets. As a result, they may be able to devote greater resources to the research and development, promotion and sale and respond more quickly to evolving industry standards and changes in market conditions as compared to us. Our failure to adapt to changing market conditions and to compete successfully with existing or future competitors would have a material adverse effect on our business, prospects and results of operations.

Another key differentiating point between the Company and the primary IPPs and Large Solar PPA Developers can be broken into two parts: 1) many of the companies on this list are backed by a parent company with non-solar goals; Principal Solar is not faced with the conflict of maintaining combustion generation in addition to solar generation, and 2) the other companies on this list are not building a business based on the sale of electricity to off-takers. By needing to develop new projects and/or by needing to constantly deploy new capital to make transactional profit, these companies may be constrained by the other portions of their business or motivated to make decisions that could be seen as detrimental to their solar portfolios.

Principal Suppliers

Most parts for building solar generation facilities come from China, Japan, Germany and the U.S. The Company will not manufacture solar PV modules, inverters or other components used in its solar energy systems itself, but will instead purchase those components directly from manufacturers or, in some cases, from third-party distributors.  The Company intends to purchase solar PV modules manufactured by GCL Solar and others.  The Company plans to purchase inverters manufactured by SMA Solar Technology and others.  The Company plans to purchase the components used in its solar energy systems on a purchase order basis from a select group of manufacturers or suppliers.

If the Company is unable to purchase from any of these sources, the Company believes it would not have difficulty in securing alternative supply sources, because all of the components used in its solar energy systems will be available from a number of different sources globally.  With that said, the world-wide market for solar PV modules has from time to time experienced shortages of supply that have increased prices and affected availability.

Material Acquisitions

To date, the Company has completed four acquisitions.  The first, a small Texas based technology company named Capstone Solar was acquired in January 2011 because of its unique webinar technology, its access to industry vendors, and its marketing expertise.  Capstone Solar has been integrated into the Company’s marketing and business development operations, continues to run webinars and is a component of the Principal Solar Institute website. The next three acquisitions have been entities that own Power Purchase Agreements (each acquisition is described in greater detail below).  In total, the production facilities acquired amount to just under 3,500 kilowatts.

Capstone Solar

Capstone Solar (“Capstone”) was acquired by Principal Solar Texas pursuant to a Share Exchange Agreement entered into with the shareholders of Capstone, Rick Borry (our current IT consultant), and Dan Bedell (our EVP of Strategic and Corporate Development) in January 2011 in consideration for 500,000 shares of the restricted common stock of Principal Solar Texas.  Capstone did not have any significant revenue generating activity prior to its acquisition and the Company received no profits during 2011 or 2012.  The Share Exchange Agreement also provides that if Capstone enters into bankruptcy or becomes insolvent for four years following the closing, ownership of Capstone reverts back to Mr. Borry and Mr. Bedell.

SunGen Mill 77 LLC and SunGen StepGuys LLC

Pursuant to a Limited Liability Company Membership Purchase Agreement (the “Membership Purchase Agreement”), entered into with the sole owner of SunGen Mill 77 LLC and SunGen StepGuys LLC (the “SunGen Entities”) and Talmage Solar Engineering (“Talmage”) in September 2011, we acquired the SunGen Entities in consideration for $1,000 in cash and the satisfaction of $841,154 of outstanding liabilities payable by the SunGen Entities to Talmage in consideration for 440,163 shares of our restricted common stock issued to Talmage.  The SunGen Entities own and operate certain solar power generation facilities, described in greater detail below under “Description of Property”.  The Company and Talmage also entered into a Maintenance & Operations Agreement at closing to provide for Talmage to perform certain services in connection with the facilities acquired by the Company pursuant to the Membership Purchase Agreement (the “Maintenance Agreement”).  Pursuant to the Maintenance Agreement, which has a term of five years (beginning September 2011), subject to automatic renewals unless either party terminates the agreement with 30 days prior written notice, and in consideration for the services agreed to be performed by Talmage, a service fee of $12 per Kwh per year.

Power generated by each of these facilities (4% of consolidated revenues in 2013) is sold pursuant to an Energy Management Services Contract (an executory contract), not a Power Purchase Agreement. Pursuant to the agreement, all electricity generated is sold to the users upon whose property the solar facility is installed at a floating price reflecting a 10% discount to electricity prices in the area and for a term expiring in 2025, with an option for the purchaser to extend for two additional terms of 25 years each.

Powerhouse One

Effective December 31, 2012, the Company entered into a Purchase and Sale Agreement (as amended from time to time) with Vis Solis, Inc., a Tennessee limited liability company, and AstroSol, Inc., a Tennessee corporation (together "Co-Sellers"), the members of Powerhouse One, LLC (“Powerhouse”), whereby, effective June 17, 2013, 89% of the outstanding membership interest of Powerhouse was exchanged for $6,200,000 in cash.  Powerhouse owns and operates a ground mounted solar electric generation facility consisting of four projects: Lincoln Farm I, II, III and IV (each a separate wholly-owned limited liability company), located in Fayetteville, Tennessee.  The project was designed as a 3 MW facility providing approximately 4.5 million Kilowatt hours of electricity per year. At the time of acquisition, the four solar arrays owned by Powerhouse had a remaining estimated useful life of 23 years (being first placed in service in 2011. Power generated by the facility is sold to a utility in Fayetteville Tennessee under an index-priced Power Purchase Agreement having a fixed premium of $0.12 per kilowatt-hour over the GSA-1 scheduled rate (currently approximately $0.10 per kWh) through 2021, and a market rate based upon the then current GSA-1 scheduled rate for the remaining 10 years of the initial 20 year term ending in 2031.

In connection with the acquisition, Powerhouse, and certain of its subsidiaries, entered into a Loan and Security Agreement with Bridge Bank, NA (“Bridge Bank” and the “Loan Agreement”).  Pursuant to the Loan Agreement, Powerhouse borrowed $5,050,000 from Bridge Bank, which bears interest at 7.5% per annum, with monthly interest payable in arrears, and certain amortization payments due quarterly in an amount of between $55,514 to $77,574 (increasing during the term of the loan).  The amount borrowed was used to pay the purchase price of the Powerhouse acquisition. The amount borrowed under the Loan Agreement is due on the fourth anniversary of the loan date (June 17, 2017), can be prepaid at any time with thirty (30) days prior written notice, provided that an additional 7% of the principal amount of the loan is due if the loan is repaid within the first year of the loan, 6% is due if repaid within the second year of the loan, 5% is due if the loan is repaid within the third year of the loan and no additional amount is due if repaid three years from the date of the loan.  The Loan Agreement required a commitment fee of 1% of the loan amount, an underwriting fee of 1.75% of the loan amount and a yearly annual portfolio management fee of 0.16% of the amount outstanding under the loan.  Pursuant to the Loan Agreement and a separate Pledge and Security Agreement, all of the membership interests of Powerhouse and all of the assets of Powerhouse were pledged as security to secure the repayment of the loan.  The Loan Agreement requires certain affirmative and negative covenants, including requiring Powerhouse to maintain a debt coverage ratio of not less than 1.10:1; prohibiting any sales or transfers of assets of Powerhouse without the approval of Bridge Bank; prohibiting any change in control of Powerhouse; and prohibiting Powerhouse from granting any other party a security interest over its assets.

Pursuant to a Guaranty Agreement, the Company agreed to guaranty the repayment of the loan made pursuant to the Loan Agreement and the performance by Powerhouse of the Loan Agreement.

Effective June 17, 2013, we granted a warrant to purchase 151,050 shares of our common stock to Bridge Bank in connection with the acquisition of Powerhouse.  The warrant has an exercise price of $1.00 per share, cashless exercise rights, redemption rights providing the Company the right to redeem the warrant for $604,200, anti-dilution rights associated with offerings of equity securities, a term expiring on the first to occur, of the 10 year anniversary of the grant, the closing of the Company’s initial public offering (which is being affected pursuant to the Registration Statement of which this Prospectus is a part), or the liquidation of the Company (each a “Termination Event”), and the warrant is automatically exercised on a cashless basis upon a Termination Event.  The Company also provided the holder registration rights in connection with the grant of the warrant.

As part of the acquisition, the Company received the right to acquire the Co-Sellers' remaining 11% interest within one year from the acquisition date for an amount of $766,827. As additional consideration for the right to purchase the remaining interest in Powerhouse, we issued 46,010 shares of our restricted common stock valued at $1.00 per share or $46,010 to the Co-Sellers. In June 2014, the option to acquire the remaining 11% non-controlling interest of Powerhouse One from the Co-Sellers expired. However, the parties have re-confirmed their intent to transfer the non-controlling interest to the Company over the next several months as the Company obtains sufficient financing to do so, and on the same terms contained in the option as if it were still in full force and effect, provided that nothing has been finalized to date and such transaction may not ultimately be completed. The Company does not believe there are any material risks to the Company if the acquisition is not completed.

Recent Events

Effective December 4, 2013, we entered into a Consulting Agreement with Carlyle Capital Markets, Inc. (“Carlyle”).  Pursuant to the agreement Carlyle agreed to provide us non-exclusive consulting services in connection with financing and other services.  The agreement has a term of two years, automatically renewable for additional one year periods thereafter unless either party provides the other written notice of their intent to terminate no later than 60 nor more than 90 days prior to end of the then current term.  The agreement can be terminated by the Company with thirty days prior written notice at any time after the nine month anniversary of the agreement in the event less than $50 million has been raised by the Company through sources introduced to the Company by Carlyle and at any time for ‘cause’ as defined in the agreement.  Pursuant to the agreement we agreed to pay Carlyle (a) 3% of the gross amount received by the Company or its affiliates upon the sale of any Investment Tax Credits associated with any solar project; (b) 4% of the first $20 million, 3% of the next $25 million, and 2% of any remaining amounts of the aggregate gross purchase price paid by any funding source directly or indirectly introduced to the Company or its affiliates by Carlyle, and 1% of any gross purchase price paid by any funding source introduced by any person other than Carlyle; (c) 4% of the gross amount of tax credits associated with any solar project; (d) 3% of any debt securities purchased by investors introduced to the Company or its affiliates by Carlyle and 1% of debt securities purchased by persons introduced to the Company or its affiliates from persons other than Carlyle, provided that Carlyle shall only be due a 1.5% fee in connection with any financing for which Friedman, Luzzatto & Co. (“FLCO”) serves as Placement Agent, plus 1% of the total amount of the project if FLCO serves as Placement Agent; (e) 2% of the amount of any loan or grant obtained by the Company or its affiliates from any federal or state governmental agency or entity; and (f) a monthly monitoring fee of $1,000 for each solar project.  Carlyle is due the fees described above during the term of the agreement, for any contract entered into during the term of the agreement (even if not closed until after the termination of the agreement), and for any transaction closed within 12 months following the termination of the agreement (including agreements not entered into until after such termination).  After the expiration of 12 months from the termination date, Carlyle will be due 1% of the total gross purchase or investment amount for any transaction which the Company or its affiliates undertake with any person or entity introduced to the Company by Carlyle during the original term of the agreement and 1% of the total gross purchase or investment amount relating to any follow on funding of any source first introduced to the Company by Carlyle who provided funding to the Company during the term, not to exceed 150% of the total amount of funding provided by such financing source during the term.

Employees

As of the date of this Prospectus, the Company has two full-time employees consisting of our CEO and EVP Business Development.  The Company also retains outside consultants from time to time as the need arises. Management believes its relations with employees and consultants are good and as a matter of fundamental philosophy, plans continue to build a strong corporate culture.  No employees are covered by a collective bargaining agreement.

Insurance

The Company currently has director and officer as well as general liability insurance currently in place.  While the Company believes that these insurance policies will be adequate, there can be no assurance that such coverage will fully protect the Company against all losses which the Company might sustain.

Effect of Existing or Probable Governmental Regulations on the Business

The solar energy systems are subject to oversight and regulation under local ordinances; building, zoning and fire codes; environmental protection regulation; utility interconnection requirements for metering; and other rules and regulations. The Company plans to attempt to keep up-to-date about these requirements on a national, state and local level and will be required to design, install and construct solar energy systems to comply with varying standards. The Company plans to engage design and engineering teams to design and install solar energy systems to comply with these varying standards as well as to minimize the installation and operating costs of each system. Certain jurisdictions may have ordinances that prevent or increase the cost of installation of our solar energy systems. In addition, new government regulations or utility policies pertaining to the installation and construction of solar energy systems are unpredictable and may result in significant additional expenses or delays that could cause a significant reduction in demand for solar energy systems.

The Company’s operations will also be subject to generally applicable laws and regulations relating to discharge of materials into the environment and protection of the environment; however, because the Company’s operations are not planned to typically involve any such discharge, we believe that there will be no material effects on our business relating to our compliance with such environmental laws and regulations.

Websites/Intellectual Property

We have 3 websites, plus 7 domains that forward to those 3 websites:

1.	www.principalsolar.com
	●	www.Principlesolar.com

2.	www.principalsolarinstitute.org
	●	www.principalsolarinstitute.com
●	www.Definitivesolar.com
●	www.capstonesolar.com

3.	www.psiratings.org
	●	www.Psiratings.com
●	www.Psrating.com
●	www.Psratings.com

The information on, or that may be accessed through, our websites is not incorporated by reference into this Prospectus and should not be considered a part hereof.

Subsidiaries

The Company has three subsidiaries: SunGen Mill 77, LLC, a Maine limited liability company; SunGen StepGuys, LLC, a Massachusetts limited liability company; and Power House One, LLC, a Tennessee limited liability company.  Additionally, the Company also does business under the name “Principal Solar Institute”. Unless otherwise stated or the context requires otherwise, all references herein to the Company, we or us, include the operations of our subsidiaries.

DESCRIPTION OF PROPERTY

Through our SunGen Mill 77, LLC, wholly-owned subsidiary, we own and operate a roof mounted solar electric generation facility located in Amesbury, Massachusetts.  The project was designed as a 63 kilowatt direct current facility that is operating at standard residential and commercial voltages (120/208 volts) providing approximately 62,500 kilowatt hours of electricity per year.  The Company does not have a formal lease agreement in place for this property. See also the description of Solar Leases, below.

Through our SunGen StepGuys, LLC, wholly-owned subsidiary, we own and operate a roof mounted solar electric generation facility located in Alfred, Maine.  The project was designed as a 111 kilowatt DC that is operating at 120/208 volts providing approximately 124,000 kilowatt hours of electricity per year.  The Company does not have a formal lease agreement in place for this property. See also the description of Solar Leases, below.

Through Powerhouse One, LLC, our 89% owned subsidiary, we own and operate a ground mounted solar electric generation facility consisting of four projects: Lincoln Farm I, II, III and IV (each a separate wholly-owned limited liability company), located in Fayetteville, Tennessee.  The project was designed as a 3 MW facility providing approximately 4.5 million Kilowatt hours of electricity per year. We have lease agreements in place evidencing our rights to this property which provide for us to pay 4% of the monthly net energy revenues generated by the photovoltaic facilities to the lessors, include standard mutual indemnification provisions and extend until November 1, 2031, renewable for two additional periods of five years each (provided that either party does not provide the other at least six months’ notice prior to the end of any then term of their intent to terminate), provided that we can terminate the leases at any time without penalty.  See also the description of Solar Leases, below. The leases also include a right of first refusal for lessor to be provided the right to purchase the Company’s facilities in the event the Company desires to sell such systems during the term of the leases. The rights to the leases associated with this property have been pledged to Bridge Bank as collateral for the repayment of the amount owed pursuant to the Loan Agreement, described above under “Description of Business” - “Material Acquisitions” - “Powerhouse One”.

The Company maintains approximately 88 square feet of office space located at 2700 Fairmount Street, Suite 150 in Dallas, Texas pursuant to a sublease agreement.  Pursuant to the sublease, we are provided the right to use certain office space, conference room facilities and kitchen facilities.  The sublease that was entered into on July 1, 2012, is on a month-to-month basis, terminable with 30 days prior written notice.  The monthly rental cost under the sublease is $500.

Solar Leases

The Company's solar arrays sit on properties subject to long-term real estate leases (or similar agreements in the case of rooftop installations as described above) with initial terms equal to the PPA and having one or more renewal options. Rental payments under the leases vary in type between a percentage of revenue or, in the case of rooftop installations, no separate charge. The Company's current solar array installations are as follows:

Installation	Location	kWh	Date	Term	Rent
Powerhouse One	Fayetteville, TN	3,000	Aug 2011	20 yr. + 2 5-yr renewals	4% of revenue

SunGen StepGuys LLC	Alfred, ME	111	Sep 2009	25 yr. + 2 25-yr renewals	None

SunGen Mill 77 LLC	Amesbury, MA	63	June 2010	25 yr. + 2 25-yr renewals	None

The Company paid $33,325 in rent under the Powerhouse One lease in 2013.

In each case of a roof mounted system, the Company is obligated to remove such installations at the end of the lease terms. As the expected termination dates are decades off; there is little experience de-installing solar arrays anywhere in the world; and, costs are expected to be minimal; such removal costs have not been separately accounted for.

LEGAL PROCEEDINGS

The $978,903 of liabilities arising from the reverse merger as shown in the Company’s June 30, 2014, balance sheet, represent long term real estate leases which had been abandoned, general unsecured liabilities, commercial liens, and tax liens filed with various states associated with the Company’s pre-reverse merger operations that were unknowingly assumed in the March 2011 reverse merger transaction. The statute of limitations for most of such liabilities is five years and for most liens is ten years, subject to renewal at the lien holders’ option, depending upon the jurisdiction.  The liens accrue interest at between 8% and 12%. Liabilities not associated with a lien have been accrued based upon management’s estimation of the amount to be paid.  Liabilities associated with a lien have been accrued at face value.  Management believes all such liabilities have been indemnified by Pegasus Funds, LLC (and/or its affiliates or related parties) to which (including its assigns) the Company issued 2,138,617 shares of its common stock as part of the reverse merger transaction.  As of the date of this Prospectus, and to the best knowledge of the Company, without independent confirmation, Pegasus Funds, LLC (and its related parties) beneficially owns less than 5% of our outstanding Common Stock. However, as the Company is obligor, the Company has recorded the liability.  As of the date of this Prospectus, only one lien holder has approached the Company concerning payment.  Such lien holder is pursuing the former management of the Company first through litigation.  To the extent such lien holder recovers the liability from the former management; the lien against the Company will be reduced.

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.  Officers serve at the discretion of the Board of Directors.  The Company has assembled a leadership team with a strong mix of senior executive experience across energy, consulting, procurement, corporate development, technology, sales and marketing.

The Company is founded on the philosophy of strong business ethics and work fundamentals.  Set forth below is a summary of our executive officers’ and directors’ business experience for the past 5 years.  The experience and background of each of the directors, as summarized below, were significant factors in their previously being nominated as directors of the Company.

Name	Age	Position	Since
Michael Gorton	55	Chief Executive Officer and Chairman	July 2010
David N. Pilotte	55	Chief Financial Officer	January 2014
Kenneth G. Allen	70	Chief Operations Officer	March 2011
R Michael Martin	52	Executive Vice President Business Development	June 2011
Dan Bedell	38	Executive Vice President Strategic and Corporate Development, Senior Director Principal Solar Institute	October 2011
Margaret Keliher	58	Director	March 2011
Ronald B. Seidel	66	Director	January 2011
Jeffrey M. Heller	74	Director	May 2013
Brenda Jackson	63	Director	October 2013
Guillermo Marmol	61	Director	January 2014
Garrett Boone	71	Director	September 2014

BIOGRAPHICAL INFORMATION

Michael Gorton, Chief Executive Officer and Chairman

Mr. Gorton has served as our Chief Executive Officer and Chairman since July 2010.

In 2002, Mr. Gorton became the founding CEO of TelaDoc, a company focused on solving the efficiency paradigm for a subsection of healthcare. Under the TelaDoc model, members had access to telephonic physicians who could review medical records, treat and prescribe medication. When Mr. Gorton left the company in 2009, it had over a million paying members nationwide. Mr. Gorton consulted with clients on a range of topics between 2009 and July 2010 when he joined our pre-merger company, Principal Solar, Inc. (a Texas corporation), as its CEO. Mr. Gorton then became the CEO of the Company, Principal Solar, Inc. (a Delaware corporation), upon the merger with Kupper Parker Communications, Inc. in March 2011.

Prior to founding TelaDoc, Mr. Gorton founded such enterprises as the Texas Acceleration Group (“TAG”), an entity formed to assist startup companies; Palo Duro Records to promote an unknown country artist: Shelley Laine; and Internet Global (“iGlobal”), an entity designed to deliver Internet access, the world's first DSL network, and the nation's first voice over Internet phone ("VOIP").

In 1981, Mr. Gorton joined Dallas Power and Light that later merged into Texas Utilities ("TXU") where he started as a project engineer dealing with power plants, distribution, transformer management, and integration of renewable energy into the grid. Mr. Gorton left TXU in 1992.

Mr. Gorton earned his B.S. in Engineering from Texas Tech, his M.S. in Physics from the University of Texas at Dallas, and his Juris Doctorate from Texas Wesleyan University (recently acquired by Texas A&M University). He also serves on the Advisory Council and is an Ex Officio Member of the Development Board of the School of Natural Sciences and Mathematics at the University of Texas at Dallas.

David N. Pilotte, Chief Financial Officer

Mr. Pilotte, has been our Chief Financial Officer since January 2014, and has been engaged by the Company under a Professional Services Agreement with DNP Financial, LLC.

In 1996, Mr. Pilotte formed this independent consulting practice through which he advises small- and middle-market companies on matters of accounting, corporate finance, public reporting, due diligence, debt restructuring, and profit improvement. From April 2010 to October 2013, Mr. Pilotte's assignments included serving as CFO of Calpian, Inc., an OTC traded company engaged in electronic payments in the U.S. and India. Prior assignments since 1996 have included serving as CFO, COO, Chief Restructuring Officer, Corporate Controller, and interim executive for other OTC, NASDAQ, and Amex listed firms and private companies. Mr. Pilotte started his career with Arthur Andersen & Company in 1984.

Mr. Pilotte holds a bachelor’s degree in finance from the University of Florida, an MBA with concentrations in management and accounting from the University of Houston, and has been a CPA in Texas since 1986.

Kenneth G. Allen, Chief Operations Officer

Since January 2010, Mr. Allen has served as Chief Operations Officer of our predecessor, Principal Solar Texas, and has served as the Chief Operations Officer of the Company since March 2011.

From 2001 through July 2009, Mr. Allen served as Plant Manager of Texas Independent Energy, an operator of two 1GW scale traditional utility plants in Texas.  From 1969 to 1999, Mr. Allen served as Plant Manager/Engineer of TXU Energy.

Mr. Allen earned his B.S. in Electrical Engineering from New Mexico State University.

R. Michael Martin, Executive Vice President Business Development

Mr. Martin has served as the Executive Vice President Business Development since June 2011.

From 2005 to July 2009, Mr. Martin served as a strategic sales executive for Aquire, Inc., a software company, where he led the sales of Aquire's strategic workforce management solutions to its largest customers.  Prior to Acquire, Inc., Mr. Martin served as VP of Business Development and similar roles at Initiate Systems and i2 Technologies.

Mr. Martin graduated from The University of Texas at Austin in 1983 with a Bachelor of Business Administration in International Business.

Dan Bedell, Executive Vice President Strategic and Corporate Development and Sr. Director Principal Solar Institute

Dan Bedell joined Principal Solar in October 2011 as EVP Marketing and Corporate Development following Principal Solar’s acquisition of Capstone Solar.

Since January 2013, Mr. Bedell has also served as the Director of Program Management for ReachLocal, an internet marketing company.  From December 2011 to December 2012, Mr. Bedell served as a management consultant to Accretive Solutions.  From April 2008 to October 2011, Mr. Bedell served as a program management consultant for Lehigh Hanson, a building materials company.

Mr. Bedell holds his B.B.A. in Economics from the University of North Texas where he graduated cum laude and spent a semester studying international finance in the UK.

BOARD OF DIRECTORS

Michael Gorton – Chairman (see bio above)

Qualifications as Director:

Mr. Gorton has extensive industry knowledge as well as a deep knowledge as our founder, of our history, strategy and culture.  Having led us as CEO and founder, Mr. Gorton has been the driving force behind the strategy and operations that have led to our growth thus far.

Margaret Keliher, Director

Judge Keliher has been a director of the Company since March 2011.

Judge Keliher has served as the Executive Director of Texas Business for Clean Air since 2007 and director at the Texas Institute. In 2002 Judge Keliher was appointed to an unexpired term as Dallas County Judge by the County Commissioners Court. She served as Dallas County Judge until 2007.

Judge Keliher earned a Bachelor’s degree in accounting from the University of Virginia, and graduated cum laude from the Southern Methodist University School of Law. She started her career as a Certified Public Accountant with Deloitte.

Qualifications as Director:

Judge Keliher brings a unique combination of legal and accounting expertise to the Board.  As a result of her many accomplishments, Judge Keliher is a well-respected businesswoman in the State of Texas, and has numerous business contacts.  Her name and credibility bring great value to the Board and the Company.

Ronald B. Seidel, Director

Mr. Seidel has served as a director of the Company since January 2011.

Mr. Seidel began serving as President of RBS Energy Consulting in 2007, working with private equity, investment banks, and the government on electric energy issues primarily in the Electric Reliability Council of Texas "ERCOT") market. Prior to his consultancy, Mr. Seidel was an executive responsible for building and managing a broad range of electric utilities including 33 years with Texas Utilities, one of the nations’ largest electric utilities.

Mr. Seidel holds his Mechanical Engineering degree from New Mexico State University; he earned his Master of Business Administration from the Cox School of Business at Southern Methodist University; is a registered professional engineer in Texas; and has held a U.S. Nuclear Regulatory Commission Senior Reactor Operator license.

Qualifications as Director:

With his extensive background in electric energy issues and capital markets, Mr. Seidel brings a unique portfolio of business expertise to us.   His service and leadership with leading organizations in financial and operational roles reflects his expertise in navigating opportunities that complex organizations such as us face.

Jeffrey M. Heller, Director

Mr. Heller has been a director of the Company since May 2013.

Mr. Heller, is an investor and advisor at MHT Partners, a middle market investment bank located in Dallas and Boston. Prior to his retirement in 2008, Mr. Heller served as vice chairman and COO of Electronic Data Systems, a global technology services company, where he worked for nearly 40 years.

Qualifications as Director:

Mr. Heller has had a long and successful career in the technology sector serving in various capacities, having been the President, Chief Operating Officer and Vice Chairman at EDS.  Mr. Heller’s background brings insights into corporate structure and project development, along with expansion and corporate growth.

Brenda Jackson, Director

Ms. Jackson has been a director of the Company since October 2013.

Before retiring in June 2013, Brenda Jackson was senior vice president and chief customer officer for Oncor, an electric utility in Texas, where she worked for 40 years.

Ms. Jackson earned her B.S. from Prairie View A&M College and holds a graduate finance certificate from Southern Methodist University in Dallas.

Qualifications as Director:

Ms. Jackson spent forty years serving in various roles in the electric power industry.  She has a tremendous amount of experience overseeing customer operations and customer service.  Her service and leadership, as well as the contacts that she has developed, are an asset to our Company.

Guillermo Marmol, Director

Mr. Marmol has been a director of the Company since January 2014.

Mr. Marmol has served as President of Marmol & Associates, a consulting firm that provides advisory services and investment capital to early stage technology companies, since 2007. Prior to that, he served as Division Vice President and a member of the Executive Committee of Electronic Data Systems Corporation, a global technology services company, as a director and Chief Executive Officer of Luminant Worldwide Corporation, an internet professional services company, and as Vice President and Chair of the Operating Committee of Perot Systems Corporation, an information technology and business solutions company. He began his career at McKinsey & Company, a management consulting firm, rising to increasingly senior positions with the firm, including the positions of Director and Senior Partner.

Mr. Marmol has a B.A. in Engineering and Applied Physics from Harvard College, and an MBA from the Harvard Business School.

Qualifications as Director:

Mr. Marmol’s extensive business experience, connections, and business acumen are an asset to the Company.

Garrett Boone, Director

Mr. Boone has been a director of the Company since September 2014.

In 1978, Mr. Boone co-founded The Container Store, served as its Chairman and Chief Executive Officer until September 2007, and remains its Chairman Emeritus.

In 2006, Garrett Boone co-founded Texas Business for Clean Air, an effort to derail a fast track initiative to construct 11 out dated coal-burning energy plants in North Texas. A part of its mission is to promote "clean air is good for business in Texas."

Mr. Boone is the CEO of Innisfree Investments LLC (a family office), and sits on the Boards of The Trinity Trust, The Boone Family Foundation, the North Texas Commission Clean Air Task Force, and the Company. He is Chairman of the Board for TreeHouse, Inc.; a new retail concept that provides sustainable, healthy, energy efficient solutions for the home. He is highly involved in the Great Trinity Forest plans, Paddling Trails and Bird Count Initiatives, and is a member of the advisory boards for The Dallas Women’s Foundation and Teach for America- Dallas–Ft. Worth. He is an advocate for public education and served on the Dallas Independent School District ("DISD") Star Commission to share business best practices within DISD.

Mr. Boone has a Bachelors of Arts in European History from Rice University and a Masters of Arts in History from the University of Texas at Austin.

Qualifications as Director:

Mr. Boone’s extensive business experience, connections, and business acumen are an asset to the Company.

FAMILY RELATIONSHIPS

There are no family relationships among our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

INDEPENDENCE OF DIRECTORS

Even though the Company is not currently required to maintain independent directors, management believes that, with the exception of Mr. Gorton, all Board members are independent.

COMMITTEES OF THE BOARD

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the Board of Directors.

Our Company does not have any defined policy or procedural requirements for stockholders to submit recommendations or nominations for directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

A stockholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Prospectus.

AUDIT COMMITTE FINANCIAL EXPERT

Our Board of Directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(D)(5) of Regulation S-K.  However, with the exception of Mr. Gorton,  every Board member qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The directors of our Company do not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the Board of Directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

CORPORATE GOVERNANCE; CODE OF CONDUCT AND ETHICS

The Company promotes accountability for adherence to honest and ethical conduct; and will endeavor to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. We have not adopted a formal Code of Conduct and Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by only a small number of employees, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.   In the event our operations, employees and/or directors expand in the future, we may take actions to adopt a formal Code of Conduct and Ethics.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

RISK OVERSIGHT

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

ELECTION OF DIRECTORS AND VACANCIES

The Company’s Bylaws provide that the Board of Directors has the sole authority to determine the number of members of the Board of Directors of the Company.  There are no agreements with respect to the election of directors. Our Bylaws further provide that vacancies on our Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even if such majority is less than a quorum, or by the plurality of votes cast at a meeting of stockholders.

EXECUTIVE AND DIRECTOR COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2013 and 2012 by (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), and (iii) up to two additional most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year whose total compensation exceeded $100,000 during such fiscal year ends.

Name and Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Comp ($)	Total ($)(2)
Michael Gorton, CEO	2013	$270,000	(3)	$-	$-	$-	$-	$270,000
	2012	$264,000	(4)	$-	$-	$-	$-	$264,000

Aaron Cother, former CFO (5)	2012	$70,385	(6)	-	-	-	-	$70,385

Richard Kang, former CFO (7)	2012	$65,500		$-	$-	$-	$-	$65,500

R. Michael Martin, EVP	2013	$193,500	(8)	$-	$-	$-	$-	$193,500
	2012	$168,000	(9)	$-	$-	$-	$-	$168,000

(1)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718 (formerly FAS 123R).
(2)

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.  None of our executive officers received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings during the periods presented.

(3)	Includes $54,000 which was accrued for fiscal 2013.
(4)	Includes $22,000 which was accrued for fiscal 2012.
(5)	Served as CFO from October 2012 to May 2013.
(6)	Includes $12,825 which was accrued.
(7)	Served as CFO from January 2011 to March 2012.
(8)	Includes $35,289 which was accrued for fiscal 2013.
(9)	Includes $13,500 which was accrued for fiscal 2012.

Director Compensation

Set forth below is the compensation received by each of our directors during the last fiscal year, other than executive directors whose compensation is reported in the table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Vested Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hunter L. Hunt (1)	-	-	38,939	(4)	-	-	-	38,939
Margaret Keliher	-	-	38,939	(4)	-	-	-	38,939
Ronald B. Seidel	-	-	38,939	(4)	-	-	-	38,939
John R. Harris (2)	-	-	38,939	(4)	-	-	-	38,939
Jeffrey M. Heller	-	-	23,645	(4)	-	-	-	23,645
Brenda Jackson	-	-	11,828	(4)	-	-	-	11,828

(1)	Resigned effective October 27, 2013.

(2)	Resigned effective December 31, 2013.

(3)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718 (formerly FAS 123R).

(4)

In January, May and September 2013 the Company granted options to purchase 432,000 shares of common stock to outside Board of Director members which resulted in an expense of $191,229.   The options have an exercise price of $1.00 per share and have various vesting schedules not to exceed 2 years.

Our current policy is to compensate directors with a grant of options to acquire 72,000 shares of our Common Stock when joining the Board and upon their re-election every two years thereafter. The options vest over the Director's two year term. Additionally, the Company reimburses reasonable travel expenses for attendance at Board meetings.

Employment Agreements

Effective January 1, 2012, the Company entered into an Employment Agreement with Michael Gorton to serve as the Company’s Chief Executive Officer.  The agreement remains in effect until the Board of Directors terminates Mr. Gorton’s employment with the Company or Mr. Gorton resigns with 30 days’ notice.  Pursuant to the agreement, the Company agreed to pay Mr. Gorton (a) $22,000 per month ($264,000 per year, as adjusted from time-to-time) during the term of the agreement; and (b) an additional $2,000 per month for the first 18 months of the agreement to repay accrued compensation due to Mr. Gorton. Additionally pursuant to the agreement, the Company agreed to reimburse up to $170 of monthly cell phone expenses and up to $1,000 in health insurance premiums.  Mr. Gorton is provided four weeks of vacation per year pursuant to the agreement.  The Company can terminate the agreement at any time with or with cause, provided that if the Company terminates the agreement without cause, it is required to pay Mr. Gorton, all salary due as of the date of such termination, plus one year of severance pay (at his then applicable salary) and all unvested options held by Mr. Gorton, if any, vest immediately. Termination for cause under the agreement includes Mr. Gorton’s willful misconduct or habitual neglect in the performance of his duties, conviction for any felony involving fraud, dishonesty or moral turpitude, a material breach of the agreement which remains uncured for 10 days after written notice of such breach by the Company, the material violation of the Company’s policies, or the material dishonesty, moral turpitude, fraud or misrepresentation with respect to Mr. Gorton’s duties under the agreement.  In the event Mr. Gorton resigns from the Company for any reason, or upon Mr. Gorton’s death, the Company is required to pay Mr. Gorton, all salary due as of the date of such termination, plus one year of severance pay (at his then applicable salary) and all unvested options held by Mr. Gorton, if any, vest immediately.  In the event of the termination of Mr. Gorton’s employment agreement for cause or disability, the Company is only required to pay him any salary and other benefits earned as of the date of termination.

Effective January 1, 2011, the Company entered into an Employment Agreement with R. Michael Martin to serve as the Company’s Executive Vice President Business Development.  The agreement remains in effect until the Board of Directors terminates Mr. Martin’s employment with the Company or Mr. Martin resigns with 30 days’ notice.  Pursuant to the agreement, the Company agreed to pay Mr. Martin $16,000 per month ($192,000 per year, as adjusted from time-to-time) during the term of the agreement. Additionally pursuant to the agreement, the Company agreed to reimburse up to $170 of monthly cell phone expenses and up to $1,000 in health insurance premiums.  Mr. Martin is provided four weeks of vacation per year pursuant to the agreement.  The Company can terminate the agreement at any time with or without cause, provided that if the Company terminates the agreement without cause, it is required to pay Mr. Martin, all salary due as of the date of such termination, plus six months of severance pay (at his then applicable salary) and all unvested options held by Mr. Martin, if any, vest immediately. Termination for cause under the agreement includes Mr. Martin’s willful misconduct or habitual neglect in the performance of his duties, conviction for any felony involving fraud, dishonesty or moral turpitude, a material breach of the agreement which remains uncured for 10 days after written notice of such breach by the Company, the material violation of the Company’s policies, or the material dishonesty, moral turpitude, fraud or misrepresentation with respect to Mr. Martin’s duties under the agreement.  In the event Mr. Martin resigns from the Company for any reason, or upon Mr. Martin’s death, the Company is required to pay Mr. Martin, all salary due as of the date of such termination, plus one year of severance pay (at his then applicable salary) and all unvested options held by Mr. Martin, if any, vest immediately.  In the event of the termination of Mr. Martin’s employment agreement for cause or disability, the Company is only required to pay him any salary and other benefits earned as of the date of termination.

Professional Services Agreement

In January 2014, we entered into a Professional Services Agreement with DNP Financial, LLC (“DNP”), pursuant to which DNP made its principal, David N. Pilotte, available to the Company as the Company’s Chief Financial Officer. Specifically, pursuant to the Professional Services Agreement, we agreed to pay DNP $275 per hour for Mr. Pilotte’s time, plus reimburse it for expenses incurred by Mr. Pilotte. The Professional Services Agreement may be terminated by either party upon sixty (60) days written notice to the other party or immediately by the Company upon written notice to DNP evidencing default of its obligations under the agreement.

Compensation Discussion and Analysis

We design our executive compensation program with the goal of achieving the following objectives:

●

To provide executives with overall levels of compensation that we believe are competitive with the high growth sector of the energy industry, as well as with the broader spectrum of companies from which we plan to draw our executives.

●	To attract the highest caliber of talent.

●	To provide executive pay packages with appropriate short and long-term incentives, including annual bonus and equity compensation tied to individual and company performance.

●	To reward performance that creates stockholder value for our Company.

We expect that our executive officer compensation plans will include some combination of the following elements of compensation that are generally recognized as important in attracting and retaining qualified individuals:

●	Base salaries.

●	Annual cash incentives.

●	Long-term incentives.

●	Employee benefits programs.

●	Stock Incentive Plan compensation (e.g., shares of common stock or options).

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of shares of common stock as of the date of this Prospectus by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 20,373,227 shares outstanding as of the date of this Prospectus, (ii) each of our directors, (iii) each named executive officer and (iv) all directors and officers as a group. Except as otherwise indicated, all shares are owned directly.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person.  Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this Prospectus, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

The address for each of our directors and named executive officers is 2700 Fairmount, Dallas, Texas 75201.

Name and Address	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Owned

Executive Officers and Directors
Michael Gorton	2,007,681	(1)	9.9%
David N. Pilotte	470,000	(12)	2.3%
Kenneth G. Allen	1,591,326	(2)	7.8%
R. Michael Martin	864,822	(3)	4.2%
Dan Bedell	497,463	(4)	2.4%
Margaret Keliher	149,277	(5)*
Ronald B. Seidel	227,156	(6)	1.1%
Jeffrey M. Heller	457,000	(7)	2.2%
Brenda Jackson	345,000	(8)	1.7%
Guillermo Marmol	233,000	(9)	1.1%
Garrett Boone	209,000	(13)	1.0%
All of the officers and Directors as a group (eleven persons)	7,022,169		32.8%

5% Stockholders
Steuben Investment Company, II L.P. (10)	6,391,845	(11)	28.3%
1900 North Akard St.
Dallas, Texas 75201

* Represents ownership of less than 1%.

(1)     Includes 156,185 shares held by Mr. Gorton’s wife.

(2)     Includes 17,731 shares held by Mr. Allen’s wife, and 100,000 options to purchase shares of the Company’s common stock at an exercise price of $1.00 per share held by Mr. Allen.

(3)     Includes 17,731 shares held by Mr. Martin’s wife, and 8,334 options to purchase shares of the Company’s common stock at an exercise price of $1.00 per share held by Mr. Martin, and does not include options to purchase 91,674 shares of the Company’s common stock at an exercise price of $1.00 per share, which have not vested, and which vest at the rate of 2,778 options per month.

(4)     Includes 4,433 shares held by Mr. Bedell’s wife, and 240,000 options to purchase shares of the Company’s common stock at an exercise price of $1.00 per share held by Mr. Bedell.

(5)     Includes options to purchase 72,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

(6)     Includes options to purchase 72,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

(7)     Includes options to purchase 57,000 shares of the Company’s common stock at an exercise price of $1.00 per share and does not include options to purchase 15,000 shares of the Company’s common stock at an exercise price of $1.00 per share, which have not vested, and which vest at the rate of 3,000 options per month. Does not include 250,000 shares of common stock issuable upon conversion of a $250,000 convertible promissory note (which has a conversion rate of $1 per share), which is not convertible until its maturity date of December 5, 2014.

(8)     Includes options to purchase 45,000 shares of the Company’s common stock at an exercise price of $1.00 per share and does not include options to purchase 27,000 shares of the Company’s common stock at an exercise price of $1.00 per share, which have not vested, and which vest at the rate of 3,000 options per month.

(9)     Includes 100,000 shares of common stock held in the name of the Guillermo G. Marmol Retained Annuity Trust, 100,000 shares of common stock held in the name of the Guillermo G. Marmol, 33,000 options to purchase shares of the Company’s common stock at an exercise price of $1.00 per share, and does not include options to purchase 39,000 shares of the Company’s common stock at an exercise price of $1.00 per share, which have not vested, and which vest at the rate of 3,000 options per month. Does not include 250,000 shares of common stock issuable upon conversion of a $250,000 convertible promissory note (which has a conversion rate of $1 per share), which is not convertible until its maturity date of December 5, 2014.

(10)     Steuben Investment Company II, L.P. (“Steuben”) has two general partners, RLH Management, Inc. (“RLH Management”) and Steuben Co-GP, Inc. (“Steuben Co-GP”), each of which has the power to vote and dispose of the Company’s common stock held by Steuben. RLH Management is 100% owned and controlled by Ray L. Hunt. Steuben Co-GP is owned and controlled by Loyal Trust No. 1, whose sole trustee is R. Gerald Turner and whose sole current lifetime beneficiary is Ray L. Hunt. While Hunter L. Hunt (i) is a contingent remainder beneficiary of Loyal Trust No. 1 and (ii) is the beneficiary of another trust which holds a minority limited partnership interest in Steuben and whose sole trustee is Ray L. Hunt, Hunter L. Hunt has no power which would allow him to control the vote or disposition of any Company common stock held by Steuben. Based on the foregoing, Hunter L. Hunt (who resigned as a director of the Company on October 27, 2013) is not deemed to be the beneficial owner of any of the shares of common stock held by Steuben.

(11)     Includes warrants to purchase 2,181,818 shares of the Company’s common stock at an exercise price of $1.00 per share, which expire on June 13, 2023.

(12)     Includes 70,000 shares held by Mr. Pilotte's wife, and 400,000 options to purchase shares of the Company’s common stock at an exercise price of $1.00 per share held by Mr. Pilotte.

(13)     Includes options to purchase 9,000 shares of the Company’s common stock at an exercise price of $1.00 per share and does not include options to purchase 63,000 shares of the Company’s common stock at an exercise price of $1.00 per share, which have not vested, and which vest at the rate of 3,000 options per month.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Our certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Our Bylaws provide for the indemnification of officers, directors and other agents acting on our behalf if this person is not adjudged guilty of willful nonfeasance, misfeasance or malfeasance in the performance of his duties.

Additionally, in the future, we may purchase and maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage we ultimately obtain.  Neither our Bylaws nor our certificate of incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

The Company has two needs for capital: "administrative" capital to support the administrative operations of the business, and "acquisition" capital. The Company needs, for its administrative needs, an estimated $1,500,000 between now and December 31, 2014, to maintain its operations and further its business plan; it needs an estimated $2,500,000 over the next 12 months from the date hereof; and it needs an estimated $5,000,000 during the next 24 months from the date hereof. As of the most recent Balance Sheet presented in the Prospectus (June 30, 2014), it needed an estimated $2,800,000 during the following 12 months in order to maintain its operations and further its business plan, but it has since obtained approximately $300,000 through the private placement of it common equity as described under "Recent Sales of Unregistered Securities - 2013-2014 Private Placement Offering" herein.

The Company's plan to maintain its operations and further its business plan for at least the 12 months beyond the latest Balance Sheet date (June 30, 2104) is to continue its efforts to obtain additional financing through the sale of its debt and equity securities based largely upon the strength and experience of its key executives, its Board of Directors, and the Company's business plan, which the Company believes is attractive to potential investors. For more than three years, the Company has repeatedly demonstrated its ability to obtain additional financing on that basis and, though there can be no assurance of such, the Company's management is confident in its ability to secure additional funding to support its operations for at least the next 12 months from the latest Balance Sheet date. Additionally, the Company would consider the sale of one or more of its existing operating properties to obtain additional funding if necessary to support its longer-term goals.

There are no immediate demands, commitments, or uncertainties beyond the need for additional financing, and no known trends adversely affecting the Company's liquidity that would compel the Company to present its financial statements on a basis other than as a going concern.

Because we do not develop new products, no new cash will be required for product development. As previously described, the Company has a four-pronged strategy which it plans to undertake. Accomplishing this four-pronged approach will require significant capital, both administrative and acquisition oriented.  From time to time, the Company enters into discussions with various parties regarding non-binding letters of intent; however, each non-binding letter of intent remains subject to significant uncertainties including, among other things, completion of due diligence and arranging both debt and equity financing with third-parties, and we have not entered into any definitive agreements in connection with any such letters of intent, and we can provide no assurances that the transactions contemplated thereby will be completed, nor are any such transactions currently ‘probable’.

We intend to find new acquisition opportunities in several important ways including:

●

Leveraging our existing partnerships and relationships and those of our Board members and advisors, many of whom have spent decades in management roles within the traditional utility or energy industries, to make introductions to solar project developers.

●

Continuing to author technical white papers, hold informational seminars, post on solar industry blogs, and comment on other industry websites, all with the intention of increasing our recognition within the industry and driving solar developers and solar projects to us.

●	Continuing an active internal business development function of scanning publications, news releases, and other materials to become aware of and pro-actively solicit new opportunities.

●	Continuing to participate in trade shows, seminars, and presentations sponsored by others in the industry.

We intend to finance acquisitions on a project-by-project basis separate and apart from financing for the administrative needs of the Company. Toward this end, we have engaged Carlyle Capital Markets, Inc. (as described above under “Description of Business” – “Recent Events”), to lead our efforts to secure project specific financing in the form of tax equity, traditional equity, and debt financing. We might also affect one or more public (following the effectiveness of our registration statement of which this Prospectus forms a part) or private offerings of our equity securities to fund a portion of the projects.

Making an acquisition is comprised of at least six stages: identification, evaluation, negotiation, due diligence, financing, and finally closing. Given the several and varied nature of our efforts to find acquisition opportunities, the uncertainty of when suitable opportunities will be identified, the uncertainties of the scale of those opportunities, the uncertainty of the time it takes to evaluate and close those opportunities, and the uncertainties of how long it takes to obtain the project specific financing for those opportunities, if such funding can be obtained at all, a schedule and quantification of those expenses to process an acquisition through the six stages with any degree of certainty is not possible, and acquisition related expenses comprise a significant portion of our current monthly expenses.

Because we have minimal staff, we rely heavily on hourly-based consultants and advisors who are engaged for specific projects as our needs arise. As such, our expenses vary widely from quarter to quarter, both in amount and by type. Furthermore, we anticipate acquisition activity, and therefore acquisition related expenses; will vary widely with both the quality and number of potential acquisition candidates being evaluated in any particular quarter. These facts make it impossible to estimate monthly expenses with any degree of certainty. Notwithstanding the above, we anticipate the need for $5,000,000 of additional financing to use for administrative purposes (not acquisitions) and would expect to use those funds generally within the following categories over the next 24 months:

Salaries, wages, consultants, and advisors	$2,900,000
Public company expenses*	800,000
Acquisition related expenses	450,000
Marketing and promotion	250,000
Insurance expenses	150,000
Other	450,000
$5,000,000

* public company costs include legal, accounting, investor relations, public relations, state filing fees, exchange listing expenses (if any), and certain SEC compliance expenses including EDGAR and XBRL filing fees.

To date, we have funded our operations primarily through private placements of common stock and convertible debt securities.  Since the date of the reverse merger with Principal Solar Texas, we have sold 6,162,829 shares of our common stock for aggregate proceeds of $5,672,940. These sales of our common stock reflect issuance prices ranging from $0.55 to $1.69 per share (weighted average of $0.92).

Our independent registered public accounting firm issued a qualified "going concern" opinion in connection their audit of our financial statements as of and for the year ended December 31, 2013. In the event that we are unable to raise the funds required to support our operations, we may seek sell certain of our assets or reduce or scale back our operations and business plan.

Moving forward, after the registration of which this Prospectus is a part is declared effective by the Securities and Exchange Commission, we plan to seek out debt and/or equity financing to pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission and to affect our plan of operations as described above, however, we do not currently have any specific plans to raise such additional financing at this time.  The sale of additional securities, if undertaken by the Company and if accomplished, may result in dilution to our stockholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

Significant Accounting Policies

Recent Accounting Pronouncements

There have been no new accounting pronouncements issued that have had, or are expected to have, a material impact on our results of operations or financial condition.

Principles of Consolidation

The Company consolidates the financial position, results of operations, and cash flows of all majority-owned subsidiaries. The consolidated financial statements include the accounts of the Company (including the dba Principal Solar Institute) and its subsidiaries SunGen Mill 77, LLC; SunGen Step Guys, LLC; and Powerhouse One, LLC. Significant intercompany accounts and transactions have been eliminated in consolidation.

Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  We believe the carrying values of cash and equivalents, accounts receivable, and other current assets, accounts payable, accrued expenses, and other current liabilities approximate their fair values. We believe the carrying value of our notes payable approximate their estimated fair value for debts with similar terms, interest rates, and remaining maturities currently available to companies with similar credit ratings.

We do not engage in hedging activities, but we do have a derivative instrument treated as a liability whose value is measured on a recurring basis.

Fair Value Instruments

In June 2013, in connection with a sale of its common stock, the Company issued complex non-traded warrants with the potential for downward adjustments of the exercise price. The Company estimated the value of these warrants upon issuance using a binomial lattice-based option valuation model. Increases or decreases in the Company's share price, the volatility of the share price, changes in interest rates in general, and the passage of time will all impact the value of these warrants. The Company re-values these warrants at the end of each reporting period and any changes are reflected as gains or losses in current period results.

Use of Estimates

The preparation of our financial statements in accordance with Generally Accepted Accounting Principles ("GAAP") requires us to, on an ongoing basis, make significant estimates and judgments that affect the reported values of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities.  We base our estimates on historical experience and on various other assumptions we believe are reasonable under the circumstances, the results of which form the basis for our conclusions.  Actual results may differ from these estimates under different assumptions or conditions.  Such differences could have a material impact on our future financial position, results of operations, and cash flows.

Cash and Equivalents

We consider cash, deposits, and short-term investments with original maturities of three months or less as cash and equivalents.  Our deposits are maintained primarily in two financial institutions and, at times, may exceed amounts covered by U.S. Federal Deposit Insurance Corporation insurance.

Restricted Cash

As part of the June 2013 financing with Bridge Bank, National Association (described below), the Company agreed to maintain in a restricted cash account all proceeds, less debt service and approved expenses, generated by our Powerhouse One subsidiary. Such account provides a minimum of $108,000 replacement reserve ("module reserve") on solar panels found to be defective and potentially not covered under the manufacturer's warranty. Funds in excess of the modular reserve may be accessed by the Company following one year of operations and four consecutive quarters of performance exceeding covenants.

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of individual accounts. No allowance has been recorded at June 30, 2014, December 31, 2013, or 2012.

Solar Arrays

Solar arrays are stated at historical cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the remaining estimated useful lives of the assets. The estimated useful lives of solar arrays are 25 years from the date first placed in service. Accumulated depreciation was $363,224, $207,851 and $29,904 at June 30, 2014, December 31, 2013, and 2012, respectively. The value of the PPA is included in the recorded cost of the associated array.

Long-Lived Assets

The recoverability of the carrying value of long-lived assets is assessed when an indicator of impairment has been identified. The Company judgmentally reviews its long-lived assets each quarter to assess whether impairment indicators are present.

For purposes of recognition and measurement of an impairment loss, a long-lived asset or group of assets is combined with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

For long-lived assets, when impairment indicators are present, the Company compares undiscounted future cash flows, including the eventual disposition of the asset group at market value, to the asset group’s carrying value to determine if the asset group is recoverable. If undiscounted cash flows are less than carrying value, the excess of carrying value over fair value is expensed in the period in which it is estimated to have occurred. No impairment was recorded in 2014, 2013, or 2012.

Accounting for the Power Purchase Agreements

The PPA as a Separate Asset

ASC 805-20-25-10 entitled "Identifiable Intangible Assets" states the Company should record and account for the PPA as a separately identifiable asset in the event it is 1) separable from other assets or 2) based upon specific contractual-legal criteria.

The PPA entered into between the Company and the purchaser of 100% of the electricity generated by the solar facility is unique to the Company and the purchaser, is unique to the solar facility for which it was created, and is unique as to the point in time when it was created. It has no separate use, is not separately transferable by either party, and it reflects no terms comparing favorably to the market when acquired by the Company. As such, the Company's PPA does not qualify as a separately identifiable intangible asset upon the separability criteria described in Accounting Standards Codification ("ASC") 805-20-25-10.

The PPA does meet the contractual-legal criteria in ASC 805-20-25-10. However, ASC 805-50-55-2(b) provides that the acquirer may recognize the fair value of the intangible asset and the fair value of the solar array "as a single asset for purposes of financial reporting purposes if the useful lives of those assets are similar." In this case, at the time of acquisition, the useful lives of the PPA and the solar array were 18 years (plus two 5-year renewal options) and 23 years, respectively, which the Company determined were similar enough to report them as a single asset for financial reporting purposes.

The PPA as a Lease

In accordance with ASC 840-10-16-6 "Arrangements That Qualify as a Lease", the Company has determined the PPA is not a lease in that it does not convey to the purchaser the right to control access to the facility, to operate the facility, to replace management of the facility, or to specify operating policies beyond the initial interconnect agreement which consists primarily of prudent operating practices consistent with the generation and delivery of high voltage electricity. The purchaser also has no right to direct others to do any of the above.

The PPA as a Derivative Instrument

In accordance with ASC 815-10-15 "Derivatives and Hedging", the Company has determined that, while the PPA is a derivative instrument, it also qualifies as a "normal purchase and normal sales exception" in that it has normal terms and quantities, a clearly and closely related underlying, probable physical delivery, and documentation."

The Company accounts for the PPA as an executory contract.

Revenue Recognition

Power generation revenue is recognized as generated based upon electrical meters affixed to the solar array and measuring kilowatt-hours produced. Our current power generation operations do not generate renewable energy credits, performance-based incentives, or similar credits to the benefit of the Company.

Income Taxes

Income taxes are recorded under the asset and liability method under which deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

We account for uncertain income tax positions in accordance with FASB ASC 740, Income Taxes. Interest costs and penalties related to income taxes are classified as interest expense and general and administrative costs, respectively, in our consolidated financial statements. Income tax returns are subject to a three-year statute of limitations during which they are subject to audit and adjustment. We file income tax returns in the United States federal jurisdiction. The tax years that remain subject to examination by major tax jurisdictions as of December 31, 2013, include 2010 through 2012.

Equity Transaction Fair Values

The estimated fair value of our Common Stock issued in share-based payments is measured by the more relevant of (1) the prices received in private placement sales of our stock or, (2) its publically-quoted market price.  We estimate the fair value of simple warrants and stock options when issued or, in the case of issuances to non-employees, when vested using the Black-Scholes option-pricing ("Black-Scholes") model that requires the input of subjective assumptions.  When valuing more complex warrants, options, or other derivative equity instruments, we use a binomial lattice-based option pricing model or Monte Carlo option pricing model, whichever management deems more appropriate in the circumstances. Recognition in stockholders’ equity and expense of the fair value of stock options awarded to employees is on the straight-line basis over the requisite service period.  Subsequent changes in fair value are not recognized.

Net Income (Loss) per Share

Basic net income or loss per share is computed by dividing the net income or loss for the period by the weighted average number of shares of Common Stock outstanding for the period. Diluted income per share reflects the potential dilution of derivative securities by including other potential issuances of Common Stock including shares to be issued upon exercise of options and warrants and upon conversion of convertible debt. Potentially dilutive shares are not included in the event of a loss as the effect of doing so would be anti-dilutive. As of June 30, 2014, options to purchase 1,635,333 shares and warrants to purchase 2,350,368 shares of our Common Stock have been excluded from the calculation of diluted loss per share, as their effect would have been anti-dilutive. As of June 30, 2013, options to purchase 1,360,833 shares and warrants to purchase 2,350,368 shares of our Common Stock have been excluded from the calculation of diluted loss per share as their effect would have been anti-dilutive.

Comparison of Operating Results

Three and Six Months Ended June 30, 2014 and 2013

The increased revenues and reduction in net loss for the three and six months ended June 30, 2014, compared to the comparable period in 2013 were driven largely by the acquisition of Powerhouse One in June 2013 and a reduction of general and administrative expenses, offset by an increase in interest expense stemming from the acquisition note payable used to finance the acquisition, each as explained further below:

Power generation revenue increased to $283,316 in three months ended June 30, 2014, compared to $94,478 in the comparable period in 2013, and was $500,606 compared to $99,876, respectively for the six-month periods ended June 30, 2014 and 2013. In each case, the increase was almost solely due to the acquisition of Powerhouse One in June 2013.

Cost of revenues increased to $147,019 in the three months ended June 30, 2014, compared to $39,926 in the comparable period in 2013. The increase, primarily attributable to the acquisition of Powerhouse One, reflected an increase of insurance ($8,137), depreciation ($66,651), rent of ($11,332), electric fees ($3,518), maintenance fees ($13,500), and other ($3,955).

Cost of revenues increased to $282,122 in the six months ended June 30, 2014, compared to $53,253 in the comparable period in 2013. The increase, primarily attributable to the acquisition of Powerhouse One, reflected an increase of insurance ($15,500), property taxes ($10,329), depreciation ($121,942), rent of ($20,042), electric fees ($7,742), maintenance fees ($27,000), accounting fees ($8,895), and other ($17,419).

General and administrative expenses were $563,597 in the three months ended June 30, 2014, compared to $707,624 in the comparable period in 2013. The decrease was mainly due to a decrease in salaries and wages ($37,187) offset by an increase in consulting fees ($73,553); a decrease in professional fees ($11,257); a decrease in travel ($14,422); an increase in marketing expenses as public relations was expanded and the website hosting was outsourced ($24,265); an increase in franchise taxes due to reincorporating in Delaware ($23,570); an increase in public company costs (primarily legal and accounting fees) as 2012 was not audited and 2014 included expenses related to the Registration Statement ($68,168); an decrease in acquisition costs related to Powerhouse One ($245,277), a decrease in amortization as the website became fully amortized in 2013 ($27,501), and other increases ($2,061).

General and administrative expenses were $999,588 in the six months ended June 30, 2014, compared to $1,227,535 in the comparable period in 2013. The decrease was mainly due to a decrease in salaries and wages ($134,890) offset by an increase in consulting fees ($92,488); a decrease in travel ($12,407); an increase in marketing expenses for public relations ($23,034) and website hosting was outsourced ($13,500); an increase in franchise taxes due to reincorporating in Delaware ($23,570); an increase in public company costs (primarily legal and accounting fees related to the Registration Statement) ($105,015); a decrease in acquisition costs related to Powerhouse One ($272,777); a decrease in amortization as the website became fully amortized in 2013 ($64,169), and other decreases ($1,311).

Interest expense increased to $111,338 in three months ended June 30, 2014, compared to $34,336 in the comparable period in 2013, and was $221,600 compared to $55,942, respectively for the six-month periods ended June 30, 2014 and 2013. In each case, the increase was almost solely due to the $5,050,000 of debt incurred in connection with the acquisition of Powerhouse One in June 2013.

The Company's net loss attributable to common stockholders of $541,379 for the three months ended June 30, 2014, compared to $789,827 for the comparable period in 2013, and was $1,022,266 compared to $1,337,246, respectively for the six-month periods ended June 30, 2014 and 2013. Other than described above, the remaining differences in the loss between the periods is attributable to a one-time charge in the three and six months ended June 30, 2013 of $102,193 reflecting an inducement for conversion of notes payable, and other insignificant amounts.

Year Ended December 31, 2013 and 2012

The increased revenues and reduction in net loss for 2013 compared to 2012 were driven largely by the acquisition of Powerhouse One in June 2013 and a reduction of general and administrative expenses, offset by an increase in interest expense stemming from the acquisition note payable used to finance the acquisition, each as explained further below:

For the year ended December 31, 2013, power generation revenue was $487,408, compared to $17,045 for the prior year, an increase of $470,363 or 2,759% from the prior period, almost solely due to the acquisition of Powerhouse One in June 2013.   Other revenue decreased to $3,234 in 2013 from $18,483 in the prior year due to the absence of a one-time consulting fee earned in 2012.

Cost of revenues increased to $314,353 in 2013 from $74,847 in the prior year, an increase of $239,506 or 320%, almost solely due to the acquisition of Powerhouse One.

Selling, general and administrative expenses were $2,162,214 in 2013 compared to $2,701,282 in the prior year, a decrease of $539,068 or 20%. The decrease was due to a $781,800 decrease in consulting fees, an increase of $277,287 in legal fees stemming from the acquisition of Powerhouse One, an increase of $292,620 in salaries and wages, and a decrease of $237,171 in other expenses.

Interest expense increased to $308,211 in 2013 from $50,332 in the prior year, an increase of $257,879 or 512%. The 2013 interest expense is comprised of $243,979 (including amortization of the discount) due to the $5 million acquisition note payable used to finance the acquisition of Powerhouse One in June 2013, $54,028 accrued on legacy liabilities, and $8,964 related to convertible notes, offset by interest income.

We also had $102,193 of inducement for conversion of notes payable relating to the value in the decrease of the conversion price of certain outstanding convertible notes from $1.70 per share to $1.00 per share in May 2013 and $47,310 of gain on derivative liability in 2013, which were not represented in 2012.

The Company had a net loss attributable to common stockholders for 2013 of $2,370,222, compared to $2,792,834 for 2012, a decrease of $422,612 or 15% from the prior period, due to the changes described above.

Liquidity and Capital Resources

Sources of Liquidity and Trends In Liquidity

Other than funds acquired recently through the private placements of debt and equity securities and our repeatedly demonstrated ability to raise capital, we are not aware of any trends that are expected to result in either an increase in our liquidity. Cash flows from existing revenue sources do not cover the costs of administering our business and our monthly net cash flow reflects a deficit of between $150,000 and $200,000 each month. We also expect the need for additional funds to increase as we seek additional acquisitions and become a fully-reporting public company (which will increase our quarterly operating expenses in connection with costs relating to the preparation of and filing of periodic reports, financial statements and other disclosures and filings with the Securities and Exchange Commission, which we estimate in the amount of $100,000 per quarter).

As is typical in early-stage companies, our liquidity and capital resources are limited. As such, we are highly dependent upon our ability to raise money in one or more private placements of equity securities in order to continue our operations and pursue our business plan. Though we can provide no assurance of our ability to acquire funding in the future, management has historically demonstrated an ability to acquire funds through the private placement of our equity securities. If we are unable to acquire additional funding to support our ongoing funding requirements, we may be required to curtail or cease operations.

To date, we have funded our operations primarily through private placements of common stock and convertible debt securities.  Since the date of the reverse merger with Principal Solar Texas, we have sold 6,587,829 shares of our common stock for aggregate proceeds of $6,117,940. These sales of our common stock reflect issuance prices ranging from $0.55 to $1.69 per share (weighted average of $0.93). Although we have successfully financed our operations through the issuance of common stock to date, we cannot be assured that we will be able to continue to be successful in financing our operations in the future.

Like the most recent acquisition (Powerhouse One), future acquisitions are expected to be separately financed and self-supporting from a cash flow perspective. As such, proceeds from the recent private placements of our equity securities are used primarily to support the Company's administrative needs and due diligence efforts in furtherance of its business plan.

Long-term Debt

Effective June 17, 2013, the Company closed an acquisition agreement with Vis Solis, Inc., and AstroSol, Inc., co-sellers of Powerhouse One, LLC, whereby 89% of the outstanding membership interest of Powerhouse was exchanged for $6,200,000 in cash.  Powerhouse owns and operates a ground mounted solar electric generation facility consisting of four projects: Lincoln Farm I, II, III and IV (each a separate wholly-owned limited liability company), located in Fayetteville, Tennessee.  The project was designed as a 3 MW facility providing approximately 4.5 million Kilowatt hours of electricity per year.

In connection with the acquisition, Powerhouse, and certain of its subsidiaries, entered into a Loan and Security Agreement with Bridge Bank, NA (“Bridge Bank” and the “Loan Agreement”).  Pursuant to the Loan Agreement, Powerhouse borrowed $5,050,000 from Bridge Bank, which bears interest at 7.5% per annum, with monthly interest payable in arrears, and certain amortization payments due quarterly in an amount of between $55,514 to $77,574 (increasing during the term of the loan).  The amount borrowed under the Loan Agreement was used to pay the purchase price of the Powerhouse acquisition. The amount borrowed under the Loan Agreement is due on the fourth anniversary of the loan date (June 17, 2017), can be prepaid at any time with thirty (30) days prior written notice, provided that an additional 7% of the principal amount of the loan is due if the loan is repaid within the first year of the loan, 6% is due if repaid within the second year of the loan, 5% is due if the loan is repaid within the third year of the loan and no additional amount is due if repaid three years from the date of the loan.  The Loan Agreement required a commitment fee of 1% of the loan amount, an underwriting fee of 1.75% of the loan amount and a yearly annual portfolio management fee of 0.16% of the amount outstanding under the loan.  Pursuant to the Loan Agreement and a separate Pledge and Security Agreement, all of the membership interests of Powerhouse and all of the assets of Powerhouse were pledged as security to secure the repayment of the loan.  The Loan Agreement requires certain affirmative and negative covenants, including requiring Powerhouse to maintain a debt coverage ratio of not less than 1.10:1, measured quarterly following the first anniversary of the debt. The debt also restricts the payment of dividends, and it is secured by all the assets of Powerhouse and further guaranteed by Principal Solar, Inc.

Pursuant to a Guaranty Agreement, the Company agreed to guaranty the repayment of the loan made pursuant to the Loan Agreement and the performance by Powerhouse of the Loan Agreement.

Effective June 17, 2013, we granted a warrant to purchase 151,050 shares of our common stock to Bridge Bank in connection with the acquisition of Powerhouse.  The warrant has an exercise price of $1.00 per share, cashless exercise rights, redemption rights providing the Company the right to redeem the warrant for $604,200, anti-dilution rights associated with offerings of equity securities, a term expiring on the first to occur, of the 10 year anniversary of the grant, the closing of the Company’s initial public offering (which is being affected pursuant to the Registration Statement of which this Prospectus is a part), or the liquidation of the Company (each a “Termination Event”), and the warrant is automatically exercised on a cashless basis upon a Termination Event.  The Company also provided the holder registration rights in connection with the grant of the warrant.

Recent Transaction

In June 2014, the Company issued convertible notes of $250,000 each to two of its Board members, Messrs. Heller and Marmol, to fund deposits on potential future acquisitions. Such potential acquisitions remain subject to significant uncertainties including due diligence, obtaining construction and permanent financing, and negotiating PPA's, developer agreements, and interconnection agreements. The notes bear interest at a rate of 18% per year and mature on December 5, 2014, and all principal and interest is due at maturity. Principal and interest is payable in cash or shares of Common Stock, at the option of the holder, at a conversion price of $1.00 per share. The notes are secured pursuant to a security agreement by the Company's interest in the otherwise unencumbered net cash flow, if any, from the operations of its Powerhouse One subsidiary. The Company may prepay the notes at any time, but the holders of the notes have been guaranteed to receive a minimum of six months interest on the notes.

Possible Violations of the Securities Act of 1933

The Company may have contingent liability arising out of possible violations of the Securities Act in connection with the presentation which we furnished as Exhibit 99.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2014. Specifically, the furnishing of the presentation publicly may have constituted an “offer to sell” as described in Section 5(c) of the Securities Act. Any liability would depend upon the number of shares purchased by investors who reviewed such presentation that may have constituted a violation of Section 5 of the Securities Act. If a claim were brought by any such ‘recipients’ of such presentation and a court were to conclude that the public disclosure of such presentation constituted a violation of Section 5 of the Securities Act, we could be required to repurchase the shares sold to the investors who reviewed such presentation at the original purchase price, plus statutory interest from the date of purchase, for claims brought during a period of one year from the date of their purchase of common stock. We could also incur considerable expense in contesting any such claims. As of the date of this prospectus, no legal proceedings or claims have been made or threatened by any investors in the Company’s offering. Such payments and expenses, if required, could significantly reduce the amount of working capital we have available for our operations and business plan, delay or prevent us from completing our plan of operations, or force us to raise additional funding, which funding may not be available on favorable terms, if at all. See also the “Risk Factor” entitled “We may have contingent liability arising out of possible violations of the Securities Act of 1933, as amended, in connection with the presentation which we furnished as Exhibit 99.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2014” herein.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2011, the Company paid approximately $89,007 to Pegasus Funds LLC (“Pegasus”) and issued two shares of Series A Super Voting Preferred Stock (the “Series A Preferred Stock”) for finding a public shell company and for structuring the Principal Solar Exchange Agreement and as compensation for monies paid by Pegasus in connection with the renewal of the Company’s charter.  The designation of the Series A Preferred Stock was never filed with the Secretary of State of New York (see also the risk factor above entitled “We believe that certain prior corporate actions undertaken by us pursuant to the purported authority and approval of our preferred stock holders, including our March 2011 reverse stock split, were completed without effective stockholder approval and in violation of state statutes”).  The Series A Preferred Stock had the terms and conditions described above under “Description of Business” – “Organizational History” – “Exchange Agreement”.

In connection with the March 7, 2011 Exchange Agreement (described in greater detail above under “Description of Business” – “Organizational History” – “Exchange Agreement”), we issued 10,724,607 shares of our common stock to the stockholders of Principal Solar Texas in exchange for 100% of the outstanding shares of Principal Solar Texas (which was later merged with and into us in April 2011) and 2,138,617 shares of the Company’s common stock in connection with the Preferred Stock Exchange to Pegasus Funds LLC and its assigns (“Pegasus”).  Included in the shareholders of Principal Solar Texas who exchanged their shares for shares of the Company were our Chief Executive Officer and Chairman, Michael Gorton (2,125,266 shares, 200,000 of which were subsequently transferred in a private transaction), Kenneth G. Allen, our Chief Operations Officer (1,468,365 shares), R. Michael Martin, our Executive Vice President of Business Development (834,183 shares), Jorge Aizcorbe, our consultant on Business Development (620,000 shares), Ronald B. Seidel, our director (133,879 shares), Carl Hefton, who at the time was a director of the Company (118,728 shares), Richard Borry, our current consultant (250,000 shares); Dan Bedell (250,000 shares) our Executive Vice President of Strategic and Corporate Development; Richard Kang, our former Chief Financial Officer (754,346 shares); Aaron Cother, our former Chief Financial Officer (100,000 shares); Shelly Gorton, the wife of our Chief Executive Officer, Michael Gorton (75,849 shares); and Margaret Keliher, our director (56,000 shares).

The 2,138,617 shares of common stock issued to Pegasus were issued in exchange for the two shares of Series A Preferred Stock held by Pegasus. We claim an exemption from registration afforded by Section 3(a)(9) of the Securities Act for the conversions, as the securities were exchanged by the Company with its existing security holder exclusively in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In November and December 2011, we sold an aggregate of 1,018,410 shares of restricted common stock to 19 individuals and entities in private transactions for $1.41 per share.  Persons purchasing shares in the offering included Steuben, a greater than 5% stockholder of the Company (709,220 shares), the wife of Mr. Gorton, our Chief Executive Officer and Chairman (70,922 shares), Margaret Keliher, our director (21,277 shares), Ronald B. Seidel, our director (17,731 shares), the wife of Mr. Allen, our Chief Operations Officer (17,731 shares), the wife of Mr. Martin, our Executive Vice President of Business Development (17,731 shares), the wife of Mr. Bedell, our Executive Vice President of Strategic and Corporate Development (4,433 shares), the wife of Mr. Kang, our former CFO (17,731 shares), and a trust owned by Rick Borry, our current consultant (8,000 shares).

In February 2012, we sold an aggregate of 32,622 shares of our restricted common stock to 10 individuals for $1.41 per share in a private offering.  Persons purchasing shares included R. Michael Martin, our Executive Vice President of Business Development (2,482 shares), Ronald B. Seidel, our director (3,546 shares), Hunter L. Hunt, our former director (7,092 shares), John R. Harris, our former director (3,546 shares), and Everett Gorton, the father of our Chief Executive Officer, Michael Gorton (1,418 shares).

In June 2012, we sold 591,716 shares of our restricted common stock to Steuben Investment Company II, L.P., a greater than 5% stockholder for an aggregate of $1,000,000 or $1.69 per share in a private transaction. The Company claims an exemption from registration afforded by Section 4(2) of and Rule 506 of the Securities Act since the foregoing issuance/grant did not involve a public offering, the recipient took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipient was an “accredited investor”. No underwriters or agents were involved in the foregoing issuances and the Company paid no underwriting discounts or commissions.

During November 2012, the Company sold unsecured convertible notes in the aggregate amount $17,000 to Jorge Aizcorbe, our consultant on Business Development ($5,000), Aaron Cother, who was then serving as CFO of the Company ($2,000), and Matthew Thompson, our employee ($10,000).  The convertible notes accrued interest at 12% per annum, were due in November 2013 and were convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.

During March 2013 the Company sold unsecured convertible notes in the aggregate amount of $21,000 to Michael Gorton, our Chief Executive Officer ($5,000), Kenneth G. Allen, our Chief Operations Officer ($5,000), R. Michael Martin, our Executive Vice President of Business Development ($2,000), and the wife of Mr. Gorton ($9,000). The convertible notes (as amended) accrued interest at 18% per annum, were due in March 2014 and were convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the notes was reduced to $1.00 per share and all of the notes and accrued interest of $966 were converted into shares of the Company’s restricted common stock.

In May 2013, the conversion price of all of the unsecured convertible notes sold by the Company in November 2012, January 2013 and March 2013 was reduced to $1.00 per share and all of the notes totaling $138,000 and accrued interest thereon of $7,990 were converted into 145,990 restricted shares of the Company’s common stock.  Shares of our restricted common stock were issued to the following related parties in connection with the conversions: Michael Gorton, our Chief Executive Officer (5,230 shares), Kenneth G. Allen, our Chief Operations Officer (5,230 shares), R. Michael Martin, our Executive Vice President of Business Development (2,092 shares), the wife of Mr. Gorton (9,414 shares), Jorge Aizcorbe, our consultant on Business Development (5,301), Aaron Cother, who was then serving as CFO (2,120 shares) and Matthew Thompson, our employee (10,603 shares).  Additionally, in January 2013, a note held by the private investor was converted into common stock as well.

From May through September 2013, we sold an aggregate of 900,000 shares of our restricted common stock to three individuals for $1.00 per share or $900,000 in aggregate. Purchasers in the offering included Brenda Jackson, our director (200,000 shares), and Jeffrey M. Heller, our director (200,000 shares).

In May and September 2013, the Company granted options to purchase up to 528,000 shares of the Company’s common stock to members of the Company’s Board of Directors and advisors to the Company.  The options have an exercise price ranging from of $1.00 to $1.70 per share, various vesting schedules not exceeding two years from the date of grant and a term of ten years (subject, where applicable, to the continued service of the optionholder with the Company).  Included in the grants were Hunter L. Hunt, our former director; Margaret Keliher, our director; Ronald B. Seidel, our director; and John R. Harris, our former director with each receiving options to purchase 72,000 shares including options to purchase 48,000 shares vesting immediately and the remaining 24,000 vesting over the following eight months;, and Jeffrey M. Heller, our director and Brenda Jackson, our director, with each receiving options to purchase 72,000 shares vesting over the following 24 months. Each of the director's options has an exercise price of $1.00 per share.

Effective June 14, 2013, the Company entered into a Subscription Agreement with Steuben Investment Company II, L.P. (“Steuben”). Pursuant to the subscription agreement, Steuben purchased 2,909,091 shares of the Company’s common stock for an aggregate of $1,600,000 or $0.55 per share. As additional consideration in connection with the subscription, the Company granted Steuben warrants to purchase 2,181,818 shares of the Company’s common stock with an exercise price of $1.00 per share and a term of 10 years. The Company also provided Steuben registration rights pursuant to a Registration Rights Agreement entered into with Steuben in connection with the shares sold and shares of common stock issuable upon exercise of the warrants (collectively, the “Registrable Securities”). Pursuant to the registration rights agreement, the Company was required to file a registration statement to register the Registrable Securities within 90 days after the date of the subscription and to obtain effectiveness of the registration statement within 180 days after the date of the subscription (which deadlines were not met); provided that the Company does not incur fees as a consequence of such delay under the registration rights agreement unless it fails to file the registration statement within 120 days of the subscription (which date was October 12, 2013) or fails to obtain effectiveness of the registration statement within 210 days of the subscription (which date was January 10, 2014). The registration rights agreement required certain penalties to be paid in the event the above filing deadlines were not met.

In a letter agreement dated February 5, 2014, and made effective March 27, 2014 (the "Letter Agreement"), the Company and Steuben set a new deadline for making effective the registration statement, and provided a waiver of penalties if the new deadline was met. The new deadline was not met.

Subsequent to the Letter Agreement, email and verbal agreements were made by the Company and Steuben to provide an additional extension for an effective date of the registration statement to not later than July 1, 2015, and to fix the penalty at $216,000 for failing to a) meet the extended effectiveness date of July 1, 2015, and b) take all necessary actions to maintain the availability of Rule 144 for a period of two years following the effective date of the registration statement pursuant to which Steuben could sell shares. Also, subsequent to the Letter Agreement, the Company and Steuben verbally agreed that the Company is required to initially register only 1,300,936 of the shares of common stock held by Steuben pursuant to the Registration Statement of which this Prospectus is a part.

On October 7, 2014, the Company and Steuben entered into "Amendment No. 1 to Registration Rights Agreement" memorializing our earlier email and verbal agreements regarding 1) the extension of the effectiveness deadline to July 1, 2015, 2) fixing at $216,000 the penalty for failing to meet that extended deadline of July 1, 2015, and maintaining the availability of Rule 144, 3) reconfirming the request to register 1,300,936 shares of Steuben's current holdings in the registration statement of which the prospectus is a part, and 4) nullifying in its entirety the earlier Letter Agreement.

In the event we are unable to obtain effectiveness of this registration statement of which this prospectus is a party by July 1, 2015, or fail to make timely filings to enable Steuben to sell shares pursuant to Rule 144, we may have to pay substantial penalties to Steuben, which could have a material adverse effect on our available cash, our ability to raise capital and ultimately our results of operations.

The Steuben Warrants include cashless exercise rights, and anti-dilution rights, resulting in a decrease of the exercise price in the event the Company issues or is deemed to issue (e.g., in the event it grants options with an exercise price lower than $1.00 per share) securities for less than $1.00 per share, subject to certain exempted issuances/grants including up to an aggregate of 1,385,026 shares issued directly or upon exercise of options granted to directors, officers, employees or consultants and in connection with the issuance of shares of common stock upon the exercise or conversion of convertible securities outstanding on the date of the subscription, provided that the terms of such securities are not amended to a lower exercise or conversion price thereafter.

Effective June 17, 2013, we granted a warrant to purchase 151,050 shares of our common stock to Bridge Bank, National Association in connection with the acquisition of Powerhouse (as described in greater detail above under “Description of Business” – “Material Acquisitions” – “Powerhouse One”).  The warrant has an exercise price of $1.00 per share, cashless exercise rights, redemption rights providing the Company the right to redeem the warrant for $604,200, anti-dilution rights associated with offerings of equity securities, a term expiring on the first to occur, of the 10 year anniversary of the grant, the closing of the Company’s initial public offering (which is being affected pursuant to the Registration Statement of which this Prospectus is a part), or the liquidation of the Company (each a “Termination Event”), and the warrant is automatically exercised on a cashless basis upon a Termination Event.  The Company also provided the holder registration rights in connection with the grant of the warrant.

2013-2014 Private Placement Offering -- From May 2013 through October 17, 2014, we sold an aggregate of 5,341,091 shares of our restricted common stock to 15 "accredited investors" (individuals and trusts) at the price of $1.00 per share resulting in total proceeds to the Company of $4,032,000 in aggregate. Purchasers in the offering included Guillermo Marmol, our director (200,000 shares); Jeffrey M. Heller, our director (400,000 shares); Brenda Jackson, our director (300,000 shares); Garrett Boone, our director (200,000 shares); and the wife of our CFO, David Pilotte (20,000 shares), who each purchased shares at $1.00 per share.

Certain members of the management team have deferred payment of their compensation for the benefit of the Company.  No formal terms of payment have been established.  The amounts payable as of June 30, 2014, December 31, 2013, and December 31, 2012 were $604,213, $559,998, and $305,322, respectively.

In June 2014, the Company issued convertible notes of $250,000 each to two of its Board members, Messrs. Heller and Marmol, to fund deposits on potential future acquisitions. Such potential acquisitions remain subject to significant uncertainties including due diligence, obtaining construction and permanent financing, and negotiating PPA's, developer agreements, and interconnection agreements. The notes bear interest at a rate of 18% per year and mature on December 5, 2014, and all principal and interest is due at maturity. Principal and interest is payable in cash or shares of Common Stock, at the option of the holder, at a conversion price of $1.00 per share. The notes are secured pursuant to a security agreement by the Company's interest in the otherwise unencumbered net cash flow, if any, from the operations of its Powerhouse One subsidiary. The Company may prepay the notes at any time, but the holders of the notes have been guaranteed to receive a minimum of six months interest on the notes.

In June 2014, the Company re-priced 96,000 options granted to independent advisors between February 2012 and September 2012. The options, originally issued having exercise prices ranging from $1.41 to $1.71 per share, were re-priced to $1.00 per share. Because of the small change in inputs to the Black-Scholes model since they were initially issued (especially volatility), there was no expense recorded in connection with this action.

In August and September 2014, the Company granted to its key executives, independent contractors, new Board members, and a key advisor (and former CFO), options to acquire 1,208,008 shares of its Common Stock. The options have an exercise price of $1.00 per share and have expiration dates of 2 years for the advisor and 10 years for key executives, independent contractors, and Board members. Vesting ranges from (i) immediately upon grant with pro-rata forfeiture provisions for non-employee executives and independent contractors should their services to the Company terminate within three years from the date of grant, (ii) 24 months for Board members starting when they joined the Board, and (ii) 36 months for employees. All options were valued using the Black-Scholes options pricing model and resulted in an expense of $1,020,778 to be recognized during the three months ended September 30, 2014.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders.  However, all of the transactions described above were approved and ratified by our officers and/or directors.  In connection with the approval of the transactions described above, our officers and directors took into account various factors, including their fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our officers and directors will continue to approve any related party transaction based on the criteria set forth above.

CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTIONS OF CAPITAL STOCK

Common Stock

Our Certificate of Incorporation, as amended, authorizes the Company to issue up to 300,000,000 shares of common stock, $0.01 par value per share. As of the date hereof, there are 20,373,227 shares of our common stock issued and outstanding, which are held by approximately 193 stockholders of record. All outstanding shares of common stock are of the same class and have equal rights and attributes. Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. Subject to the rights of the holders of any preferred stock then outstanding, holders of our common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our Certificate of Incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Upon our liquidation or dissolution, the holders of our common stock are entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. Our common stock has no cumulative or preemptive rights or other subscription rights. The payment of dividends on our common stock is subject to the prior payment of dividends on any outstanding preferred stock.

Preferred Stock

Our Certificate of Incorporation, as amended, authorizes the Board of Directors to issue, without stockholder approval, up to 100,000,000 shares of preferred stock, $0.01 par value per share, which preferred stock may be issued from time to time in one or more series. As of the date hereof, no shares of preferred stock are issued and outstanding. Our Board of Directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of our preferred stock. Our Board of Directors may be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock, and could have anti-takeover effects. Although we do not currently intend to issue any shares of preferred stock, we cannot assure any person or other entity that we will not do so in the future. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring, or preventing a change of control of us or the removal of existing management.

Equity Compensation Plan Information

In January 2012, the Board approved an option pool of 20% of the then outstanding common stock (the “Pool”, which is not documented in writing).  Such Pool consists of 2,864,359 shares of common stock.  The following table provides information as of December 31, 2013, regarding the Pool under which equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding those in first column)
Equity compensation plans approved by the security holders	-	-	-
Equity compensation plans not approved by the security holders	1,611,333	$1.30	1,253,026
Total	1,611,833		1,253,026

Anti-Takeover Provisions of Our Charter and Bylaws

The following discussion summarizes the reasons for, and the operation and effects of, certain provisions of our Certificate of Incorporation and Bylaws which management has identified as potentially having an anti-takeover effect.

The anti-takeover provisions in Delaware law, the Certificate of Incorporation and Bylaws are designed to minimize our susceptibility to sudden acquisitions of control which have not been negotiated with and approved by our Board of Directors.  These provisions may tend to make it more difficult to remove the incumbent members of the Board of Directors and may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company’s stock.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case.  Anti-takeover provisions may discourage such purchases, particularly those of less than all of the company’s stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price.  These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful.  As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer.  These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the Board of Directors, whether or not stockholders deem such transactions to be in their best interests.

Authorized Shares of Capital Stock.  Our Certificate of Incorporation authorizes the issuance of up to 300,000,000 shares of common stock.  Our Certificate of Incorporation also authorizes the issuance of up to 100,000,000 shares of preferred stock.  This preferred stock, together with authorized but unissued shares of common stock, could represent additional capital stock required to be purchased by an acquirer.  Issuance of such additional shares may dilute the voting interest of our stockholders.  If our directors determine it is in our best interest to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

Stockholder Meetings.  Delaware law provides that the stockholder meetings may be called by a corporation’s Board of Directors or by such person or persons as may be authorized by a corporation’s Certificate of Incorporation or Bylaws.  Our Bylaws provide that stockholder meetings, whether annual or special, may be called by our Board of Directors, the President or by stockholders holding in aggregate 10% or more of our outstanding voting shares, unless otherwise required by law.  Although we believe that this provision will discourage stockholder attempts to disrupt the business of the Company between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of the Company by preventing the call of a special meeting of stockholders.

Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors.  Delaware law requires that the Board of Directors of a corporation consist of one or more members and that the number of directors shall be established by the corporation’s Certificate of Incorporation or Bylaws.  Our Certificate of Incorporation and Bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors.  The power to determine the number of directors and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in our Board of Directors.  The overall effect of such provisions may be to prevent a person or entity from quickly acquiring control of the Company through an increase in the number of our directors and election of nominees to fill the newly created vacancies and thus allow existing management to continue in office.

Lack of Cumulative Voting. Under Delaware law, there is no cumulative voting by stockholders for the election of our directors.  The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholder meeting may, if they so choose, elect all of the directors to be elected at that meeting, thus precluding a small group of stockholders from controlling the election of one or more representatives to our Board of directors.

Amendment of Bylaws. Our Certificate of Incorporation provides that the power to adopt, amend or repeal the Company’s Bylaws resides in the Board of directors, but that the stockholders may make additional Bylaws and may alter or repeal any Bylaw(s), whether adopted by them or otherwise, by an affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote on such proposal at a duly held meeting of the stockholders or, without a meeting, by written consent, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly-held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this Prospectus, there are 20,373,227 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement, 3,217,870 shares of common stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market. Approximately 16,859,534 shares of our currently issued and outstanding common stock which are not being registered pursuant to this Registration Statement will constitute “restricted securities” as that term is defined by Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) and bear appropriate legends, restricting transferability. The Company may also raise capital in the future by issuing additional restricted shares to investors.  In addition to the shares being registered herein and the “restricted securities” which are currently outstanding, an aggregate of 94,823 shares of the Company are non-“restricted securities” currently eligible to be freely traded on the OTC Pink® market.

Restricted securities may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act.

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, because, while we do not believe that we are a “shell company” we were previously a “shell company” pursuant to Rule 144, and sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company” (which we believe occurred in June 2013 in connection with the Powerhouse acquisition); 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for the previous one year period prior to any sale; and a period of at least twelve months has elapsed from the date “Form 10 type information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  As such, none of our securities will be eligible to be sold pursuant to Rule 144 until at least a year after the date that our Registration Statement is declared effective by the Commission and any “restricted shares” which are not registered herein will have no liquidity and will in fact be ineligible to be resold until and unless such securities are registered with the Commission and/or until a year after our Registration Statement has been declared effective and the other requirements of Rule 144 have been complied with, as described above.

Assuming our Registration Statement is declared effective by the Commission and we are not deemed to be a “shell company” in the future and we otherwise meet the requirements of Rule 144, including our status as a “reporting company”, a person (or persons whose shares are aggregated) who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously (six months after a period of at least six months has elapsed after the date of the Registration Statement), would be entitled to sell such securities without restrictions other than the availability of current public information about us and the requirement that we continue to timely file our periodic filings for one year from the date they acquired such securities. A person who may be deemed our affiliate, who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously (six months after a period of at least six months has elapsed after the date of our Registration Statement), would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding shares of the Company’s common stock. Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. If the Company has complied with the requirements above, and continues to be a “reporting company” and timely files its filings, a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns “restricted securities” that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

In the event we become a “shell company” or non-“reporting company” in the future, under Rule 144, due to the fact that we are deemed to be a former “shell company”, no sales of our “restricted securities” are eligible to be made pursuant to Rule 144 until we comply with the requirements of Rule 144, as described above, including, in the event we do not become a “shell company”, becoming current in our filings with the Commission and in the event we do become a “shell company”, complying with Rule 144 above, as such relates to “shell companies.”

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 3,217,870 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker/dealers and/or affiliated with broker/dealers. Except as described in footnotes below, none of the selling stockholders have had a material relationship with us since our inception except as set forth in the footnotes below.

Selling Stockholders:

Stockholder	Common Stock Beneficially Owned+	Amount Offered	Shares Beneficially Owned After Resale (1)+	Percentage Beneficially Owned After Resale (1)
Darla Airington	25,000	2,500	22,500	*
Jorge Aizcorbe (a)	625,301	62,530	562,771	2.8%
Buzz Aldrin	96,000	9,600	86,400	*
Ihor Andruch	3,546	3,546	-	-
John Antos	24,200	2,420	21,780	*
Jay Arnold	15,152	15,152	-	-
AstroSol, Inc. (17)	34,461	34,461	-	-
Mary Begia	20,000	2,000	18,000	*
Sean Black	22,244	22,244	-	-
Gary Blum	3,800	380	3,420	*
Richard Borry (b)	261,030	25,303	227,727	1.1%
Richard Boxer	2,800	280	2,520	*
Tom Boyd	47,731	47,731	-	-
George Byron Brooks	51,000	5,100	45,900	*
Wendell Brown	85,000	8,500	76,500	*
Laura Carabello	529,996	53,000	476,996	2.3%
Lynn Carroll	6,400	640	5,760	*
Robert Castelano	24,000	2,400	21,600	*
Lianju Chen	24,879	2,488	22,391	*
Wesley Choy	1,200	120	1,080	*
Gary Cino	5,000	500	4,500	*
Sydney M Cole	80,000	8,000	72,000	*
James Coleman	14,185	14,185	-	-
Scott Collier	35,546	3,555	31,991	*
Aaron Cother	102,120	10,212	91,908	*
Dan Patterson, LP (2)	10,000	1,000	9,000	*
David William Davison	28,000	2,800	25,200	*
Scott Deatherage	13,774	13,774	-	-
Abhay Dhir	62,000	6,200	55,800	*
Carl Dickerson	6,000	600	5,400	*
Frederick Duffy	75,758	75,758	-	-

Bob England	48,000	4,800	43,200	*
Equity Trust FBO, Rick Borry (3)	8,000	8,000	-	-
Dean P Fankhauser	20,000	20,000	-	-
Dave Ferguson	2,600	260	2,340	*
Joseph Fuchs	1,800	180	1,620	*
Bruce Galbraith	35,461	35,461	-	-
Tomasa Gembarowski (c)	88,691	88,691	-	-
Paul Gembarowski (c)	44,346	44,346	-	-
Everett Gorton (d)	1,418	142	1,276	*
Michael Graceffo	60,000	60,000	-	-
Aaron Grunfeld	250,000	25,000	225,000	1.1%
Rebecca Halstead	57,093	47,093	10,000	-
Dirk Hansen	8,000	800	7,200	*
Dennis Harris (e)	6,000	600	5,400	*
Carl Hefton	118,728	11,873	106,855	*
King Hughes	5,000	500	4,500	*
Hunter L. Hunt	7,092	709	6,383	*
Steven Ingram	2,900	290	2,610	*
Integrity Partners, LLC (4)	80,000	8,000	72,000	*
Mei Jiang	23,000	2,300	20,700	*
Richard Kang (f)	592,077	59,208	515,138	2.5%
Elise Kang (f)	592,077	17,731	515,138	2.5%
Chantelle Deylyn Kelly	2,000	2,000	-	-
Bob Kramer	1,500	150	1,350	*
Donald Lightfoot	10,000	10,000	-	-
Heidi Loewinsohn	25,000	2,500	22,500	*
Shannan Lynes	55,674	5,567	50,107	*
Reginald Hugh Magennis	706,000	50,600	643,400	3.2%
Maria Martindale	15,152	15,152	-	-
Charles McCoy	20,000	2,000	18,000	*
Michael McIntyre	10,000	1,000	9,000	*
Lisa Mishler	6,000	600	5,400	*
Roger Moczygemba	6,500	650	5,850	*
Joseph Murtaugh	3,600	360	3,240	*
David Nelson	5,000	500	4,500	*
Dan Olsen	10,000	1,000	9,000	*
Pathfinder Worldwide Financial Group LLC (5)	50,000	5,000	45,000	*
Pearl M Thompson Trust (6)	10,000	10,000	-	-
Steve Perkins	24,000	2,400	21,600	*
Terry Phillips	9,000	900	8,100	*
Michael Piranian	533,876	53,388	480,488	2.4%

Kenneth S. Pope	23,000	23,000	-	-
Terry Quan	15,152	15,152	-	-
Dr. Jon Quillian	1,418	1,418	-	-
Bruce Quinnell (g)	30,000	3,000	27,000	*
Tibor Racz	15,152	15,152	-	-
David Ramsour	5,000	500	4,500	*
Joel Ray (h)	20,000	2,000	18,000	*
Terry Ray (h)	20,000	2,000	18,000	*
Asghar Ali Raza	12,000	1,200	10,800	*
Fredrick Rikkers	10,000	1,000	9,000	*
Frank Roby	25,000	2,500	22,500	*
Thomas Sabin	75,758	75,758	-	-
Seatac Digital Resources, Inc. (7)	30,000	3,000	27,000	*
Kelly Smith	40,000	4,000	36,000	*
Roger Staubach	12,000	1,200	10,800	*
Steuben Investment Company II, L.P. (8)	6,391,845 (9)	1,300,936 (10)	5,090,909 (9)	25.0%
Amy Styczynski	50,000	50,000	-	-
Talmage Solar Engineering, Inc. (11)	440,163	440,163	-	-
The Moss Trust LTD (12)	160,000	16,000	144,000	*
The White Trust (13)	350,000	35,000	315,000	1.5%
Matthew Thompson (i)	40,603	4,060	36,543	*
Tommy G. Thompson (i)	37,000	1,200	35,800	*
Cameron Thomson (i)	15,000	1,500	13,500	*
Timothy S, Sotos Revocable Trust FBO (14)	5,000	500	4,500	*
Max Toy	41,546	41,546	-	-
Vis Solis, Inc. (15)	11,549	11,549	-	-
Michael Warren	55,152	5,515	49,637	*
Jerry White (j)	16,000	1,600	14,400	*
Diana White (j)	30,000	30,000	-	-
William B. Houston 1991 Grantor Trust (16)	18,000	1,800	16,200	*
Tin-Cheun Yeung	2,000	200	1,800	*
Marisol Zimmerman	88,691	88,691	-	-
	TOTALS	3,217,870

* Represents ownership of less than 1%.

+ Shares beneficially owned due to husband/wife and other familiar relationships and through entities holding common stock of the Company owned by each selling stockholder are described in the footnotes below. Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this Prospectus, are deemed to be outstanding and beneficially owned by the person or group holding such options, warrants or other convertible securities (as described in the table above) for the purpose of computing the ownership and percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(1) Assuming the sale of all shares registered herein.

(2) The beneficial owner of the shares held by Dan Patterson, LP is Dan Patterson.

(3) The beneficial owner of the shares held by Equity Trust FBO, Rick Borry is Rick Borry. Does not include shares held directly in the name of Rick Borry.

(4) The beneficial owner of the shares held by Integrity Partners, LLC is Sheila Creal.

(5) The beneficial owner of the shares held by Pathfinder Worldwide Financial Group LLC is Grant Seabolt, our outside General Counsel and Corporate Secretary.

(6) The beneficial owner of the shares held by Pearl M Thompson Trust is Matthew Thompson.

(7)  The beneficial owner of the shares held by Seatac Digital Resources, Inc. is Michael Marcovsky.

(8) RLH Management, Inc. and Steuben Co-GP, Inc. are co-general partners of Steuben Investment Company II, L.P. RLH Management, Inc. is 100% owned and controlled by Ray L. Hunt. Steuben Co-GP, Inc. is owned and controlled by Loyal Trust No. 1. Gerald Turner is the trustee of Loyal Trust No. 1. Each of Mr. Hunt and Mr. Turner may be deemed to hold voting and investment power with respect to these shares. Ray L. Hunt is the father of the Company’s former director, Hunter L. Hunt who resigned as a director of the Company on October 27, 2013.

(9) Includes warrants to purchase 2,181,818 shares of the Company’s common stock at an exercise price of $1.00 per share, which expire on June 13, 2023.

(10) Represents (i) 709,220 shares of common stock acquired from the Company on December 5, 2011; and (ii) 591,715 shares of common stock acquired by the Company on June 28, 2012.

(11) The beneficial owners of the securities held by Talmage Solar Engineering, Inc. are Naoto Inoue and Kale Inoue.

(12) The beneficial owner of the shares held by The Moss Trust LTD is Jerry Moss.

(13)  The beneficial owners of the shares held by The White Trust are Julia and Dimitri Cary.

(14)   The beneficial owner of the shares held by Timothy S. Sotos Revocable Trust FBO is Timothy S. Sotos.

(15) The beneficial owners of the shares held by Vis Solis, Inc. are Tim Hayes, and CASAMA, LLC, and CASAMA, LLC is owned by Carlos Mayer and Sabine Mayer.

(16)  The beneficial owner of the shares held by William B. Houston 1991 Grantor, is William B. Houston.

(17) The beneficial owner of the shares held by AstroSol, Inc. is Solmotion GmbH which, in turn, is owned by Astronergy Chint Group, a Chinese company, Michael Volz and Thomas Volz.

(a) Jorge Aizcorbe is a consultant to the Company on Business Development matters.

(b) Richard Borry is a Company IT consultant. Includes beneficial ownership of shares in the name of Equity Trust FBO, Rick Borry, but does not include 8,000 shares offered by Equity Trust FBO, Rick Borry hereunder.

(c) Tomasa Gembarowski and Paul Gembarowski are mother and son.

(d) Everett Gorton is the father of Michael Gorton, our Chairman and Chief Executive Officer, provided that Michael Gorton is not deemed to beneficially own shares held by Everett Gorton.

(e) No relation to John R. Harris, a former director of the Company.

(f) Richard Kang and Elise Kang are husband and wife and each are deemed to beneficially own each other’s shares.

(g) Bruce Quinnell is a non-paid consultant to the Company.

(h) Joel Ray and Terry Ray are husband and wife and each are deemed to beneficially own each other’s shares.

(i) Matthew Thompson, Tommy G. Thompson and Cameron Thomson are not related.

(j) Jerry White and Diana White are not related.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our shares of common stock quoted on an exchange, the OTCQB or the Over-The-Counter Bulletin Board, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, California (note that California only recognizes “investment grade securities” listed in an approved manual, which will not initially be applicable to the Company), Illinois, Kentucky, Louisiana, Montana, New York, Pennsylvania, Tennessee, and Virginia.

Market for our Shares

Our common stock is currently traded on the OTC Pink® market. We intend to arrange for a registered broker-dealer to apply to have our common stock listed on a national securities exchange or to quote our common stock on the OTCQB market maintained by OTC Markets Group, Inc., depending upon our qualifications at the time, in the future. There is no assurance, however, that our common stock will ever be listed on a national securities exchange or quoted on the OTCQB.

The securities traded on the Over-The-Counter Bulletin Board, OTC Pink® market and OTCQB are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally stocks of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the Over-The-Counter Bulletin Board or OTCQB in the future, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 (not including the value of the individual’s principal residence) or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately-negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in sales in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this Prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

The selling stockholders named in this Prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

●	Not engage in any stabilization activities in connection with our common stock;

●	Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus from time to time, as may be required by such broker or dealer; and
●	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Our common stock is currently quoted on the OTC Pink® market maintained by OTC Markets Group, Inc. under the symbol “PSWW”; however, our securities are currently highly illiquid, and subject to large swings in trading price, and are only traded on a sporadic and limited basis. We intend to arrange for a registered broker-dealer to apply to have our common stock listed on a national securities exchange or to quote our common stock on the OTCQB market maintained by OTC Markets Group, Inc., depending upon our qualifications at the time, in the future. There is no assurance, however, that our common stock will ever be listed on a national securities exchange or quoted on the OTCQB.

The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock. The quotations reflect inter-dealer prices without retail markups, markdowns, or commissions and may not represent actual transactions. For current price information, stockholders or other interested individuals are urged to consult publicly available sources.  During the periods presented below trading in our common stock was highly illiquid and sporadic. Effective with FINRA on May 25, 2011, the Company completed a 1:40 reverse stock split of its outstanding common stock.  Unless otherwise stated or the context would require otherwise, all share amounts disclosed throughout this Prospectus retroactively take into account the Reverse Split.

QUARTER ENDED	HIGH		LOW

December 31, 2014 (through Oct. 16)		$1.45		$1.45
September 30, 2014		$1.71		$1.30
June 30, 2014		$1.80		$1.15
March 31, 2014		$2.01		$1.01

December 31, 2013		$1.50		$0.51
September 30, 2013		$1.75		$0.40
June 30, 2013		$1.00		$0.99
March 31, 2013		$2.00		$0.99

December 31, 2012	$	*	$	*
September 30, 2012		$2.60		$0.53
June 30, 2012		$2.60		$2.50
March 31, 2012		$2.60		$1.68

December 31, 2011		$2.50		$1.20
September 30, 2011		$2.50		$0.51
June 30, 2011		$1.75		$0.26
March 31, 2011		$2.40		$0.08

* No reported trades/volume.

Holders

As of September 30, 2014, there were approximately 207 record holders of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying any dividends in the foreseeable future.  We intend to devote any earnings to fund the operations and the development of our business.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our common stock, you should refer to the Registration Statement and to its exhibits.

Our fiscal year ends on December 31. We plan to furnish our stockholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, the effectiveness of the Registration Statement of which this Prospectus is a part will trigger the Company’s obligation to file current and periodic reports with the Commission under Section 15(d) of the Securities Act of 1934, as amended. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

LEGAL MATTERS

The validity of the securities to be sold by the Selling Stockholders described herein will be passed upon by the Seabolt Law Group, Dallas, Texas.

EXPERTS

The financial statements of the Company as of December 31, 2013 and 2012, included in this Prospectus, have been audited by Whitley Penn LLP, our independent registered public accounting firm, as stated in their report appearing herein and have been included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

Grant Seabolt, the sole member of Seabolt Law Group, which is passing upon the validity of the securities offered hereby, beneficially owns 50,000 shares of common stock of the Company (of which 5,000 shares are being registered herein), which are held in the name of Pathfinder Worldwide Financial Group LLC, of which Mr. Seabolt is the sole owner and General Manager. Mr. Seabolt is also our outside General Counsel and our Corporate Secretary.

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our company or any of our parents or subsidiaries.  Nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

PRINCIPAL SOLAR, INC.

CONSOLIDATED FINANCIAL STATEMENTS

as of and for the Three and Six Months Ended

June 30, 2014 and 2013

PRINCIPAL SOLAR, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS

Current Assets
Cash and equivalents	$85,703	$122,533
Accounts receivable	189,588	105,989
Deposits	510,000	10,000
Prepaid assets	16,367	23,867
Option to acquire noncontrolling interest in subsidiary	-	46,010
Total current assets	801,658	308,399

Other Assets
Solar arrays at cost, net	6,829,563	6,984,936
Restricted cash	209,121	140,644
Total other assets	7,038,684	7,125,580

Total assets	$7,840,342	$7,433,979

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Liabilities arising from reverse merger	$978,903	$953,967
Compensation payable	604,213	559,998
Accounts payable	269,565	59,968
Current portion of acquisition note payable, net of discount	229,454	215,574
Interest payable	25,597	26,753
Note payable for insurance premiums	1,152	9,040
Convertible notes payable, related parties	500,000	-
Accrued expenses and other liabilities	24,532	3,378
Total current liabilities	2,633,416	1,828,678

Other Liabilities
Acquisition note payable, net of discount	4,538,252	4,652,979
Derivative liability on warrants	1,121,989	1,123,149
Total other liabilities	5,660,241	5,776,128

Total liabilities	8,293,657	7,604,806

Commitments and contingencies

Stockholders' Deficit
Preferred stock: $0.01 par value, 100,000,000 shares authorized; none issued	-	-
Common stock: $0.01 par value, 300,000,000 shares authorized, 19,737,227 and 19,017,227 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	197,371	190,171
Additional paid-in capital	6,726,543	5,954,387
Stock subscriptions receivable	(60,000)	-
Accumulated deficit	(8,124,454)	(7,102,188)
Deficit attributable to common stockholders	(1,260,540)	(957,630)
Noncontrolling interest in subsidiary	807,225	786,803
Total stockholders' deficit	(453,315)	(170,827)
Total liabilities and stockholders' deficit	$7,840,342	$7,433,979

The accompanying notes are an integral part of these consolidated financial statements.

PRINCIPAL SOLAR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues
Power generation	$283,316	$94,478	$500,606	$99,786
Other	-	250	-	2,817
Total revenues	283,316	94,728	500,606	102,603

Cost of revenues
Depreciation	72,258	27,824	155,373	33,431
Direct operating costs	74,761	12,102	126,749	19,822
Total cost of revenues	147,019	39,926	282,122	53,253

Gross profit	136,297	54,802	218,484	49,350

General and administrative expenses	563,597	707,624	999,588	1,227,535

Operating loss	(427,300)	(652,822)	(781,104)	(1,178,185)

Other expense
Interest expense	111,338	34,336	221,600	55,942
Inducement for conversion of notes payable	-	102,193	-	102,193
Gain on derivative liability on warrants	(7,011)	-	(1,160)	-
Total other expense	104,327	136,529	220,440	158,135

Loss before provision for income taxes	(531,627)	(789,351)	(1,001,544)	(1,336,320)
Provision for state income taxes	-	476	300	926

Net loss	(531,627)	(789,827)	(1,001,844)	(1,337,246)
Less: Income attributable to noncontrolling interest in subsidiary	9,752	-	20,422	-

Net loss attributable to common stockholders	$(541,379)	$(789,827)	$(1,022,266)	$(1,337,246)

Net loss per share - basic and diluted	$(0.03)	$(0.05)	$(0.05)	$(0.09)

Weighted average shares outstanding - basic and diluted	19,428,711	15,363,274	19,298,171	15,157,022

The accompanying notes are an integral part of these consolidated financial statements.

PRINCIPAL SOLAR, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

(Unaudited)

			Additional		Stock	Principal	Non-
	Common Stock		Paid-in	Accumulated	Subscriptions	Solar, Inc.	Controlling
	Shares	Amount	Capital	Deficit	Receivable	Total	Interest	Total

December 31, 2013	19,017,227	$190,171	$5,954,387	$(7,102,188)	$-	$(957,630)	$786,803	$(170,827)
Common stock issued for cash	720,000	7,200	712,800	-	(60,000)	660,000	-	660,000
						-		-
Stock-based employee compensation expense	-	-	35,474	-	-	35,474	-	35,474
Stock-based advisor compensation expense	-	-	23,882	-	-	23,882	-	23,882

Net income (loss)	-	-	-	(1,022,266)	-	(1,022,266)	20,422	(1,001,844)
						-		-
June 30, 2014	19,737,227	$197,371	$6,726,543	$(8,124,454)	$(60,000)	$(1,260,540)	$807,225	$(453,315)

The accompanying notes are an integral part of these consolidated financial statements.

PRINCIPAL SOLAR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2014	2013

OPERATING ACTIVITIES
Net loss	$(1,001,844)	$(1,337,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	155,373	97,600
Stock-based employee compensation expense	35,474	101,918
Stock-based advisor compensation expense	23,882	100,587
Inducement cost for conversion of notes payable	-	102,193
Gain on derivative liability on warrants	(1,160)	-
Amortization of discount on acquisition note payable	10,181	-
Option to acquire noncontrolling interest	46,010	-
Change in operating assets and liabilities:
Accounts receivable	(83,599)	(262,025)
Deposits	(500,000)	(155,712)
Prepaid assets	7,500	-
Liabilities arising from reverse merger	24,936	(97,369)
Compensation payable	44,215	272,845
Accounts payable	209,597	(35,137)
Interest payable	(1,156)	126,288
Accrued expenses and other liabilities	21,154	35,420
Net cash used in operating activities	(1,009,437)	(1,050,638)

INVESTING ACTIVITIES
Powerhouse One acquisition, net of cash acquired	-	(6,077,214)

FINANCING ACTIVITIES
Proceeds from acquisition note payable	-	5,050,000
Payments on acquisition note payable	(111,029)	-
Proceeds from sale of common stock and warrants	660,000	2,206,000
Proceeds from convertible notes payable, related party	500,000	-
Payments on note payable for insurance premiums	(7,888)	-
Change in restricted cash	(68,477)	(108,000)
Net cash provided by financing activities	972,606	7,148,000

Increase (decrease) in cash and equivalents	(36,831)	20,148
Cash and equivalents, beginning of period	122,533	11,418
Cash and equivalents, end of period	$85,702	$31,566

Supplemental Disclosures
Interest paid	$187,639	$-

Income taxes paid	$-	$-

Non-Cash Transactions:
Discount on acquisition note payable	$-	81,449
Option to acquire noncontrolling interest in subsidiary	-	46,010
Derivative liability on investor warrants	-	1,170,459
Redemption of convertible notes payable and accrued interest for stock	-	145,990
Issuance for stock subscription receivable	60,000	-

The accompanying notes are an integral part of these consolidated financial statements.

PRINCIPAL SOLAR, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1 - OVERVIEW

Basis of Presentation

The unaudited consolidated financial statements and related notes have been prepared pursuant to Article 8-03 of the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments and information (consisting only of normal recurring accruals) considered necessary for a fair presentation.

The year-end balance sheet was derived from the Company’s audited financial statements. The accompanying unaudited consolidated financial statements and related notes should be read in conjunction with the Company’s audited financial statements included in its Registration Statement on Form S-1/A dated October 17, 2014, as amended. The results of operations for the periods reflected herein are not necessarily indicative of the results to be expected for the full year.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of June 30, 2014, the Company has an accumulated deficit of approximately $8.1 million, and the Company has had negative cash flows from operations since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing, likely through the continued sale of its equity and equity-linked securities, to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Concentration

Since June 2013, 96% of our consolidated power generation revenue arose from our Powerhouse One solar installation under an index-priced Power Purchase Agreement ("PPA") having a fixed premium of $0.12 per kilowatt-hour (“kWh”) over the GSA-1 scheduled rate (currently approximately $0.10 per kWh) through 2021, and a market rate based upon the then current GSA-1 scheduled rate for the remaining 10 years of the initial 20 year term ending in 2031. The buyer and counterparty of the PPA is Fayetteville Public Utility of Lincoln County Tennessee. A similar percentage of the accounts receivable also stems from this single relationship.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. We expect the new guidance will have no impact on the Company's current revenue recognition policy.

Principles of Consolidation

The Company consolidates the financial position, results of operations, and cash flows of all majority-owned subsidiaries. The consolidated financial statements include the accounts of the Company (including the dba Principal Solar Institute) and its subsidiaries SunGen Mill 77, LLC; SunGen StepGuys, LLC; and Powerhouse One, LLC. Significant intercompany accounts and transactions have been eliminated in consolidation. Certain previously reported amounts have been reclassified to conform to the current presentation.

Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  We believe the carrying values of cash and equivalents, accounts receivable, and other current assets, accounts payable, accrued expenses, and other current liabilities approximate their fair values. We believe the carrying value of our notes payable approximate their estimated fair value for debts with similar terms, interest rates, and remaining maturities currently available to companies with similar credit ratings.

We do not engage in hedging activities, but we do have a derivative instrument treated as a liability whose value is measured on a recurring basis (see "Fair Value Instruments" and "Derivative Liability on Warrants" included herein).

Fair Value Instruments

In June 2013, in connection with a sale of its par value $.01 common stock ("Common Stock"), the Company issued complex non-traded warrants with the potential for downward adjustments of the exercise price. The Company estimated the value of these warrants upon issuance using a binomial lattice-based option valuation model. Increases or decreases in the Company's share price, the volatility of the share price, changes in interest rates in general, and the passage of time will all impact the value of these warrants. The Company re-values these warrants at the end of each reporting period and any changes are reflected as gains or losses in current period results.

Use of Estimates

The preparation of our financial statements in accordance with GAAP requires us to, on an ongoing basis, make significant estimates and judgments that affect the reported values of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities.  We base our estimates on historical experience and on various other assumptions we believe are reasonable under the circumstances, the results of which form the basis for our conclusions.  Actual results may differ from these estimates under different assumptions or conditions.  Such differences could have a material impact on our future financial position, results of operations, and cash flows.

Cash and Equivalents

We consider cash, deposits, and short-term investments with original maturities of three months or less as cash and equivalents.  Our deposits are maintained primarily in two financial institutions and, at times, may exceed amounts covered by U.S. Federal Deposit Insurance Corporation insurance.

Restricted Cash

As part of the June 2013 financing with Bridge Bank, National Association (see "Acquisition Note Payable" herein), the Company agreed to maintain in a restricted cash account all proceeds, less debt service and approved expenses, generated by our Powerhouse One subsidiary. Such account provides a minimum of $108,000 replacement reserve ("module reserve") on solar panels found to be defective and potentially not covered under the manufacturer's warranty. Funds in excess of the modular reserve may be accessed by the Company following one year of operations and four consecutive quarters of performance exceeding covenants.

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of individual accounts. No allowance has been recorded in the accompanying financial statements.

Solar Arrays

Solar arrays are stated at historical cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the remaining estimated useful lives of the assets. The estimated useful lives of solar arrays are 25 years from the date first placed in service. Accumulated depreciation was $363,224 and $207,851 at June 30, 2014 and December 31, 2013, respectively. The value of the Power Purchase Agreement is included in the recorded cost of the associated array.

Long-Lived Assets

The recoverability of the carrying value of long-lived assets is assessed when an indicator of impairment has been identified. The Company judgmentally reviews its long-lived assets each quarter to assess whether impairment indicators are present.

For purposes of recognition and measurement of an impairment loss, a long-lived asset or group of assets is combined with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

For long-lived assets, when impairment indicators are present, the Company compares undiscounted future cash flows, including the eventual disposition of the asset group at market value, to the asset group’s carrying value to determine if the asset group is recoverable. If undiscounted cash flows are less than carrying value, the excess of carrying value over fair value is expensed in the period in which it is estimated to have occurred. No impairment was recorded in the accompanying financial statements.

Revenue Recognition

Power generation revenue is recognized as generated based upon electrical meters affixed to the solar array and measuring kilowatt-hours produced. Our current power generation operations do not generate renewable energy credits, performance-based incentives, or similar credits to the benefit of the Company.

Income Taxes

Income taxes are recorded under the asset and liability method under which deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

We account for uncertain income tax positions in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, Income Taxes. Interest costs and penalties related to income taxes are classified as interest expense and general and administrative costs, respectively, in our consolidated financial statements. Income tax returns are subject to a three-year statute of limitations during which they are subject to audit and adjustment. We file income tax returns in the United States federal jurisdiction. The tax years that remain subject to examination by major tax jurisdictions include 2010 through 2013.

Equity Transaction Fair Values

The estimated fair value of our Common Stock issued in share-based payments is measured by the more relevant of (1) the prices received in private placement sales of our stock or, (2) its publically-quoted market price.  We estimate the fair value of simple warrants and stock options when issued or, in the case of issuances to non-employees, when vested using the Black-Scholes option-pricing ("Black-Scholes") model that requires the input of subjective assumptions.  When valuing more complex warrants, options, or other derivative equity instruments, we use a binomial lattice-based option pricing model or Monte Carlo option pricing model, whichever management deems more appropriate in the circumstances. Recognition in stockholders’ equity and expense of the fair value of stock options awarded to employees is on the straight-line basis over the requisite service period.  Subsequent changes in fair value are not recognized.

Net Income (Loss) per Share

Basic net income or loss per share is computed by dividing the net income or loss for the period by the weighted average number of shares of Common Stock outstanding for the period. Diluted income per share reflects the potential dilution of derivative securities by including other potential issuances of Common Stock including shares to be issued upon exercise of options and warrants and upon conversion of convertible debt. Potentially dilutive shares are not included in the event of a loss as the effect of doing so would be anti-dilutive. As of June 30, 2014, options to purchase 1,635,333 shares and warrants to purchase 2,350,368 shares of our Common Stock have been excluded from the calculation of diluted loss per share, as their effect would have been anti-dilutive. As of June 30, 2013, options to purchase 1,360,833 shares and warrants to purchase 2,350,368 shares of our Common Stock have been excluded from the calculation of diluted loss per share as their effect would have been anti-dilutive.

NOTE 3 - LIABILITIES ARISING FROM REVERSE MERGER

Liabilities arising from the reverse merger represent long term real estate leases which had been abandoned, general unsecured liabilities, commercial liens, and tax liens filed with various states all associated with the Company’s pre-reverse merger operations, which were unknowingly assumed in the March 2011 reverse merger transaction. The statute of limitations for most of such liabilities is five years and for most liens is ten years, subject to renewal at the lien holders’ option, depending upon the jurisdiction.  The liens accrue interest at between 8% and 12%. Liabilities not associated with a lien have been accrued based upon management’s estimation of the amount to be paid.  Liabilities associated with a lien have been accrued at face value.  Management believes all such liabilities have been indemnified by Pegasus Funds, LLC (and/or its affiliates or related parties) to which (including its assigns) the Company issued 2,138,617 shares of its common stock as part of the reverse merger transaction.  However, as the Company is obligor, the Company has recorded the liability.  To date, only one lien holder has approached the Company concerning payment.  Such lien holder is pursuing the former management of the Company first through litigation.  To the extent such lien holder recovers the liability from the former management, the lien against the Company will be reduced.

NOTE 4 - COMPENSATION PAYABLE

Certain members of the management team have deferred payment of their compensation for the benefit of the Company.  No formal terms of payment have been established.

NOTE 5 - ACQUISITIONS

Powerhouse One

Effective June 17, 2013, PSI entered into an acquisition agreement with Vis Solis, LLC (“Vis Solis”), a Tennessee Limited Liability Company and AstroSol, Inc., a Tennessee corporation (together "Co-Sellers") of Powerhouse One, LLC (“Powerhouse”), whereby 89% of the outstanding membership interests of Powerhouse were exchanged for $6,200,000 in cash. At the time of acquisition, the four solar arrays owned by Powerhouse had a remaining estimated useful life of 23 years (being first placed in service in 2011), and power generated is sold to a utility in Lincoln County Tennessee under an index-priced Power Purchase Agreement having a fixed premium of $0.12 per kilowatt-hour over the GSA-1 scheduled rate (currently approximately $0.10 per kWh) through 2021, and a market rate based upon the then current GSA-1 scheduled rate for the remaining 10 years of the initial 20 year term ending in 2031.

The acquisition was accounted for as a business combination under ASC 805 and was entered into in order to acquire the solar arrays. As part of the acquisition, 46,010 shares were issued to Co-Sellers in consideration for the right to acquire their remaining 11% noncontrolling interest for $766,827 within one year from the initial acquisition date. The value of the noncontrolling interest was pro-rated based upon the negotiated value of the equity interest acquired by the Company.

In June 2014, the option to acquire the remaining 11% non-controlling interest of Powerhouse One from the Co-Sellers expired. However, the parties have re-confirmed their intent to transfer the non-controlling interest to the Company over the next several months as the Company obtains sufficient financing to do so, and on the same terms contained in the option as if it were still in full force and effect. The Company does not believe there are any material risks to the Company if the acquisition is not completed. The option value was expensed upon expiration.

The Company incurred $277,287 in acquisition related fees as part of the transaction which are included in general and administrative expenses.

Accounting for Power Purchase Agreement

The Company evaluated the PPA with reference to ASC 805-20-25-10 entitled "Identifiable Intangible Assets" and determined that, while it is not a separately identifiable asset, it does meet contractual-legal criteria. However, ASC 805-50-55-2(b) provides that the acquirer may recognize the fair value of the intangible asset and the fair value of the solar array "as a single asset for purposes of financial reporting purposes if the useful lives of those assets are similar." At the time of acquisition, the useful lives of the PPA and the solar array were 18 years (plus two 5-year renewal options) and 23 years, respectively, which the Company determined were similar enough to report them as a single asset for financial reporting purposes. The company also determined the PPA was neither a lease nor a derivative instrument pursuant to ASC 840-10-16-6 "Arrangements That Qualify as a Lease", and ASC 815-10-15 "Derivatives and Hedging", respectively. The Company accounts for the PPA as an executory contract.

Allocation of Purchase Price

Final allocation of the purchase price as of the acquisition date was determined based upon estimates developed internally by management. Given the high level of predictability in future revenues stemming from the PPA, the stability and predictability in maintenance stemming from a multi-year outsourced contract to perform such, and the long-term warranties on primary components (PV modules generally carry 25-year warranties), the Company determined the best method to value the acquired fixed asset was using a discounted cash flow analysis, further supported by reference to the historical cost to build and place the facility in service just 20 months earlier.

Cash	$122,786
Accounts receivable	178,723
Solar arrays	6,665,318
Noncontrolling interest	(766,827)
Net purchase price	$6,200,000

The operating results of Powerhouse have been included in the consolidated financial statements since the acquisition date. On a pro forma basis, had the acquisition of Powerhouse occurred on January 1, 2013, the consolidated revenues and loss of PSI for the three and six months ended June 30, 2013, would have been:

	Ended June 30, 2013
	Three Months	Six Months
Revenue	$247,025	$429,944
Net Loss	$(832,459)	$(1,405,281)

NOTE 6 - NOTES PAYABLE

Acquisition Note Payable

On June 17, 2013, Powerhouse One, LLC secured financing of $5,050,000 from Bridge Bank, National Association to acquire the membership interest (and the underlying solar arrays) of Co-Sellers. The note matures on June 17, 2017, and bears a fixed interest rate of 7.5% annually. Interest is paid monthly and principal is paid quarterly beginning in September 2013 based on an 11-year amortization schedule. Covenants include the maintenance of a restricted cash account, routine reporting, and a minimum debt service coverage ratio calculated separately for Powerhouse One of not less than 1.10:1, measured quarterly following the first anniversary of the debt. The debt also restricts the payment of dividends, and it is secured by all the assets of Powerhouse and further guaranteed by Principal Solar, Inc.

In conjunction with the acquisition note payable, warrants to purchase 151,050 shares of Common Stock were issued to Bridge Bank with an exercise price of $1.00 and a contractual life of 10 years. The value of the warrants issued in connection with this debt, as determined using the Black-Scholes model, was $81,449 and is recorded as a discount to the debt. The discount is being amortized as interest expense over the life of the note.

The Bridge Bank warrants have cashless exercise rights, redemption rights providing the Company the right to redeem the warrants for $604,200, anti-dilution rights associated with offerings of equity securities, a term expiring on the first to occur of (i) the 10 year anniversary of the grant, (ii) the closing of the Company’s initial public offering (which is being affected pursuant to Registration Statement on Form S-1), or (iii) the liquidation of the Company (each a “Termination Event”). In each case, unless exercised earlier, the warrants are automatically exercised on a cashless basis upon a Termination Event.  The Company also provided the holder registration rights in connection with the grant of the warrants.

Convertible Notes Payable, Related Parties

In June 2014, the Company issued convertible notes of $250,000 each to two of its Board members, Messrs. Heller and Marmol, to fund deposits on potential future acquisitions. Such potential acquisitions remain subject to significant uncertainties including due diligence, obtaining construction and permanent financing, and negotiating PPA's, developer agreements, and interconnection agreements. The notes bear interest at a rate of 18% per year and mature on December 5, 2014, and all principal and interest is due at maturity. Principal and interest is payable in cash or shares of Common Stock, at the option of the holder, at a conversion price of $1.00 per share. The notes are secured pursuant to a security agreement by the Company's interest in the otherwise unencumbered net cash flow, if any, from the operations of its Powerhouse One subsidiary. The Company may prepay the notes at any time, but the holders of the notes have been guaranteed to receive a minimum of six months interest on the notes.

NOTE 7 - LEASES

The Company's solar arrays sit on properties subject to long-term real estate leases (or similar agreements in the case of rooftop installations) with initial terms equal to the PPA and having one or more renewal options. Rental payments under the leases vary in type between fixed price, percentage of revenue, or, in the case of rooftop installations, no separate charge. The Company's current solar array installations are as follows:

Installation	Location	kWh	Date	Term	Rent
Powerhouse One	Fayetteville, TN	3,000	Aug 2011	20 yr. + 2 5-yr renewals	4% of revenue
SunGen StepGuys	Alfred, ME	110	Sep 2009	25 yr. + 2 25-yr renewals	None
SunGen Mill 77	Amesbury, MA	63	June 2010	25 yr. + 2 25-yr renewals	None

The Company recognized expenses of $10,880 and $19,408 in rent under the Powerhouse One lease in the three and six months ended June 30, 2014, respectively.

In each case, the Company is obligated to remove such installations at the end of the lease terms. As the expected termination dates are decades off; there is little experience de-installing solar arrays anywhere in the world; and, costs are expected to be minimal; such removal costs have not been separately accounted for.

The Company maintains its headquarters in Dallas, Texas pursuant to a month-to-month lease at a cost of $500 per month.

NOTE 8 - DERIVATIVE LIABILITY ON WARRANTS

In June 2013, the Company issued warrants to purchase 2,181,818 shares of Common Stock with a 10-year contractual term to Steuben Investment Company II, L.P. in connection with the issuance of Common Stock to fund the Powerhouse One acquisition. The warrants were immediately exercisable into the Company’s Common Stock with an exercise price of $1.00 per share. However, as the warrants have “down round” protection, they are treated as a derivative liability and were valued using a binomial lattice-based option valuation model using holding period assumptions developed from the Company's business plan and management assumptions, and expected volatility from comparable companies including OTC Pink® and small-cap companies. Input assumptions at June 30, 2014, were as follows:

Estimated fair value	$0.51
Expected life (years)	5.46
Risk free interest rate	1.54%
Volatility	227.71%

The fair value of the warrant derivative liability outstanding as of June 30, 2014, was determined using "Level 2 Observable Inputs" as defined in FASB ASC 820, Fair Value Measurement.

The following table sets forth a summary of changes in fair value of the warrants in 2014:

Beginning balance December 31, 2013	$1,123,149
Derivative warrants issued	-
Change in fair value included in net loss	1,160
Balance at June 30, 2014	$1,121,989

NOTE 9 – CAPITAL STOCK

Preferred Stock

The Company has authorized 100,000,000 shares of $.01 par value Class A preferred stock but had none outstanding during 2014 or 2013.

Common Stock

The Company has authorized 300,000,000 shares of $.01 par value Common Stock, and it trades on the OTC Pink® under the symbol “PSWW.”  Holders of our Common Stock are entitled to one vote per share and receive dividends or other distributions when, and if, declared by our Board of Directors.  In addition to shares outstanding, we have reserved 2,864,359 shares for issuance upon exercise of equity incentive awards with options to purchase 1,635,333 shares of Common Stock granted to date.

Stueben Investment

Effective June 14, 2013, the Company entered into a Subscription Agreement with Steuben Investment Company II, L.P. (“Steuben”).  Pursuant to the subscription agreement, Steuben purchased 2,909,091 shares of the Company’s common stock for an aggregate of $1,600,000 or $0.55 per share.   As additional consideration in connection with the subscription, the Company granted Steuben warrants to purchase 2,181,818 shares of the Company’s common stock with an exercise price of $1.00 per share and a term of 10 years.  The Company also provided Steuben registration rights pursuant to a Registration Rights Agreement entered into with Steuben in connection with the shares sold and shares of common stock issuable upon exercise of the warrants (collectively, the “Registrable Securities”).  Pursuant to the registration rights agreement, the Company was required to file a registration statement to register the Registrable Securities within 90 days after the date of the subscription and to obtain effectiveness of the registration statement within 180 days after the date of the subscription (which deadlines were not met); provided that the Company does not incur fees as a consequence of such delay under the registration rights agreement unless it fails to file the registration statement within 120 days of the subscription (which date was October 12, 2013) or fails to obtain effectiveness of the registration statement within 210 days of the subscription (which date was January 10, 2014). The registration rights agreement required certain penalties to be paid in the event the above filing deadlines were not met.

In a letter agreement dated February 5, 2014, and made effective March 27, 2014 (the "Letter Agreement"), the Company and Steuben set a new deadline for making effective the registration statement, and provided a waiver of penalties if the new deadline was met. The new deadline was not met.

Subsequent to the Letter Agreement, email and verbal agreements were made by the Company and Steuben to provide an additional extension for an effective date of the registration statement to not later than July 1, 2015, and to fix the penalty at $216,000 for failing to a) meet the extended effectiveness date of July 1, 2015, and b) take all necessary actions to maintain the availability of Rule 144 for a period of two years following the effective date of the registration statement pursuant to which Steuben could sell shares. Also, subsequent to the Letter Agreement, the Company and Steuben verbally agreed that the Company is required to initially register only 1,300,936 of the shares of common stock held by Steuben.

On October 7, 2014, the Company and Steuben entered into "Amendment No. 1 to Registration Rights Agreement" memorializing our earlier email and verbal agreements regarding 1) the extension of the effectiveness deadline to July 1, 2015, 2) fixing at $216,000 the penalty for failing to meet that extended deadline of July 1, 2015, and maintaining the availability of Rule 144, 3) reconfirming the request to register 1,300,936 shares of Steuben's current holdings in the registration statement of which the prospectus is a part, and 4) nullifying in its entirety the earlier Letter Agreement.

The Company has not accrued a liability stemming from this penalty as it believes the payment of any such penalty is not probable.

Stock Options

In 2013, the Company issued to its independent Directors options to acquire an aggregate of 432,000 shares of its Common Stock. The options have an exercise price of $1.00 per share and vest over 24 months. The options were valued using the Black-Scholes model and the resulting equity-based compensation expense in the three and six months ended June 30, 2014, was $17,737 and $35,474, respectively.

In June 2014, the Company re-priced 96,000 options granted to independent advisors between February 2012 and September 2012. The options, originally issued having exercise prices ranging from $1.41 to $1.71 per share, were re-priced to $1.00 per share. Because of the small change in inputs to the Black-Scholes model since they were initially issued (especially volatility), there was no expense recorded in connection with this action.

As the Company does not have a significant history of post vesting exercises to estimate an expected life of the option, the simplified method was used wherein the expected life becomes the mid-point of the options vesting date and their contractual life.

At June 30, 2014, the Company had a total of 1,635,333 options outstanding and $70,950 of compensation expense related to options not yet vested remains unrecognized. Such amount is expected to be fully recognized in 2014 and 2015.

The weighted average exercise price of those options currently outstanding is $1.27 and those currently exercisable are $1.35. Based upon the Company's stock price at June 30, 2014, of $1.71 as quoted on the OTC Pink® market, the options then outstanding had an intrinsic value of $716,921 and those exercisable had an intrinsic value of $650,889.

Warrants

At June 30, 2014, the Company has warrants to purchase 2,350,368 shares of Common Stock outstanding having an exercise price of $1.00 per share. See notes herein entitled "Acquisition Notes Payable" and "Derivative Liability on Warrants" for detailed descriptions of their issuances. The Company had warrants to purchase 2,350,368 shares of Common Stock outstanding at June 30, 2013.

NOTE 10 - NONCONTROLLING INTEREST

The original owners of Powerhouse One continue to own approximately 11% of the membership interest of the limited liability company. The noncontrolling interests of equity investors in Powerhouse One is reported on the consolidated balance sheet and statement of operations as "Noncontrolling interest in subsidiary" ("noncontrolling interest") and reflects their respective interests in the equity and the income or loss of the limited liability company.

The following table sets forth the activity in the noncontrolling interest equity account during 2014:

Balance December 31, 2013	$786,803
Earnings allocated to noncontrolling interest	20,422
Balance June 30, 2014	$807,225

NOTE 11 – RELATED PARTY TRANSACTIONS

Other than the Board member options described herein in a note entitled "Stock Options,” and the issuance of convertible notes described herein in the note entitled "Convertible Notes Payable, Related Parties", no other related party transactions occurred during the six months ended June 30, 2014 and 2013.

NOTE 12 - TAXES

Our $7,194,144 federal income tax net operating loss carryover expires over the period from 2030 through 2034. Our federal and state income tax returns are no longer subject to examination for years before 2010. We have taken no tax positions that, more likely than not, may not be realized.

The Company has established a valuation allowance to fully reserve the net deferred tax assets in the accompanying financial statements, due to the uncertainty of the timing and amounts of future taxable income.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

The Company may be subject to rescission rights from certain investors who purchased shares of our common stock based on their review of the presentation which we furnished as Exhibit 99.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2014, which may have constituted a communication of an “offer to sell” as described in Section 5(c) of the Securities Act of 1933, as amended (the “Securities Act”) in violation of Section 5 of the Securities Act. If a claim were brought by any ‘recipients’ of such presentation and a court were to conclude that such presentation constituted a violation of Section 5 of the Securities Act, we could be required to repurchase the shares sold to the investors who reviewed such presentation at the original purchase price, plus statutory interest from the date of purchase, for claims brought during a period of one year from the date of their purchase of common stock. We could also incur considerable expense in contesting any such claims. The prospectus included in the Form S-1/A and dated October 17, 2014, included an additional risk factor stating:

"You should not rely on any information set forth in the presentation attached as Exhibit 99.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2014 in making an investment decision."

As of the date of these statements, no legal proceedings or claims have been made or threatened by any investors in the Company and the Company considers the likelihood that the investors will file suit to be remote. Therefore, in accordance with ASC 450-20 “Loss Contingencies”, the Company has not recorded a liability for the potential rescission.

NOTE 14 - SUBSEQUENT EVENT

In August and September 2014, the Company granted to its key executives, independent contractors, new Board members, and a key advisor (and former CFO), options to acquire 1,208,008 shares of its Common Stock. The options have an exercise price of $1.00 per share and have expiration dates of 2 years for the advisor and 10 years for key executives, independent contractors, and Board members. Vesting ranges from (i) immediately upon grant with pro-rata forfeiture provisions for non-employee executives and independent contractors should their services to the Company terminate within three years from the date of grant, (ii) 24 months for Board members starting when they joined the Board, and (ii) 36 months for employees.

All options were valued using the Black-Scholes options pricing model and resulted in an expense of $1,232,008 including $1,020,778 to be recognized during the three months ended September 30, 2014; $26,334 for each three-month period thereafter through December 31, 2015; $5,778 for each month from January 2016 through August 2016; and $2,778 for each month from September 2016 through August 2017.

The fair value of the common shares was based upon a "market approach" reflected by multiple recent issuances of identical shares, at an identical price ($1.00 per share), to unrelated accredited investors. As the Company does not have a significant history of post vesting exercises to estimate an expected life of the option, the simplified method was applied. The risk free rate was determined with reference to interest rates published by the U.S. Federal Reserve System constant maturity U.S. Treasury securities having terms most closely approximating the expected life for each option issued. The expected lives based upon the simplified method ranged from 2.5 years for independent contractors and key advisors to 7.25 years for executives and Board members, and interest rates ranged from .44% to 2.19% per annum, respectively. Expected volatility was calculated as 227.71% based upon the computed volatility of comparable companies using a binomial lattice-based option-pricing model.

The valuation of non-traded options involves the use of estimates and, therefore, involves a degree of subjectivity. In addition, because there is not a robust and active public market in the Company's securities, our use of estimates in determining the valuation of the options was expanded somewhat. As such, the Company considers the valuation in this instance to be highly subjective.

PRINCIPAL SOLAR, INC.

CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Principal Solar, Inc.

We have audited the accompanying consolidated balance sheets of Principal Solar, Inc. and subsidiaries (the “Company”), as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two year period ended December 31, 2013. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. The Company has negative cash flows from operating activities, negative working capital, and an accumulated deficit of $7.1 million as of December 31, 2013. Management’s plans in regard to these matters are described in Note 1. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Whitley Penn LLP

Dallas, Texas

April 16, 2014

PRINCIPAL SOLAR, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
ASSETS

Current Assets
Cash and equivalents	$122,533	$11,418
Accounts receivable	105,989	20,145
Deposits	10,000	57,000
Prepaid assets	23,867	-
Option to acquire noncontrolling interest in subsidiary	46,010	-
Total current assets	308,399	88,563

Other Assets
Solar arrays at cost, net	6,984,936	497,565
Intangible assets at cost, net	-	110,000
Restricted cash	140,644	-
Total other assets	7,125,580	607,565

Total assets	$7,433,979	$696,128

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Liabilities arising from reverse merger	$953,967	$906,141
Compensation payable	559,998	305,322
Accounts payable	59,968	127,060
Current portion of acquisition note payable, net of discount	215,574	-
Interest payable	26,753	173
Note payable for insurance premiums	9,040	-
Convertible notes payable, related parties	-	17,000
Accrued expenses and other liabilities	3,378	3,002
Total current liabilities	1,828,678	1,358,698

Other Liabilities
Acquisition note payable, net of discount	4,652,979	-
Derivative liability on warrants	1,123,149	-
Total other liabilities	5,776,128	-

Total liabilities	7,604,806	1,358,698

Commitments and contingencies

Stockholders' Deficit
Preferred stock: $0.01 par value, 100,000,000 shares authorized; none issued
Common stock: $0.01 par value, 300,000,000 shares authorized, 19,017,226 and 14,946,135 shares issued and outstanding at December 31, 2013 and 2012, respectively	190,171	149,462
Additional paid-in capital	5,954,387	3,919,934
Accumulated deficit	(7,102,188)	(4,731,966)
Deficit attributable to common stockholders	(957,630)	(662,570)
Noncontrolling interest in subsidiary	786,803	-
Total stockholders' deficit	(170,827)	(662,570)
Total liabilities and stockholders' deficit	$7,433,979	$696,128

The accompanying notes are an integral part of these consolidated financial statements.

PRINCIPAL SOLAR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,	December 31,
	2013	2012

Revenues
Power generation	$487,408	$17,045
Other	3,234	18,483
Total revenues	490,642	35,528

Cost of revenues
Depreciation	177,947	22,424
Direct operating costs	136,406	52,423
Total cost of revenues	314,353	74,847

Gross profit (loss)	176,289	(39,319)

General and administrative expenses	2,162,214	2,701,282
Operating loss	(1,985,925)	(2,740,601)

Other (income) expense
Interest expense	308,211	50,332
Inducement for conversion of notes payable	102,193	-
Gain on derivative liability warrants	(47,310)	-
Total other expense	363,094	50,332

Loss before provision for income taxes	(2,349,019)	(2,790,933)
Provision for state income taxes	1,227	1,901

Net loss	(2,350,246)	(2,792,834)
Less: Income attributable to noncontrolling interest in subsidiary	19,976	-

Net loss attributable to common stockholders	$(2,370,222)	$(2,792,834)

Net loss per share - basic and diluted	$(0.14)	$(0.19)

Weighted average shares outstanding - basic and diluted	17,089,124	14,655,252

The accompanying notes are an integral part of these consolidated financial statements.

PRINCIPAL SOLAR, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

			Additional		Stock	Principal	Non-
	Common Stock		Paid-in	Accumulated	Subscriptions	Solar, Inc.	Controlling
	Shares	Amount	Capital	Deficit	Receivable	Total	Interest	Total

December 31, 2011	14,321,797	$143,219	$2,106,321	$(1,939,132)	$(100,248)	$210,160	-	$210,160

Common stock issued at $1.41 per share in February	32,622	326	45,674	-	-	46,000	-	46,000
Common stock issued at $1.69 per share in June	591,716	5,917	994,083	-	-	1,000,000	-	1,000,000
Collection on subscriptions receivable from prior period	-	-	-	-	100,248	100,248	-	100,248
Stock-based advisor compensation expense	-	-	773,856	-	-	773,856	-	773,856
Net Loss	-	-	-	(2,792,834)	-	(2,792,834)	-	(2,792,834)
December 31, 2012	14,946,135	149,462	3,919,934	(4,731,966)	-	(662,570)	-	(662,570)

Common stock issued for cash in May	500,000	5,000	495,000	-	-	500,000	-	500,000
Common stock issued upon conversion of convertible debt, accrued interest, and conversion price adjustment	145,990	1,459	246,723	-	-	248,182	-	248,182
Common stock issued for rights to acquire noncontrolling interest in subsidiary	46,010	460	45,550	-	-	46,010	-	46,010
Common stock issued with warrants for cash in June	2,909,091	29,090	400,451	-	-	429,541	-	429,541
Common stock issued for cash in September	400,000	4,000	396,000	-	-	400,000	-	400,000
Stock-based advisor compensation expense	-	-	108,731	-	-	108,731	-	108,731
Stock-based employee compensation expense	-	-	191,249	-	-	191,249	-	191,249
Acquisition note payable - warrants	-	-	81,449	-	-	81,449	-	81,449
Noncontrolling interest in subsidiary	-	-	-	-	-	-	766,827	766,827
Common stock issued for cash in November	70,000	700	69,300	-	-	70,000	-	70,000
Net income (loss)	-	-	-	(2,370,222)	-	(2,370,222)	19,976	(2,350,246)
December 31, 2013	19,017,226	$190,171	$5,954,387	$(7,102,188)	$-	$(957,630)	$786,803	$(170,827)

The accompanying notes are an integral part of these consolidated financial statements.

PRINCIPAL SOLAR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,	December 31,
	2013	2012

OPERATING ACTIVITIES
Net loss	$(2,350,246)	$(2,792,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	287,947	132,424
Stock-based employee compensation expense	191,249	-
Stock-based advisor compensation expense	108,731	773,856
Inducement cost for conversion of notes payable	102,193	-
Gain on derivative liability on warrants	(47,310)	-
Amortization of discount on acquisition note payable	11,030	-
Interest expense paid in stock	7,990	-
Change in operating assets and liabilities:
Accounts receivable	92,879	(16,929)
Deposits	47,000	(57,000)
Prepaid assets	(12,617)	-
Liabilities arising from reverse merger	47,826	50,159
Compensation payable	254,676	(6,440)
Accounts payable	(67,092)	56,102
Interest payable	26,580	-
Accrued expenses and other liabilities	376	(4,325)
Net cash used in operating activities	(1,298,788)	(1,864,987)

INVESTING ACTIVITIES
Powerhouse One acquisition, net of cash acquired	(6,077,214)	-

FINANCING ACTIVITIES
Proceeds from acquisition note payable	5,050,000	-
Payments on acquisition note payable	(111,028)	-
Proceeds from sale of common stock and warrants	2,569,999	1,046,000
Proceeds from convertible note payable	100,000	-
Proceeds from convertible notes payable, related party	21,000	17,000
Payments on note payable for insurance premiums	(2,210)	-
Change in restricted cash	(140,644)
Receipts from stock subscriptions receivable	-	100,248
Net cash provided by financing activities	7,487,117	1,163,248

Increase (Decrease) in cash and equivalents	111,115	(701,739)
Cash and equivalents, beginning of year	11,418	713,157
Cash and equivalents, end of year	$122,533	$11,418

Supplemental Disclosures
Interest paid	$378,732	$-

Income taxes paid	$26	$-

Non-Cash Transactions:
Discount on acquisition note payable	$81,449	$-
Option to acquire noncontrolling interest in subsidiary	46,010	-
Derivative liability on investor warrants	1,170,459	-
Redemption of convertible notes payable and accrued interest for stock	145,990	-
Note payable for insurance premiums	11,250

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 - OVERVIEW

The Company

Principal Solar, Inc. (“PSI”, the “Company”, “our”, “us”, or “we”) was incorporated on July 8, 2010, under the laws of the State of Texas and became a New York corporation upon consummation of a reverse merger. On March 7, 2011, the Company was acquired by Kupper Parker Communications, Inc. (“KPCG”), then a public shell company, in a reverse merger transaction whereby KPCG merged with and into PSI, with KPCG remaining as the surviving corporation and PSI becoming a wholly owned subsidiary of KPCG. In connection with the merger, the Company changed its corporate name from “Kupper Parker Communications, Inc.” to “Principal Solar, Inc.” In accordance with the terms of this transaction, the shareholders of PSI exchanged all of their shares of PSI's $.01 par value common stock ("Common Stock") for shares of KPCG common stock that, immediately following the transaction, represented approximately 82 percent of the issued and outstanding Common Stock of the Company.

In October 2012, the Company was re-domiciled in Delaware. The Company is authorized to issue 300,000,000 shares of Common Stock and 100,000,000 shares of preferred stock with a par value of $0.01 per share ("Preferred Stock").

PSI is traded on the OTCPink® market under the symbol "PSWW".

PSI is a renewable energy company with the goal of becoming a leading utility-scale solar power generating company. Power generated by the Company can be sold to the "power grid" through traditional utility companies under long-term fixed or escalating price Power Purchase Agreements ("PPA"). In this instance, the buyer agrees to take all power produced by the Company for the period of the PPA, generally 10-20 years. Alternatively, the power can be sold to one or more industrial users ("merchants") either under a PPA or at market rates. More than 96% of power generation revenues in 2013 were generated under an index-priced Power Purchase Agreement having a fixed premium of $0.12 per kilowatt-hour (“kWh”) over the GSA-1 scheduled rate (currently approximately $0.10 per kWh) through 2021, and a market rate based upon the then current GSA-1 scheduled rate for the remaining 10 years of the initial 20 year term ending in 2031. The remainder (4%) was generated under a single-merchant Energy Management Services Agreement at a 10% discount to the prevailing market prices in the area. Though the level of power generation is highly predictable over time, shorter-term variations do occur.

As with any long-term contract, the ability of the counterparty to perform its obligations under a PPA is of significant importance. The Company evaluates the strength, stability, and longevity of the counterparty relative to the obligation under the PPA before entering into such an agreement, and periodically reevaluates its initial assessment.

PSI intends to establish itself as a leading solar power company using a 4-pronged approach:

1.

Acquire existing small and medium sized solar power generating companies in a roll-up strategy using a combination of cash and shares of its Common Stock. The goal of acquiring multiple generating companies is to build the world's first distributed solar generating utility.

2.	Establish thought leadership by networking well-respected thinkers who will author technical white papers and host interactive webinars at www.principalsolarinstitute.org.

3.	Implement, opportunistically, new commercial solar projects utilizing our new partnerships and relationships.

4.	Build an entity capable of winning bids for gigawatt-scale projects around the world based on solid economics. This is the longer-term phase 2 of the Company's plan.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP") and the rules of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the periods presented have been reflected herein.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2013, the Company has an accumulated deficit of approximately $7.1 million, and the Company has had negative cash flows from operations since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing, likely through the continued sale of its equity and equity-linked securities, to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Concentration

In 2013, 96% of our consolidated power generation revenue arose from our Powerhouse One solar installation under an index-priced Power Purchase Agreement having a fixed premium of $0.12 per kilowatt-hour over the GSA-1 scheduled rate (currently approximately $0.10 per kWh) through 2021, and a market rate based upon the then current GSA-1 scheduled rate for the remaining 10 years of the initial 20 year term ending in 2031. The buyer and counterparty of the PPA is Fayetteville Public Utility of Lincoln County Tennessee. A similar percentage of the accounts receivable also stems from this single relationship.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

There have been no new accounting pronouncements issued that have had, or are expected to have, a material impact on our results of operations or financial condition.

Principles of Consolidation

The Company consolidates the financial position, results of operations, and cash flows of all majority-owned subsidiaries. The consolidated financial statements include the accounts of the Company (including the dba Principal Solar Institute) and its subsidiaries SunGen Mill 77, LLC; SunGen Step Guys, LLC; and Powerhouse One, LLC. Significant intercompany accounts and transactions have been eliminated in consolidation. Certain previously reported amounts have been reclassified to conform to the current presentation.

Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  We believe the carrying values of cash and equivalents, accounts receivable, and other current assets, accounts payable, accrued expenses, and other current liabilities approximate their fair values. We believe the carrying value of our notes payable approximate their estimated fair value for debts with similar terms, interest rates, and remaining maturities currently available to companies with similar credit ratings.

We do not engage in hedging activities, but we do have a derivative instrument treated as a liability whose value is measured on a recurring basis (see "Derivative Liability on Warrants" included herein).

Fair Value Instruments

In June 2013, in connection with a sale of its Common Stock, the Company issued complex non-traded warrants with the potential for downward adjustments of the exercise price. The Company estimated the value of these warrants upon issuance using a binomial lattice-based option valuation model. Increases or decreases in the Company's share price, the volatility of the share price, changes in interest rates in general, and the passage of time will all impact the value of these warrants. The Company re-values these warrants at the end of each reporting period and any changes are reflected as gains or losses in current period results.

Use of Estimates

The preparation of our financial statements in accordance with GAAP requires us to, on an ongoing basis, make significant estimates and judgments that affect the reported values of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities.  We base our estimates on historical experience and on various other assumptions we believe are reasonable under the circumstances, the results of which form the basis for our conclusions.  Actual results may differ from these estimates under different assumptions or conditions.  Such differences could have a material impact on our future financial position, results of operations, and cash flows.

Cash and Equivalents

We consider cash, deposits, and short-term investments with original maturities of three months or less as cash and equivalents.  Our deposits are maintained primarily in two financial institutions and, at times, may exceed amounts covered by U.S. Federal Deposit Insurance Corporation insurance.

Restricted Cash

As part of the June 2013 financing with Bridge Bank, National Association (see "Acquisition Note Payable" herein), the Company agreed to maintain in a restricted cash account all proceeds, less debt service and approved expenses, generated by our Powerhouse One subsidiary. Such account provides a minimum of $108,000 replacement reserve ("module reserve") on solar panels found to be defective and potentially not covered under the manufacturer's warranty. Funds in excess of the modular reserve may be accessed by the Company following one year of operations and four consecutive quarters of performance exceeding covenants.

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of individual accounts. No allowance has been recorded at December 31, 2013 or 2012.

Solar Arrays

Solar arrays are stated at historical cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the remaining estimated useful lives of the assets. The estimated useful lives of solar arrays are 25 years from the date first placed in service. Accumulated depreciation was $207,851 and $29,904 at December 31, 2013 and 2012, respectively. The value of the PPA is included in the recorded cost of the associated array

Intangible Assets

Intangible assets, which consist of technological and intellectual property, are stated at the value of the consideration provided by the Company, and are amortized over three years with no residual value.

Long-Lived Assets

The recoverability of the carrying value of long-lived assets is assessed when an indicator of impairment has been identified. The Company judgmentally reviews its long-lived assets each quarter to assess whether impairment indicators are present.

For purposes of recognition and measurement of an impairment loss, a long-lived asset or group of assets is combined with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

For long-lived assets, when impairment indicators are present, the Company compares undiscounted future cash flows, including the eventual disposition of the asset group at market value, to the asset group’s carrying value to determine if the asset group is recoverable. If undiscounted cash flows are less than carrying value, the excess of carrying value over fair value is expensed in the period in which it is estimated to have occurred. No impairment was recorded in 2013 or 2012.

Revenue Recognition

Power generation revenue is recognized as generated based upon electrical meters affixed to the solar array and measuring kilowatt-hours produced. Our current power generation operations do not generate renewable energy credits, performance-based incentives, or similar credits to the benefit of the Company.

Income Taxes

Income taxes are recorded under the asset and liability method under which deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

We account for uncertain income tax positions in accordance with FASB ASC 740, Income Taxes. Interest costs and penalties related to income taxes are classified as interest expense and general and administrative costs, respectively, in our consolidated financial statements. Income tax returns are subject to a three-year statute of limitations during which they are subject to audit and adjustment. We file income tax returns in the United States federal jurisdiction. The tax years that remain subject to examination by major tax jurisdictions as of December 31, 2013, include 2010 through 2012.

Equity Transaction Fair Values

The estimated fair value of our Common Stock issued in share-based payments is measured by the more relevant of (1) the prices received in private placement sales of our stock or, (2) its publically-quoted market price.  We estimate the fair value of simple warrants and stock options when issued or, in the case of issuances to non-employees, when vested using the Black-Scholes option-pricing ("Black-Scholes") model that requires the input of subjective assumptions.  When valuing more complex warrants, options, or other derivative equity instruments, we use a binomial lattice-based option pricing model or Monte Carlo option pricing model, whichever management deems more appropriate in the circumstances. Recognition in stockholders’ equity and expense of the fair value of stock options awarded to employees is on the straight-line basis over the requisite service period.  Subsequent changes in fair value are not recognized.

Net Income (Loss) per Share

Basic net income or loss per share is computed by dividing the net income or loss for the period by the weighted average number of shares of Common Stock outstanding for the period. Diluted income per share reflects the potential dilution of derivative securities by including other potential issuances of Common Stock including shares to be issued upon exercise of options and warrants and upon conversion of convertible debt. Potentially dilutive shares are not included in the event of a loss as the effect of doing so would be anti-dilutive. As of December 31, 2013, options to purchase 1,503,333 shares and warrants to purchase 2,332,868 shares of our Common Stock have been excluded from the calculation of diluted loss per share, as their effect would have been anti-dilutive. As of December 31, 2012, options to purchase 1,083,333 shares and warrants to purchase 17,500 shares of our Common Stock have been excluded from the calculation of diluted loss per share as their effect would have been anti-dilutive.

NOTE 3 - LIABILITIES ARISING FROM REVERSE MERGER

Liabilities arising from the reverse merger represent long term real estate leases which had been abandoned, general unsecured liabilities, commercial liens, and tax liens filed with various states all associated with the Company’s pre-reverse merger operations, which were unknowingly assumed in the March 2011 reverse merger transaction. The statute of limitations for most of such liabilities is five years and for most liens is ten years, subject to renewal at the lien holders’ option, depending upon the jurisdiction.  The liens accrue interest at between 8% and 12%. Liabilities not associated with a lien have been accrued based upon management’s estimation of the amount to be paid.  Liabilities associated with a lien have been accrued at face value.  Management believes all such liabilities have been indemnified by Pegasus Funds, LLC who remains a large common stock holder.  However, as the Company is obligor, the Company has recorded the liability.  To date, only one lien holder has approached the Company concerning payment.  Such lien holder is pursuing the former management of the Company first through litigation.  To the extent such lien holder recovers the liability from the former management, the lien against the Company will be reduced.

NOTE 4 - COMPENSATION PAYABLE

Certain members of the management team have deferred payment of their compensation for the benefit of the Company.  No formal terms of payment have been established.

NOTE 5 - ACQUISITIONS

Powerhouse One

Effective June 17, 2013, PSI entered into an acquisition agreement with Vis Solis, Inc., a Tennessee limited liability company, and AstroSol, Inc., a Tennessee corporation (together "Co-Sellers"), the members of Powerhouse One, LLC (“Powerhouse”), whereby 89% of the outstanding membership interests of Powerhouse were exchanged for $6,200,000 in cash. At the time of acquisition, the four solar arrays owned by Powerhouse had a remaining estimated useful life of 23 years (being first placed in service in 2011), and power generated is sold to a utility in Fayetteville Tennessee under an index-priced Power Purchase Agreement having a fixed premium of $0.12 per kilowatt-hour over the GSA-1 scheduled rate (currently approximately $0.10 per kWh) through 2021, and a market rate based upon the then current GSA-1 scheduled rate for the remaining 10 years of the initial 20 year term ending in 2031.

The acquisition was accounted for as a business combination under ASC 805 and was entered into in order to acquire the solar arrays. As part of the acquisition, 46,010 shares were issued to Co-Sellers in consideration for the right to acquire their remaining 11% noncontrolling interest for $766,827 within one year from the initial acquisition date. The value of the noncontrolling interest was pro-rated based upon the negotiated value of the equity interest acquired by the Company.

The Company incurred $277,287 in acquisition related fees as part of the transaction which are included in general and administrative expenses. The purchase price was preliminarily allocated as follows:

Cash	$122,786

Accounts receivable	178,723

Solar arrays	6,665,318

Noncontrolling interest	(766,827)

Net purchase price	$6,200,000

The operating results of Powerhouse have been included in the consolidated financial statements since the acquisition date including revenue of $468,682 and a net loss of $48,967 (after interest of $230,405). On a pro forma basis, had the acquisition of Powerhouse occurred on January 1, 2012, the consolidated revenues and loss of PSI would have been:

(unaudited)	2013	2012
Revenue	$831,999	$917,538

Net Loss	$(2,460,219)	$(2,862,747)

NOTE 6 - NOTES PAYABLE

Convertible Notes Payable, Related Parties

During November 2012, the Company issued to certain related parties three unsecured convertible notes payable for cash proceeds of $17,000. The notes were scheduled to mature on November 30, 2013, and bore interest at a rate of 12% annually. At maturity, the notes and accrued interest were to convert to shares of Common Stock at the stock price of $1.70 per share should the Company not be able to repay the debt in cash.

In January 2013, the Company issued to an unrelated party one unsecured convertible note for cash proceeds of $100,000. The note was scheduled to mature on April 30, 2013, and bore interest at a rate of 12% annually. At maturity, the notes and accrued interest were to convert to shares of Common Stock at the stock price of $1.70 per share upon maturity should the Company not be able to repay the debt in cash.

In March 2013, the Company issued to certain related parties four unsecured convertible notes for cash proceeds of $21,000. The notes were scheduled to mature on June 15, 2013, and bore interest at a rate of 18% annually. At maturity, the notes and accrued interest were to convert to shares of Common Stock at the stock price of $1.70 per share should the Company not be able to repay the debt in cash.

Early Conversion

In May 2013, the Company induced all convertible note holders to convert their notes having a principal of $138,000 and accrued interest of $7,990 into 145,990 shares of Common Stock at a price of $1.00 per share versus the stated conversion price of $1.70 per share. The difference in the conversion price resulted in an expense of $102,193 being included in "Other income (expense)" in 2013.

Acquisition Note Payable

On June 17, 2013, Powerhouse One, LLC secured financing of $5,050,000 from Bridge Bank, National Association to acquire the membership interest (and the underlying solar arrays) of Co-Sellers. The note matures on June 17, 2017, and bears a fixed interest rate of 7.5% annually. Interest is paid monthly and principal is paid quarterly beginning in September 2013 based on an 11-year amortization schedule. Covenants include the maintenance of a restricted cash account, routine reporting, and a minimum debt service coverage ratio calculated separately for Powerhouse One of not less than 1.10:1, measured quarterly following the first anniversary of the debt. The debt also restricts the payment of dividends, and it is secured by all the assets of Powerhouse and further guaranteed by Principal Solar, Inc.

Principal payments over the following years are as follows:

2014	$235,936
2015	249,816
2016	280,056
2017	4,173,164
Total principal payments	4,938,972
Unrecognized discount	(70,419)
Note payable at December 31, 2013	$4,868,553

In conjunction with the acquisition note payable, warrants to purchase 151,050 shares of Common Stock were issued to Bridge Bank with an exercise price of $1.00 and a contractual life of 10 years. The value of the warrants issued in connection with this debt, as determined using the Black-Scholes model, was $81,449 and is recorded as a discount to the debt. The discount is being amortized as interest expense over the life of the note, including $11,030 in 2013. The assumptions used to value the warrants were as follows:

Estimated fair value	$0.54
Expected life (years)	5.26
Risk free interest rate	1.27%
Volatility	211.91%

The Bridge Bank warrants has cashless exercise rights, redemption rights providing the Company the right to redeem the warrant for $604,200, anti-dilution rights associated with offerings of equity securities, a term expiring on the first to occur of (i) the 10 year anniversary of the grant, (ii) the closing of the Company’s initial public offering (which is being affected pursuant to Registration Statement on Form S-1), or (iii) the liquidation of the Company (each a “Termination Event”). In each case, unless exercised earlier, the warrants are automatically exercised on a cashless basis upon a Termination Event.  The Company also provided the holder registration rights in connection with the grant of the warrant.

NOTE 7 - LEASES

The Company's solar arrays sit on properties subject to long-term real estate leases (or similar agreements in the case of rooftop installations) with initial terms equal to the PPA and having one or more renewal options. Rental payments under the leases vary in type between fixed price, percentage of revenue, or, in the case of rooftop installations, no separate charge. The Company's current solar array installations are as follows:

Installation	Location	kWh	Date	Term	Rent
Powerhouse One	Fayetteville, TN	3,000	Aug 2011	20 yr. + 2 5-yr renewals	4% of revenue
SunGen Step Guys	Alfred, ME	111	Sep 2009	25 yr. + 2 25-yr renewals	None
SunGen Mill 77	Amesbury, MA	63	June 2010	25 yr. + 2 25-yr renewals	None

The Company paid $33,325 in rent under the Powerhouse One lease in 2013.

In each case, the Company is obligated to remove such installations at the end of the lease terms. As the expected termination dates are decades off; there is little experience de-installing solar arrays anywhere in the world; and, costs are expected to be minimal; such removal costs have not been separately accounted for.

The Company maintains its headquarters in Dallas, Texas pursuant to a month-to-month lease at a cost of $500 per month.

NOTE 8 - DERIVATIVE LIABILITY ON WARRANTS

In June 2013, the Company issued warrants to purchase 2,181,818 shares of Common Stock with a 10-year contractual term to Steuben Investment Company II, L.P. in connection with the issuance of Common Stock to fund the Powerhouse One acquisition. The warrants were immediately exercisable into the Company’s Common Stock with an exercise price of $1.00 per share. However, as the warrants have “down round” protection, they are treated as a derivative liability and were valued using a binomial lattice-based option valuation model using holding period assumptions developed from the Company's business plan and management assumptions, and expected volatility from comparable companies including OTCPink® and small-cap companies. Input assumptions at December 31, 2013 were as follows:

Estimated fair value	$0.51
Expected life (years)	5.95
Risk free interest rate	2.08%
Volatility	205.66%

The fair value of the warrant derivative liability outstanding as of December 31, 2013, was determined using "Level 2 Observable Inputs" as defined in Accounting Standards Codification topic 820 entitled "Fair Value Measurement."

The following table sets forth a summary of changes in fair value of the warrants in 2013:

Beginning balance January 1, 2013	$-
Derivative warrants issued	1,170,459
Change in fair value included in net loss	(47,310)
Balance at December 31, 2013	$1,123,149

NOTE 9 – CAPITAL STOCK

Preferred Stock

The Company has authorized 100,000,000 shares of $.01 par value Class A preferred stock but has none outstanding at December 31, 2013, 2012, or 2011.

Common Stock

The Company has authorized 300,000,000 shares of $.01 par value Common Stock, and it trades on the OTCPink® under the symbol “PSWW.”  Holders of our Common Stock are entitled to one vote per share and receive dividends or other distributions when, and if, declared by our Board of Directors.  In addition to shares outstanding, we have reserved 2,864,359 shares for issuance upon exercise of equity incentive awards with options to purchase 1,611,333 shares of Common Stock granted to date.

Throughout 2013, we issued a total of 970,000 shares at a price of $1.00 per share to investors. In addition, in May 2013, the Company issued 145,990 shares of Common Stock for conversion of convertible debt of $138,000 plus accrued interest of $7,990 including induced conversion expense of $102,193. In June 2013, the Company issued 2,909,091 shares of Common Stock and 2,181,818 warrants for $1,600,000 as part of financing the acquisition of Powerhouse One, LLC (see "Steuben Investment" herein). In June 2013, the Company issued 46,010 shares of Common Stock at $1.00 for the right to purchase the remaining noncontrolling interest of Powerhouse One, LLC for $766,827 by June 2014.

Stueben Investment

Effective June 14, 2013, the Company entered into a Subscription Agreement with Steuben Investment Company II, L.P. (“Steuben”).  Pursuant to the subscription agreement, Steuben purchased 2,909,091 shares of the Company’s common stock for an aggregate of $1,600,000.05 or $0.55 per share. As additional consideration in connection with the subscription, the Company granted Steuben warrants to purchase 2,181,818 shares of the Company’s common stock with an exercise price of $1.00 per share and a term of 10 years.  The Company also provided Steuben registration rights pursuant to a Registration Rights Agreement entered into with Steuben in connection with the shares sold and shares of common stock issuable upon exercise of the warrants (collectively, the “Registrable Securities”).  Pursuant to the registration rights agreement, the Company was required to file a registration statement to register the Registrable Securities within 90 days after the date of the subscription and to obtain effectiveness of the registration statement within 180 days after the date of the subscription (which deadlines were not met); provided that the Company is not in default of the registration rights agreement unless it fails to file the registration statement within 120 days of the subscription (which date was October 12, 2013) or fails to obtain effectiveness of the registration statement within 210 days of the subscription (which date was January 10, 2014).  The Company was required to pay Steuben $16,000 per month for the first three months that a registration default occurs (including any period that a previously declared effective registration statement is no longer effective) and $24,000 per month for each month thereafter.

Effective March 27, 2014, the Company and Steuben entered into a letter agreement, pursuant to which Steuben agreed that the Company is required to initially only register 1,300,936 of the shares held by Steuben and that all penalties due pursuant to the Registration Rights Agreement ($32,000 as of such effective date) immediately ceased accruing notwithstanding further delays in the registration of the Registrable Securities. The letter agreement also provided that the payment of the $32,000 in penalties would be automatically forgiven by Steuben upon the earlier to occur of (i) the registration of all of the Registrable Securities for resale with the Commission and (ii) the Company’s (x) timely filing of all information required to “make and keep public information available” pursuant to Rule 144; (y) timely filing with the Commission of all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements, if ever); and (z) furnishing to Steuben upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and providing Steuben such other documents and assistance as Steuben may reasonably request (as described in greater detail in the letter agreement), for a period of two years after the effective date of the Company’s Form S-1 Registration Statement. However, in the event the Company breaches any term of the letter agreement, the $32,000 in previously accrued penalties is immediately due and payable by the Company.

In the event we are unable to register all of Steuben’s Registrable Securities, or fail to make timely filing to enable Steuben to sell shares pursuant to Rule 144, we may have to pay substantial penalties to Steuben, which could have a material adverse effect on our available cash, our ability to raise capital and ultimately our results of operations.

Stock Options

In November 2011, the Company issued options for 1,300,000 shares of common stock to an advisor that vested over one year and had an exercise price of $1.41 per share.  The options will expire in November 2016 if not exercised earlier.  Only 216,666 of such options vested in 2011 and an additional 866,667 vested during 2012.  The remaining 216,667 options were cancelled in 2012. The options were valued using the Black-Scholes model resulting in equity-based compensation expense for 2012 of $773,856 included in "General and administrative expenses."

In 2013, the Company issued to advisors options to acquire 96,000 shares of its Common Stock. The options have exercise prices ranging from $1.41 to $1.70, a contractual life of 10 years, and vest over one year. The options were valued using the Black-Scholes model and the resulting equity-based compensation expense included in general and administrative expenses for 2013 was $108,731, based upon the following parameters:

Estimated fair value	$1.06 - $1.31
Expected life (years)	10
Risk free interest rate	1.72 –2.17%
Volatility	73.26%

In 2013, the Company issued to its independent Directors options to acquire an aggregate of 432,000 shares of its Common Stock. The options have an exercise price of $1.00 per share and vest over 24 months. The options were valued using the Black-Scholes model and the resulting equity-based compensation expense for 2013 was $191,249 based upon the following parameters:

Estimated fair value	$0.54 - $0.99
Expected life (years)	5.26 - 5.50
Risk free interest rate	0.80 - 1.69%
Volatility	211.91%

As the Company does not have a significant history of post vesting exercises to estimate an expected life of the option, the simplified method was used wherein the expected life becomes the mid-point of the options vesting date and their contractual life.

A summary of option activity for 2013 and 2012 is as follows:

	Shares	Weighted Avg. Exercise Price	Weighted Avg. Grant Date Value

Outstanding, January 1, 2012	1,300,000	$1.41	$.88
Granted	-	-	-
Exercised	-	-	-
Forfeited	216,667	-	-
Expired	-	-	-
Outstanding, December 31, 2012	1,083,333	1.41	0.88
Granted	528,000	1.09	0.77
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding, December 31, 2013	1,611,333	$1.30	$0.85

The following is a summary of stock options outstanding at December 31, 2013:

Exercise Price	Options Outstanding	Average Remaining Contractual Lives (Years)	Options Exercisable	Non-Vested Options
$1.41	1,083,333	7.8	1,083,333	-
$1.00	288,000	8.0	288,000	-
$1.41	36,000	8.1	36,000	-
$1.41	36,000	8.2	36,000	-
$1.70	24,000	8.7	24,000	-
$1.00	72,000	9.4	24,000	48,000
$1.00	72,000	9.7	12,000	60,000
	1,611,333		1,503,333	108,000

At December 31, 2013, a total of $106,920 of compensation expense related to options not yet vested remains unrecognized. Such amount is expected to be fully recognized in 2014.

The weighted average exercise price of those options currently outstanding is $1.30 and those currently exercisable is $1.32. Based upon the Company's stock price at December 31, 2013, of $1.50 as quoted on OTCPink® market, the options then outstanding had an intrinsic value of $319,980 and those exercisable had an intrinsic value of $265,980.

Warrants

At December 31, 2013, the Company has warrants to purchase 2,350,368 shares of Common Stock outstanding having an exercise price of $1.00 per share. See notes herein entitled "Acquisition Notes Payable" and "Derivative Liability on Warrants" for detailed descriptions of their issuances. The Company had warrants to purchase 17,500 shares of Common Stock outstanding at December 31, 2012.

NOTE 10 - NONCONTROLLING INTEREST

The original owners of Powerhouse One continue to own approximately 11% of the membership interest of the limited liability company. The noncontrolling interests of equity investors in Powerhouse One is reported on the consolidated balance sheet and statement of operations as "Noncontrolling interest in subsidiary" ("noncontrolling interest") and reflects their respective interests in the equity and the income or loss of the limited liability company.

The following table sets forth the activity in the noncontrolling interest equity account during 2013:

Balance December 31, 2012	$-
Noncontrolling interest at acquisition	766,827
Earnings allocated to noncontrolling interest	19,976
Balance December 31, 2013	$786,803

NOTE 11 – RELATED PARTY TRANSACTIONS

Other than the converted notes payable as described in a note herein entitled "Convertible Notes Payable, Related Parties" and the Board member options described herein in a note entitled "Stock Options", no other related party transactions occurred during 2013 and 2012.

NOTE 12 - TAXES

Our $6,160,697 federal income tax net operating loss carryover expires over the period from 2030 through 2033. Our federal and state income tax returns are no longer subject to examination for years before 2010. We have taken no tax positions that, more likely than not, may not be realized.

Significant components of our income tax provisions were:

	2013	2012
Current provision
Federal	$-	$-
State	1,227	1,901
Total current tax provision	1,227	1,901

Deferred provision
Federal	-	-
State	-	-
Total deferred tax provision	-	-

Total income tax provision	$1,227	$1,901

The provision for income tax differs from the amount estimated by applying the statutory federal income tax rate to the net loss before taxes as follows at December 31:

Taxes at statutory rate (34%)	$(798,946)	$(948,917)
State taxes	(231,920)	1,901
Change in valuation allowance	1,059,316	948,419
Permanent differences	(15,713)	498
Change in state tax rate	(69,976)	-
Other (prior year adjustments)	58,466	-

Total income tax provision	$1,227	$1,901

Deferred tax assets (liabilities) are comprised of the following at December 31:

Bad debt allowance	$-	$-
Accrued compensation	214,782	-
Other accrued expenses	55,688	37,594
Gross current deferred tax assets	270,470	37,594

Fixed assets	(499,066)	(83,089)
Intangible assets	50,627	61,136
Stock compensation expense	481,509	324,860
Net operating losses	2,362,884	1,266,608
Gross non-current deferred tax assets, net	2,395,954	1,569,515

Total deferred tax assets	2,666,424	1,607,109
Valuation allowance for deferred tax assets	(2,666,424)	(1,607,109)
Deferred tax assets, net of valuation allowance	$-	$-

The Company had established a valuation allowance to fully reserve the net deferred tax assets at December 31, 2013 and 2012, due to the uncertainty of the timing and amounts of future taxable income.

POWERHOUSE ONE, LLC

Consolidated Financial Statements

as of and for the Three Months Ended

March 31, 2013 and 2012

(pre-acquisition)

Unaudited Consolidated Balance Sheets	F-33

Unaudited Consolidated Statements of Operations	F-34

Unaudited Consolidated Statements of Cash Flows	F-35

Notes to Unaudited Consolidated Financial Statements	F -36

POWERHOUSE ONE, LLC

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current Assets
Cash	$71,596	$34,655
Accounts receivable	127,269	106,374

Total current assets	198,865	141,029

Other Assets
Solar arrays at cost, net of accumulated depreciation of $376,757 and $310,271 in 2013 and 2012, respectively	6,271,903	6,338,389

Other	-	350

Total assets	$6,470,768	$6,479,768

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$6,843	$7,033
Accrued interest	408,031	313,756
Accrued expense	1,208	1,208
Related party payables	5,986,963	6,004,970
Note payable	65,903	169,806

Total liabilities	6,468,948	6,496,773

Members' Equity (Deficit)	1,820	(17,005)

	$6,470,768	$6,479,768

The accompanying notes are an integral part of these consolidated financial statements.

POWERHOUSE ONE, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2013 and 2012 (Unaudited)

	March 31,	March 31,
	2013	2012

Power generation revenues	$175,044	$187,920

Cost of revenues
Direct operating costs	27,906	11,219
Depreciation	66,486	66,487

Total cost of revenues	94,392	77,706

Gross profit	80,652	110,214

General and administrative expenses	7,016	7,353

Operating profit	73,636	102,861

Other income (expense)
Other income	4	13
Interest expense	(94,275)	(150,531)

Total other income (expense)	(94,271)	(150,518)

(Loss) before state income taxes	(20,635)	(47,657)

Provision for state income taxes	-	(132)

Net (loss)	$(20,635)	$(47,789)

The accompanying notes are an integral part of these consolidated financial statements.

POWERHOUSE ONE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOW

For the Three Months Ended March 31, 2013 and 2012 (Unaudited)

	March 31,	March 31,
	2013	2013

Cash flows from operating activities
Net (loss)	$(20,635)	$(47,789)
Adjustment to reconcile net (loss) to net cash provided by operating activities:
Depreciation	66,486	66,487
Changes in operating assets and liabilities:
Accounts receivable	(20,895)	(43,318)
Other assets	350	-
Accounts payable	(190)	7,517
Accrued interest	94,275	144,153

Net cash provided by operating activities	119,391	127,050

Cash Flows From Investing Activities
U.S. Treasury receivable	-	2,801,340

Net cash provided by investing activities	-	2,801,340

Cash Flows From Financing Activities
Cash overdraft	-	(248,543)
Changes in related party payables	(18,007)	(2,219,178)
Member equity contribution	39,460	-
Notes payable payments	(103,903)	(400,000)

Net cash (used) by financing activities	(82,450)	(2,867,721)

Change in cash	36,941	60,669

Cash at beginning of year	34,655	-

Cash at end of year	$71,596	$60,669

Supplemental Information
Cash paid for interest	$-	$6,378
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – THE COMPANY

Powerhouse One, LLC (the “Company” or “Powerhouse”), a Tennessee limited liability company, was created in August 2010, under the laws of the state of Tennessee. The members are Astrosol, Inc. (“Astrosol”) and Vis Solis, LLC (“Vis Solis”) and share profit and losses on a 74.9% and 24.1% ratios, respectively. The Company has a perpetual life unless terminated by a vote of its members whose liability is limited to their initial investments and accumulated non-distributed earnings.

Powerhouse is a renewable energy company. Power generated by the Company is sold to the “power grid” through a traditional utility company under a long-term fixed price Power Purchase Agreement (“PPA”). In this instance, the buyer agrees to take all power produced by the Company for the period of the PPA, 20 years. In 2012 and 2011 one hundred percent of power generation revenues were recognized under a PPA having an initial term of 20 years, from October 12, 2010, a fixed premium of $0.12 per kilowatt-hour (“kWh”) over the GSA-1 scheduled rate (currently approximately $0.10 per kWh) for the first 10 years, and a market rate based upon the GSA-1 scheduled rate for the remaining 10 years. Though the level of power generation is highly predictable over time, shorter-term variations do occur.

NOTE 2 – BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements as of March 31, 2013 and for the three month periods ended March 31, 2013 and 2012 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and on the same basis as the audited annual consolidated financial statements for the years ended December 31, 2012 and 2011. The unaudited interim consolidated balance sheet as of March 31, 2013, unaudited interim consolidated statements of operations and cash flows for the three month periods ended March 31, 2013 and 2012, include all material adjustments, consisting only of normal recurring adjustments, which management considered necessary for a fair presentation of the consolidated financial position and operating results for the periods presented. These unaudited financial statements are the representations of management. The results for the three month period ended March 31, 2013 are not necessarily indicative of results to be expected for the year ending December 31, 2013 or for any future interim period. The audited consolidated balance sheet at December 31, 2012 has been derived from the December 31, 2012 audited consolidated financial statements; however, the notes to the unaudited consolidated financial statements do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. The accompanying unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the years ended December 31, 2012 and 2011. The accompanying notes are generally limited to the information necessary to update the information included in the aforementioned consolidated financial statements for the year ended December 31, 2012 and 2011.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of March 31, 2013, the Company has had negative results of operations and has relied on members’ advances for operating and investing cash since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing, likely through the continued member advances, to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

POWERHOUSE ONE, LLC

Consolidated Financial Statements

as of and for the Years Ended

December 31, 2011 and 2012

(pre-acquisition)

KWCO, PC

Certified Public Accountants

1931 E. 37th Street, Suite 7
Odessa, Texas 79762
(432) 363-0067
Fax (432) 363-0376

Independent Auditor’s Report

To the Members of

Powerhouse One, LLC

Dallas, Texas

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Powerhouse One, LLC, which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, members’ deficit, and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Powerhouse One, LLC as of December 31, 2012 and 2011, and the consolidated results of its operations and cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statement, the Company has suffered negative results of operations, has a net member deficiency, and relies on members’ advances for continued operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KWCO, PC

KWCO, PC

Odessa, Texas 79762

July 6, 2014

POWERHOUSE ONE, LLC

CONSOLIDATED BALANCE SHEETS

December 31, 2012 and 2011

	2012	2011
ASSETS
Current Assets
Cash	$34,655	$-
Accounts receivable	106,374	89,821
U.S. Treasury receivable	-	2,801,340

Total current assets	141,029	2,891,161

Other Assets
Solar arrays at cost, net of accumulated depreciation of $310,271 and $44,324 in 2012 and 2011, respectively	6,338,389	6,604,336

Other	350	350

Total assets	$6,479,768	$9,495,847

LIABILITIES AND MEMBERS' (DEFICIT)
Current Liabilities
Cash overdraft	$-	$248,543
Accounts payable	7,033	3,985
Accrued interest	313,756	115,187
Accrued expense	1,208	18,545
Related party payables	6,004,970	8,720,302
Note payable	169,806	400,000

Total liabilities	6,496,773	9,506,562

Members' (Deficit)	(17,005)	(10,715)

	$6,479,768	$9,495,847

The accompanying notes are an integral part of these consolidated financial statements.

POWERHOUSE ONE, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

For Years Ended December 31, 2012 and 2011

	2012	2011

Power generation revenues	$887,497	$89,821

Cost of revenues
Direct operating costs	128,438	18,588
Depreciation	265,947	44,324

Total cost of revenues	394,385	62,912

Gross profit	493,112	26,909

General and administrative expenses	8,403	12,179

Operating profit	484,709	14,730

Other income (expense)
Other income	9,615	-
Interest expense	(499,406)	(122,047)

Total other income (expense)	(489,791)	(122,047)

(Loss) before state income taxes	(5,082)	(107,317)

Provision for state income taxes	(1,208)	(2,553)

Net (loss)	$(6,290)	$(109,870)

The accompanying notes are an integral part of these consolidated financial statements.

POWERHOUSE ONE, LLC

CONSOLIDATED STATEMENTS OF MEMBERS' (DEFICIT)

For Years Ended December 31, 2012 and 2011

	Astrosol	Vis Solis	Total

Balance, December 31, 2010	$-	$9,155	$9,155

Member contribution	-	90,000	90,000

Astrosol purchase, September 30, 2011	74,900	(74,900)	-

Net loss	(77,770)	(32,100)	(109,870)

Balance, December 31, 2011	(2,870)	(7,845)	(10,715)

Net loss	(4,711)	(1,579)	(6,290)

Balance, December 31, 2012	$(7,581)	$(9,424)	$(17,005)

The accompanying notes are an integral part of these consolidated financial statements.

POWERHOUSE ONE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOW

For Years Ended December 31, 2012 and 2011

	2012	2011

Cash flows from operating activities
Net (loss)	$(6,290)	$(109,870)
Adjustment to reconcile net (loss) to net cash provided by operating activities:
Depreciation	265,947	44,324
Amortization of loan fees	4,060	6,000
Changes in operating assets and liabilities:
Accounts receivable	(16,553)	(89,821)
Other assets	-	(350)
Accounts payable	3,048	3,985
Accrued liabilities	(17,338)	18,546
Accrued interest	198,569	115,187

Net cash provided (used) by operating activities	431,443	(11,999)

Cash Flows From Investing Activities
Solar array acquisitions	-	(9,450,000)
Related party payable applicable to solar array acquisitions	-	7,576,300
U.S. Treasury receivable	2,801,340	-

Net cash provided (used) by investing activities	2,801,340	(1,873,700)

Cash Flows From Financing Activities
Cash overdraft	(248,543)	248,543
Changes in related party payables	(2,715,332)	1,143,994
Loan fees	(4,060)	(6,000)
Member contribution	-	90,000
Notes payable advances	400,000	400,000
Notes payable payments	(630,193)	-

Net cash provided (used) by financing activities	(3,198,128)	1,876,537

Change in cash	34,655	(9,162)

Cash at beginning of year	-	9,162

Cash at end of year	$34,655	$-

Noncash Investing and Financing Activities
U.S. Treasury receivable	$-	$(2,801,340)
Solar arrays	-	2,801,340
Total	$-	$-

Supplemental Information
Cash paid for interest	$25,891	$6,860
Cash paid for income taxes	$2,953	$-

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – OVERVIEW

The Company

Powerhouse One, LLC (the “Company” or “Powerhouse”), a Tennessee limited liability company, was created in August 2010, under the laws of the state of Tennessee. The members are Astrosol, Inc. (“Astrosol”) and Vis Solis, LLC (“Vis Solis”) and share profit and losses on a 74.9% and 24.1% ratios, respectively. The Company has a perpetual life unless terminated by a vote of its members whose liability is limited to their initial investments and accumulated non-distributed earnings.

Powerhouse is a renewable energy company. Power generated by the Company is sold to the “power grid” through a traditional utility company under a long-term fixed price Power Purchase Agreement (“PPA”). In this instance, the buyer agrees to take all power produced by the Company for the period of the PPA, 20 years. In 2012 and 2011 one hundred percent of power generation revenues were recognized under a PPA having an initial term of 20 years, from October 12, 2010, a fixed premium of $0.12 per kilowatt-hour (“kWh”) over the GSA-1 scheduled rate (currently approximately $0.10 per kWh) for the first 10 years, and a market rate based upon the GSA-1 scheduled rate for the remaining 10 years. Though the level of power generation is highly predictable over time, shorter-term variations do occur.

As with any long-term contract, the ability of the counterparty to perform its obligations under a PPA is of significant importance. The Company evaluates the strength, stability, and longevity of the counter party relative to the obligation under the PPA before entering into such an agreement, and periodically reevaluates its initial assessment.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the years presented have been reflected herein.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2012, the Company has a members’ deficit of approximately $17,005, which is net of the initial member investment of $100,000, and the Company has had negative results of operations and has relied on members’ advances for operating and investing cash since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing, likely through the continued member advances, to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Concentration

In 2012 and 2011, 100% of our consolidated power generation revenue arose from our solar installations under a fixed-price PPA. The buyer and counterparty of the PPA is Fayetteville Public Utility of Lincoln County Tennessee. A similar percentage of the accounts receivable also stems from this single relationship.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The Company consolidates the financial position, results of operations, and cash flows of all majority-owned subsidiaries. The consolidated financial statements include the accounts of the Company and its subsidiaries Lincoln Farm I, LLC, Lincoln Farm II, LLC, Lincoln Farm III, LLC and Lincoln Farm IV, LLC. Significant intercompany accounts and transactions have been eliminated in consolidation.

Recent Accounting Pronouncements

There have been no new accounting pronouncements issued that have had, or are expected to have, a material impact on our results of operations or financial condition.

Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. We believe the carrying values of cash and equivalents, accounts receivable, and other current assets, accounts payable, accrued expenses, and other current liabilities approximate their fair values. We believe the carrying value of our notes payable approximate their estimated fair value for debts with similar terms, interest rates, and remaining maturities currently available to companies with similar credit ratings.

Use of Estimates

The preparation of our financial statements in accordance with GAAP requires us to, on an ongoing basis, make significant estimates and judgments that affect the reported values of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions we believe are reasonable under the circumstances, the results of which form the basis for our conclusions. Actual results may differ from these estimates under different assumptions or conditions. Such differences could have a material impact on our future financial position, results of operations, and cash flows.

Cash and Equivalents

We consider cash, deposits, and short-term investments with original maturities of three months or less as cash and equivalents. Our deposits are maintained primarily in financial institutions and, at times, may exceed amounts covered by U.S. Federal Deposit Insurance Corporation insurance.

Accounts Receivable

Accounts receivable are stated at amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of individual accounts. No allowance has been recorded at December 31, 2012 or 2011.

Solar Arrays

Solar arrays are stated at historical cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the remaining estimated useful lives of the assets. The estimated useful lives of solar arrays are 25 years from the date first placed in service. Accumulated depreciation was $310,271 and $44,324 at December 31, 2012 and 2011, respectively.

Long-Lived Assets

The recoverability of the carrying value of long-lived assets is assessed when an indicator of impairment has been identified. The Company judgmentally reviews its long-lived assets each quarter to assess whether impairment indicators are present.

For purposes of recognition and measurement of an impairment loss, a long-lived asset or group of assets is combined with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities.

For long-lived assets, when impairment indicators are present, the Company compares undiscounted future cash flows, including the eventual disposition of the asset group at market value, to the asset group’s carrying value to determine if the asset group is recoverable. If undiscounted cash flows are less than carrying value, the excess of carrying value over fair value is expensed in the period in which it is estimated to have occurred. No impairment was recorded in 2012 or 2011.

Revenue Recognition

Power generation revenue is recognized as generated based upon electrical meters affixed to the solar array and measuring kilowatt-hours produced.

Income Taxes

The Company is a limited liability company that has elected to be taxed as a partnership pursuant to the Company filing Form 8832, Entity Classification Election. Profits and losses flow through the Company and are reported on the income tax returns of its members.

NOTE 3 – LEASES

The Company’s solar arrays sit on properties subject to long-term real estate leases with initial terms equal to the PPA and having one or more renewal options. Rental payments under the leases are a percentage of revenue. The Company’s current solar array installation is as follows:

Installation	Location	kWh	Date	Term	Rent
Powerhouse One	Fayetteville, TN	3,000	Aug 2011	20 yr. + 2 5-yr renewals	4% of revenue

The rent expense was $27,921 and $3,593 in 2012 and 2011, respectively.

The Company is obligated to remove such installations, only if the leases are terminated prior to the original expiration dates.

NOTE 4 – NOTE PAYABLE

The outstanding note payable on December 31, 2011, is due to the Bank of Lincoln County, Tennessee and has an interest rate of 7% with an outstanding balance of $400,000. This was funded on December 22, 2011, and was paid in full on March 13, 2012. Interest expense related to this note was $1,556.

The outstanding note payable on December 31, 2012, is due to the Bank of Lincoln County, Tennessee and has an interest rate of 7% with an outstanding balance of $169,806. This was funded on May 8, 2012, and was paid in full on April 29, 2013. Interest expense related to this note was $12,247. The note is payable in twelve installments of $34,634, including interest.

NOTE 5 – RELATED PARTY TRANSACTIONS

The majority of the Company’s financing comes from transactions with related parties. The owner and original sole member Vis Solis funded the construction of the solar arrays . Vis Solis paid for the construction cost directly and the Company recognized a liability of $9,450,000 payable to Vis Solis originating on November 2, 2011. Interest was accrued on this liability at a rate of 6% per annum. The following is a summary of liability activity and interest accrual:

	Liability Amount	Interest Expense/Accrual
Advances to Vis Solis from September 1, 2011 to October 28, 2011	$(773,700)	$-

Construction Payments	9,450,000	-

Payments from November 11, 2011 to December 31, 2011	(1,100,000)	-

Interest Expense Accrual	-	96,029

Balance, December 31, 2011	7,576,300	96,029

Interest Expense Accrual	-	259,536

Maintenance Fees Accrual	22,500	-

Assumption of liability by Solmotion GMBH	(4,734,789)

Payments/Reclass	(2,841,511)	(259,536)

Balance, December 31, 2012	$22,500	$96,029

On July 31, 2012, a portion of the payable related to the construction cost due Vis Solis was assigned to Solmotion GMBH, a related party, in an amount totaling $4,734,789. Interest has been accruing at 6% and aggregated $119,948 for the year ended December 31, 2012. No principal or interest payments have been made as of December 31, 2012.

Astrosol, a member, loaned money to the Company. From August to December 2011, Astrosol loaned a total of $970,000 to the Company and interest has been accruing at 6%. No principal or interest payments have been made to Astrosol as of December 31, 2012. Interest expense related to this liability was $59,170 and $7,655 for the years ended December 31, 2012 and 2011, respectively.

On September 29, 2011, Vis Solis, LLC’s parent company, Vis Solis GMBH, loaned the Company $200,100. The balance accrues interest at a rate of 7%. No principal or interest payments have been made to Vis Solis GMBH as of December 31, 2012. Interest expense related to this liability was $14,240 and $3,474 for the years ended December 31, 2012 and 2011, respectively.

Another related party, SolarInvest GMBH, loaned the company $217,035 on August 31, 2011. Since August 2011, interest has been accruing at a rate of 12%. Interest expense related to this liability was $28,649 and $8,028 for the years ended December 31, 2012 and 2011, respectively.

NOTE 6 – MEMBERS’ EQUITY

At its inception, the Company was a single member limited liability company owned entirely by Vis Solis, LLC.

On September 30, 2011, Vis Solis, LLC sold a membership interest to Astrosol making them majority owner of the Company with a 74.9% interest.

NOTE 7 – FEDERAL GRANT

In 2011, the Company applied and was accepted for a Federal Grant in conjunction with the construction of the solar arrays. Section 1603 of the American Recovery and Reinvestment Tax Act of 2009 set forth grants for those constructing renewable energy properties. The grant was accepted in lieu of the future possibility of energy tax credits. The $2,801,340 grant was approved in 2011, and collected in 2012. The grant was treated as a reduction in the cost of the solar arrays.

NOTE 8 – SUBSEQUENT EVENTS

On June 10, 2013, Principal Solar, Inc. purchased an 88.99% ownership in the Company. The remaining equity is allocated to Vis Solis 2.764%, and Astrosol 8.247%.

Management of the Company evaluated subsequent events through June 10, 2013, as this was the date that the members sold their controlling interest in the Company.

PRINCIPAL SOLAR, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2012, and

For the Six Months Ended June 30, 2013

Effective June 17, 2013, Principal Solar, Inc. ("PSI" or "Company") entered into an acquisition agreement with Vis Solis, Inc., a Tennessee limited liability company, and AstroSol, Inc., a Tennessee corporation (together "Co-Sellers"), the members of Powerhouse One, LLC (“Powerhouse”), whereby 89% of the outstanding membership interests of Powerhouse were exchanged for $6,200,000 in cash. Combined with its then existing operations, the acquisition of Powerhouse gave the Company greater scale and greater geographic diversification, both important aspects to its overall business plan.

At the time of acquisition, the four solar arrays owned by Powerhouse had a remaining estimated useful life of 23 years (being first placed in service in 2011), and power generated is sold to a utility in Franklin County Tennessee under a PPA having a fixed premium of $0.12 per kilowatt-hour (“kWh”) over scheduled rates provided by the U.S. General Services Administration ("GSA-1"), currently approximately $0.10 per kWh, resulting in a forecasted rate of $0.22 per kWh through 2021, and a market rate based upon the GSA-1 scheduled rate for the remaining 10 years of the initial 20 year term.

The acquisition was accounted for as a business combination under Financial Accounting Standards Board Accounting Standard Codification Section 805, Business Combinations (“ASC 805”), and was entered into in order to acquire the solar arrays. As part of the acquisition, 46,010 shares were issued to Co-Sellers in consideration for the right to acquire their remaining 11% noncontrolling interest for $766,827 within one year from the initial acquisition date. The value of the noncontrolling interest was pro-rated based upon the negotiated value of the equity interest acquired by the Company. Additional financing was provided by the sale of 2,909,091 shares of common stock and the incurrence of $5,050,000 of debt to Bridge Bank, National Association with an interest rate of 7.5% annually.

The following unaudited pro forma condensed combined statements of operations give effect to the acquisition by the Company in a transaction to be accounted for under the acquisition method of accounting in accordance with ASC 805.

The unaudited pro forma condensed combined statements of operations are based on the historical statements of operations of PSI and the historical consolidated statements of operations of Powerhouse, and combines the results of operations of PSI and Powerhouse for the year ended December 31, 2012, and the six months ended June 30, 2013, giving effect to the acquisition as if it occurred on January 1 of the earliest period presented. Because a consolidated balance sheet including the assets, liabilities, and equity of Powerhouse has been reported since the acquisition date, no pro forma balance sheet has been included herein.

The historical financial information has been adjusted in the unaudited pro forma condensed combined statements of operations to give effect to pro forma events that are directly attributable, factually supportable, and expected to have a continuing impact on the combined results.  In addition, the unaudited pro forma condensed combined statements of operations do not reflect any of the synergies or cost reductions that may result from the acquisition and do not include any costs or other one-time charges that may be incurred in connection with Powerhouse operations.

These unaudited pro forma condensed combined financial statements are for informational purposes only.  They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed date or for the period presented, or which may be realized in the future.

The following presents the estimated fair values of the net assets acquired pending obtaining an appraisal of certain assets based on assumptions we believe unrelated market participants would use based on observable and unobservable marketplace factors:

Cash	$122,786
Accounts receivable	178,723
Solar arrays	6,665,318
Noncontrolling interest	(766,827)
Net purchase price	$6,200,000

PRINCIPAL SOLAR, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2013

	PSI	Powerhouse One, LLC Pre- Acquisition Operations	Pro Forma Adjustments		Combined Pro Forma Results
Revenues
Power generation	$99,786	$341,358			$441,144
Other	2,817				2,817
Total revenues	102,603	341,358			443,961

Cost of revenues
Depreciation	33,431	110,810	9,801	(d)	154,042
Direct operating costs	19,822	42,033			61,855

Total cost of revenues	53,253	152,843			215,897

Gross profit (loss)	49,350	188,514			228,063

General and administrative expenses	1,227,535	17,846			1,245,381

Operating income (loss)	(1,178,185)	170,669			(1,017,317)

Other (income) expense
Interest expense	55,942	2,952	184,515	(a)	243,409
Inducement for conversion of notes payable	102,193				102,193

Total other expense	158,135	2,952			345,602

Income (loss) before provision for income taxes	(1,336,320)	167,716			(1,362,920)

Provision for state income taxes	926				926

Net income (loss)	(1,337,246)	167,716			(1,363,846)

Less: Income attributable to noncontrolling interest in subsidiary	-		18,774	(b)	18,774

Net income (loss) attributable to common stockholders	$(1,337,246)	$167,716			$(1,382,619)

Net loss per share - basic and diluted	$(0.09)				$(0.08)

Weighted average shares outstanding - basic and diluted	15,157,022		2,955,101	(c)	18,112,123

(a) Net additional interest expense that would have been incurred if the acquisition had occurred at the beginning of the period

(b) Net income of Powerhouse One, LLC attributable to the noncontrolling interests

(c) Shares issued in connection with the acquisition outstanding for the full period

(d) Additional depreciation resulting from Powerhouse One depreciation period of 25 years vs PSI remaining life of 23 years.

PRINCIPAL SOLAR, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2012

	PSI	Powerhouse One, LLC	Pro Forma Adjustments		Combined Pro Forma Results
Revenues
Power generation	$17,045	$887,497			$904,542
Other	18,483				18,483
Total revenues	35,528	887,497			923,025
Cost of revenues
Depreciation	22,424	265,947	19,709	(d)	308,080
Direct operating costs	52,423	128,438			180,861
Total cost of revenues	74,847	394,385			488,941
Gross profit (loss)	(39,319)	493,112			434,084
General and administrative expenses	2,701,282	8,403			2,709,685
Operating income (loss)	(2,740,601)	484,709			(2,275,601)
Other (income) expense
Interest expense	50,332	499,406	(100,292)	(a)	449,446
Other income	-	(9,615)			(9,615)
Total other expense	50,332	489,791			439,831
Loss before provision for income taxes	(2,790,933)	(5,082)			(2,715,432)
Provision for state income taxes	1,901	1,208			3,109
Net (loss)	(2,792,834)	(6,290)			(2,718,541)
Less: Income attributable to noncontrolling interest in subsidiary	-		54,243	(b)	54,243
Net loss attributable to common stockholders	$(2,792,834)	$(6,290)			$(2,772,784)
Net loss per share - basic and diluted	$(0.19)				$(0.16)
Weighted average shares outstanding - basic and diluted	14,655,252		2,955,101	(c)	17,610,353

(a)Net additional interest expense that would have been incurred if the acquisition had occurred at the beginning of the period

(b)Net income of Powerhouse One, LLC attributable to the noncontrolling interests

(c)Shares issued in connection with the acquisition outstanding for the full period

(d) Additional depreciation resulting from Powerhouse One depreciation period of 25 years vs PSI remaining life of 23 years.

[Back page of Prospectus]

THE DATE OF THIS PROSPECTUS IS [_____], 2014

Principal Solar, Inc.

RESALE OF

3,217,870 SHARES OF COMMON STOCK

Initial Public Offering

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the Company in connection with the distribution of securities registered on this registration statement.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$481
Legal fees and expenses	40,000
Accounting fees and expenses	20,000
Transfer agent's and registrar fees and expenses	1,000
Miscellaneous	5,000
Total	$66,481

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Indemnification of directors and Officers” above.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In March 2011, the Company paid approximately $89,007 to Pegasus Funds LLC (“Pegasus”) and issued two shares of Series A Super Voting Preferred Stock (the “Series A Preferred Stock”) for finding a public shell company and for structuring the Principal Solar Exchange Agreement and as compensation for monies paid by Pegasus in connection with the renewal of the Company’s charter.  The designation of the Series A Preferred Stock was never filed with the Secretary of State of New York (see also the risk factor above entitled “We believe that certain prior corporate actions undertaken by us pursuant to the purported authority and approval of our preferred stock holders, including our March 2011 reverse stock split, were completed without effective stockholder approval and in violation of state statutes”).  The Series A Preferred Stock had the terms and conditions described above under “Description of Business” – “Organizational History” – “Exchange Agreement”.

In connection with the March 7, 2011 Exchange Agreement (described in greater detail above under “Description of Business” – “Organizational History” – “Exchange Agreement”), we issued 10,724,607 shares of our common stock to the shareholders of Principal Solar Texas in exchange for 100% of the outstanding shares of Principal Solar Texas (which was later merged with and into us in April 2011) and 2,138,617 shares of the Company’s common stock in connection with the Preferred Stock Exchange to Pegasus Funds LLC and its assigns (“Pegasus”).  As of the date of this Prospectus, Pegasus is not a greater than 5% shareholder of the Company. Included in the shareholders of Principal Solar Texas who exchanged their shares for shares of the Company were our Chief Executive Officer and Chairman, Michael Gorton (2,125,266 shares, 200,000 of which were subsequently transferred in a private transaction), Kenneth G. Allen, our Chief Operations Officer (1,468,365 shares), R. Michael Martin, our Executive Vice President of Business Development (834,183 shares), Jorge Aizcorbe, our consultant on Business Development matters (620,000 shares), Ronald B. Seidel, our director (133,879 shares), Carl Hefton, who at the time was a director of the Company (118,728 shares), Richard Borry, our current IT consultant (250,000 shares) Dan Bedell (250,000 shares) our Executive Vice President of Strategic and Corporate Development; Richard Kang, our former Chief Financial Officer (754,346 shares); Aaron Cother, our former Chief Financial Officer (100,000 shares); Shelly Gorton, the wife of our Chief Executive Officer, Michael Gorton (75,849 shares); and Margaret Keliher, our director (56,000 shares).

The 2,138,617 shares of common stock issued to Pegasus were issued in exchange for the two shares of Series A Preferred Stock held by Pegasus. We claim an exemption from registration afforded by Section 3(a)(9) of the Securities Act for the conversions, as the securities were exchanged by the Company with its existing security holder exclusively in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In September 2011, we acquired 100% of the outstanding membership interests of SunGen Mill 77 LLC and SunGen StepGuys LLC (the “SunGen Entities”) in consideration for $1,000 in cash and the satisfaction of $841,154 of outstanding liabilities payable by the SunGen Entities to Talmage Solar Engineering (“Talmage”) by way of the issuance to Talmage of 440,163 shares of our restricted common stock valued at $1.20 per share or $530,111.

In November 2011, the Company granted options to purchase 1,300,000 shares of common stock to a consultant which vested over one year and have an exercise price of $1.41 per share.  The options will expire in November 2016 if not exercised prior to then.  A total of 1,083,333 options vested to the consultant and the remaining 216,667 options were cancelled in 2012.

In November and December 2011, we sold an aggregate of 1,018,410 shares of restricted common stock to 19 individuals and entities in private transactions for $1.41 per share.  Persons purchasing shares in the offering included Steuben Investment Company II, L.P., a greater than 5% stockholder of the Company (709,220 shares), the wife of Mr. Gorton, our Chief Executive Officer and Chairman (70,922 shares), Margaret Keliher, our director (21,277 shares), Ronald B. Seidel, our director (17,731 shares), the wife of Mr. Allen, our Chief Operations Officer (17,731 shares), the wife of Mr. Martin, our Executive Vice President of Business Development (17,731 shares), the wife of Mr. Bedell, our Executive Vice President of Strategic and Corporate Development (4,433 shares), the wife of Mr. Kang, our former CFO (17,731 shares), and a trust owned by Rick Borry, our current IT consultant (8,000 shares).

In February 2012, we sold an aggregate of 32,622 shares of our restricted common stock to 10 individuals for $1.41 per share in a private offering.  Persons purchasing shares included R. Michael Martin, our Executive Vice President of Business Development (2,482 shares), Ronald B. Seidel, our director (3,546 shares), Hunter L. Hunt, our former director (7,092 shares), and John R. Harris, our former director (3,546 shares), and Everett Gorton, the father of our Chief Executive Officer, Michael Gorton (1,418 shares).

In June 2012, we sold 591,716 shares of our restricted common stock to Steuben Investment Company II, L.P., a greater than 5% stockholder for an aggregate of $1,000,000 or $1.69 per share in a private transaction. The Company claims an exemption from registration afforded by Section 4(2) of and Rule 506 of the Securities Act since the foregoing issuance/grant did not involve a public offering, the recipient took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipient was an “accredited investor”. No underwriters or agents were involved in the foregoing issuances and the Company paid no underwriting discounts or commissions.

During November 2012, the Company sold unsecured convertible notes in the aggregate amount of $17,000 to Jorge Aizcorbe, our consultant on Business Development matters ($5,000), Aaron Cother, who was then serving as CFO of the Company ($2,000), and Matthew Thompson, our employee ($10,000).  The convertible notes accrued interest at 12% per annum, were due in November 2013 and were convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the notes was reduced to $1.00 per share and all of the notes and accrued interest of $1,024 were converted into shares of the Company’s restricted common stock.

In January 2013, the Company sold an unsecured convertible note in the aggregate amount of $100,000 to a private investor. The convertible note accrued interest at 12% per annum, was due in January 2014 and was convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the note was reduced to $1.00 per share and the note and accrued interest of $6,000 was converted into shares of the Company’s restricted common stock.

During March 2013 the Company sold unsecured convertible notes in the aggregate amount of $21,000 to Michael Gorton, our Chief Executive Officer ($5,000), Kenneth G. Allen, our Chief Operations Officer ($5,000), R. Michael Martin, our Executive Vice President of Business Development ($2,000), and the wife of Mr. Gorton ($9,000). The convertible notes (as amended) accrued interest at 18% per annum, were due in March 2014 and were convertible into shares of the Company’s common stock at maturity in the option of the holder at a conversion price of $1.70 per share.  As described below in May 2013, the conversion price of the notes was reduced to $1.00 per share and all of the notes and accrued interest of $966 were converted into shares of the Company’s restricted common stock.

In May 2013, the conversion price of the unsecured convertible notes sold by the Company in November 2012, January 2013 and March 2013 was reduced to $1.00 per share and all of the notes totaling $138,000 and accrued interest thereon of $7,990 were converted into 145,990 restricted shares of the Company’s common stock.  Shares of our restricted common stock were issued to the following related parties in connection with the conversions: Michael Gorton, our Chief Executive Officer (5,230 shares), Kenneth G. Allen, our Chief Operations Officer (5,230 shares), R. Michael Martin, our Executive Vice President of Business Development (2,092 shares), the wife of Mr. Gorton (9,414 shares), Jorge Aizcorbe, our consultant on Business Development matters (5,301), Aaron Cother, who was then serving as CFO (2,120 shares) and Matthew Thompson, our employee (10,603 shares).  Additionally, in January 2013, a note held by the private investor was converted into common stock as well.

In May and September 2013, the Company granted options to purchase up to 528,000 shares of the Company’s common stock to members of the Company’s Board of directors and advisors to the Company.  The options have an exercise price ranging from of $1.00 to $1.70 per share, various vesting schedules not exceeding two years from the date of grant and a term of ten years (subject, where applicable, to the continued service of the optionholder with the Company).  Included in the grants were Hunter L. Hunt, our former director; Margaret Keliher, our director; Ronald B. Seidel, our director; and John R. Harris, our former director with each receiving options to purchase 72,000 shares including options to purchase 48,000 vesting immediately and the remaining 24,000 vesting over the following eight months;, and Jeffrey M. Heller, our director and Brenda Jackson, our director, with each receiving options to purchase 72,000 shares vesting over the following 24 months. Each of the director's options has an exercise price of $1.00.

Effective June 14, 2013, the Company entered into a Subscription Agreement with Steuben Investment Company II, L.P.  Pursuant to the subscription agreement, Steuben purchased 2,909,091 shares of the Company’s common stock for an aggregate of $1,600,000 or $0.55 per share.  As additional consideration in connection with the subscription, the Company granted Steuben 2,181,818 warrants to purchase shares of the Company’s common stock with an exercise price of $1.00 per share and a term of 10 years.  The transaction is described in greater detail above under “Certain Relationships and Related Transactions”.  The Company claims an exemption from registration afforded by Section 4(2) of and Rule 506 of the Securities Act since the foregoing issuance/grant did not involve a public offering, the recipient took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipient was an “accredited investor”. No underwriters or agents were involved in the foregoing issuances and the Company paid no underwriting discounts or commissions.

Effective June 17, 2013, we granted a warrant to purchase 151,050 shares of our common stock to Bridge Bank, National Association in connection with the acquisition of Powerhouse (as described in greater detail above under “Description of Business” – “Material Acquisitions” – “Powerhouse One”).  The warrant has an exercise price of $1.00 per share, cashless exercise rights, redemption rights providing the Company the right to redeem the warrant for $604,200, anti-dilution rights associated with offerings of equity securities, a term expiring on the first to occur, of the 10 year anniversary of the grant, the closing of the Company’s initial public offering (which is being affected pursuant to the Registration Statement of which this Prospectus is a part), or the liquidation of the Company (each a “Termination Event”), and the warrant is automatically exercised on a cashless basis upon a Termination Event.  The Company also provided the holder registration rights in connection with the grant of the warrant.

Effective June 17, 2013, we issued 46,010 shares of our restricted common stock valued at $1.00 per share or $46,010 to Vis Solis, Inc. and AstroSol, Inc., co-sellers in connection with the acquisition of Powerhouse (as described in greater detail above under “Description of Business” – “Material Acquisitions” – “Powerhouse One”).

In June 2014, the Company issued convertible notes of $250,000 each to two of its Board members, Messrs. Heller and Marmol, to fund deposits on potential future acquisitions. Such potential acquisitions remain subject to significant uncertainties including due diligence, obtaining construction and permanent financing, and negotiating PPA's, developer agreements, and interconnection agreements. The notes bear interest at a rate of 18% per year and mature on December 5, 2014, and all principal and interest is due at maturity. Principal and interest is payable in cash or shares of Common Stock, at the option of the holder, at a conversion price of $1.00 per share. The notes are secured by the Company's interest in the otherwise unencumbered net cash flow, if any, from the operations of its Powerhouse One subsidiary. The Company may prepay the notes at any time, but the holders of the notes have been guaranteed to receive a minimum of six months interest on the notes.

2013-2014 Private Placement Offering

From May 2013 through October 17, 2014, we sold an aggregate of 5,341,091 shares of our restricted common stock to 15 "accredited investors" (individuals and trusts) at the price of $1.00 per share resulting in total proceeds to the Company of $4,032,000 in aggregate. Purchasers in the offering included Guillermo Marmol, our director (200,000 shares); Jeffrey M. Heller, our director (400,000 shares); Brenda Jackson, our director (300,000 shares); Garrett Boone, our Director (200,000 shares); and the wife of our CFO, David Pilotte (20,000 shares), who each purchased shares at $1.00 per share. All shares sold since the original S-1 Registration Statement was filed (December 23, 2013) were to officers, directors, existing stockholders, or others with which the Company had a pre-existing relationship.

In June 2014, the Company re-priced 96,000 options granted to independent advisors between February 2012 and September 2012. The options, originally issued having exercise prices ranging from $1.41 to $1.71 per share, were re-priced to $1.00 per share. Because of the small change in inputs to the Black-Scholes model since they were initially issued (especially volatility), there was no expense recorded in connection with this action.

In August and September 2014, the Company granted to its key executives, independent contractors, new Board members, and a key advisor (and former CFO), options to acquire 1,208,008 shares of its Common Stock. The options have an exercise price of $1.00 per share and have expiration dates of 2 years for the advisor and 10 years for key executives, independent contractors, and Board members. Vesting ranges from (i) immediately upon grant with pro-rata forfeiture provisions for non-employee executives and independent contractors should their services to the Company terminate within three years from the date of grant, (ii) 24 months for Board members starting when they joined the Board, and (ii) 36 months for employees. All options were valued using the Black-Scholes options pricing model and resulted in an expense of $1,208,008 to be recognized during the three months ended September 30, 2014.

Except as discussed specifically above, the Company believes that the issuances and grants of the restricted securities described above were exempt from registration pursuant to (a) Section 4(2) of the Securities Act; (b) Rule 506 of the Securities Act; and/or (c) Rule 701 of the Securities Act, and the regulations promulgated thereunder.  With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were all privately negotiated, and none involved any kind of public solicitation. No underwriters or agents were involved in the foregoing issuances and grants and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. All recipients (a) were “accredited investors” (b) either received adequate information about us or had access, through employment or other relationships, to such information, to make an informed investment decision regarding the securities; and/or (c) were officers and/or directors of the Company. In regard to the Rule 701 issuances, the common stock shares and where applicable, options, were issued and granted pursuant to written compensatory plans or arrangements with our employees, directors and consultants.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” below, which follows the signature page to this Registration Statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of securities at that time as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Dallas, Texas, on October 20, 2014.

PRINCIPAL SOLAR, INC.

By: /s/ Michael Gorton
Michael Gorton
Chief Executive Officer
(Principal Executive Officer)

By: /s/ David N. Pilotte

David N. Pilotte

Chief Financial Officer

(Principal Financial/Accounting Officer)

 POWER OF ATTORNEY

We, the undersigned officers and directors of Principal Solar, Inc., hereby severally constitute and appoint Michael Gorton, our true and lawful attorney-in-fact and agent, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on October 20, 2014.

/s/ Michael Gorton Michael Gorton Chief Executive Officer (Principal Executive Officer) and Chairman	/s/ Brenda Jackson Brenda Jackson Director

/s/ David N. Pilotte	/s/ Margaret Keliher
David N. Pilotte	Margaret Keliher
Chief Financial Officer	Director
(Principal Financial/Accounting Officer)

/s/ Ronald B. Seidel Ronald B. Seidel Director	/s/ Guillermo Marmol Guillermo Marmol Director

/s/ Jeffrey M. Heller	/s/ Garrett Boone
Jeffrey M. Heller Director	Garrett Boone Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1(1)	Exchange Agreement (March 7, 2011), Principal Solar (Texas), the Company, the shareholders of Principal Solar (Texas) and Pegasus Funds LLC

3.1(1)	Certificate of Incorporation (Delaware) (September 27, 2012)

3.2(1)	Certificate of Ownership and Merger (Delaware)(October 3, 2012)

3.3(1)	Bylaws

4.1(1)	Form of Common Stock Certificate

5.1(2)	Form of Opinion and consent of the Seabolt Law Group

10.1(1)	Employment Agreement with Michael Gorton (January 1, 2012)

10.2(1)	Form of Nonstatutory Stock Option Agreement

10.3(1)	Form of Nonstatutory Stock Option Grant Notice

10.4(1)	Employment Agreement with R. Michael Martin

10.5(1)	Common Stock Warrant to Purchase 151,050 Shares of Common Stock (Bridge Bank)(June 17, 2013)

10.6(1)	Warrant to Purchase 2,181,818 Shares of Common Stock (Steuben Investment Company II, L.P.)(June 14, 2013)

10.7(1)	Registration Rights Agreement (Steuben Investment Company II, L.P.)(June 14, 2013)

10.8(1)	Purchase and Sale Agreement (Powerhouse One, LLC Acquisition)(February 2013)

10.9(1)	First Amendment to Purchase and Sale Agreement (Powerhouse One, LLC Acquisition)(June 2013)

10.10(1)	Loan and Security Agreement (Powerhouse One, LLC Acquisition)(June 2013)

10.11(1)	Pledge and Security Agreement dated June 10, 2013, by and between the Company, Vis Solis, Inc. and Astrosol, Inc. in favor of Bridge Bank

10.12(1)	Guaranty dated June 10, 2013 by the Company in favor of Bridge Bank

10.13(1)	Consulting Agreement with Carlyle Capital Markets, Inc. (December 4, 2013)

10.14(2)	Letter Agreement with Steuben Investment Company II, L.P. Regarding Registration Rights Agreement Penalties (February 5, 2014)

10.15(2)	Professional Services Agreement with DNP Financial, LLC (January 14, 2014)

10.16(2)	Form of Generation Partners Amended and Restated Pilot Extended Participation Agreement (power purchase agreement or "PPA")

10.17(3)	Form of Convertible Corporate Promissory Note (Secured) with Messrs. Heller and Marmol (June 5, 2014)

10.18(3)	Form of Corporate Security Agreement with Messrs. Heller and Marmol (June 5, 2014)

10.19*	Amendment #1 to Registration Rights Agreement (October 7, 2014)

23.1*	Consent of Whitley Penn LLP

23.2(2)	Consent of the Seabolt Law Group (included in Exhibit 5.1)

23.3*	Consent of KWCO, PC

99.1(1)	Glossary

* Filed herewith.

(1) Filed as exhibits to the Company’s Registration Statement on Form S-1 (File: 333-193058), filed with the Securities and Exchange Commission on December 23, 2013, and incorporated herein by reference.

(2) Filed as exhibits to the Company’s Registration Statement on Form S-1/A, Amendment No. 1 (File: 333-193058), filed with the Securities and Exchange Commission on May 2, 2014, and incorporated herein by reference.

(3) Filed as exhibits to the Company’s Registration Statement on Form S-1/A, Amendment No. 2 (File: 333-193058), filed with the Securities and Exchange Commission on July 17, 2014, and incorporated herein by reference.